                                                                    EXHIBIT 4.2

                         ----------------------------


                  Global TeleSystems Group, Inc. as Issuer

                                     and

                       The Bank of New York, as Trustee

                         ----------------------------

                                  INDENTURE

                          Dated as of July 14, 1997

                         ----------------------------

                      Original Issuance of $135,000,000

                Senior Subordinated Convertible Bonds due 2000


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

                              TABLE OF CONTENTS


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                                                                                            Page
ARTICLE ONE DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION............................1

        Section 1.01 Definitions...............................................................1
        Section 1.02 Rules of Construction....................................................14

ARTICLE TWO THE BONDS.........................................................................14

        Section 2.01 Forms and Dating.........................................................14
        Section 2.03 Securities Act Legends...................................................16
        Section 2.04 Execution and Authentication.............................................17
        Section 2.05 Registrar, Transfer Agents, Conversion Agents and Paying Agents..........17
        Section 2.06 Paying Agent To Hold Money in Trust......................................18
        Section 2.07 Bondholder Lists.........................................................18
        Section 2.08 Transfer and Exchange....................................................18
        Section 2.09 Replacement Bonds........................................................19
        Section 2.10 Outstanding Bonds........................................................19
        Section 2.11 (Reserved)...............................................................20
        Section 2.12 Temporary Bonds..........................................................20
        Section 2.13 Cancellation.............................................................20
        Section 2.14 Default Interest.........................................................20
        Section 2.15 CUSIP, ISIN and CINS Numbers.............................................20
        Section 2.16 Deposit of Moneys........................................................21
        Section 2.17 Book-Entry Provisions for the Global Certificates........................21
        Section 2.18 Special Transfer Provisions..............................................22
        Section 2.19 Payments.................................................................24
        Section 2.20 Additional Amounts.......................................................24

ARTICLE THREE REDEMPTION OF BONDS.............................................................26

        Section 3.01 Notices to the Trustee...................................................26
        Section 3.02 Bonds To Be Redeemed in Part.............................................26
        Section 3.03 Notice of Redemption.....................................................26
        Section 3.04 Effect of Notice of Redemption...........................................27
        Section 3.05 Deposit of Redemption Price..............................................27
        Section 3.06 Bonds Redeemed or Purchased in Part......................................28
        Section 3.07 Redemption for Tax Reasons...............................................28
        Section 3.07 Redemption and Purchase..................................................28
        Section 3.09 Notices to Trustee and Luxembourg Stock Exchange.........................29

ARTICLE FOUR COVENANTS........................................................................29

        Section 4.01 Payment of Bonds.........................................................29
        Section 4.02 Maintenance of Office or Agency..........................................30
        Section 4.03 Corporate Existence......................................................30
        Section 4.04 Payment of Taxes and Other Claims........................................31
        Section 4.05 Maintenance of Properties; Insurance; Books and Records; Compliance with
                        Law...................................................................31
        Section 4.06 Compliance Certificate...................................................32

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
        Section 4.07 SEC Reports...................................................32
        Section 4.08 Limitation on Indebtedness....................................33
        Section 4.09 Limitation on Restricted Payments.............................35
        Section 4.10 Negative Pledge...............................................37
        Section 4.11 Change of Control.............................................37
        Section 4.12 Disposition of Proceeds of Asset Sales........................39
        Section 4.13 Limitation on Transactions with Interested Persons............41
        Section 4.14 Limitation on Dividends and Other Payment Restrictions
                        Affecting Subsidiaries and Significant Joint Ventures......41
        Section 4.15 Limitations on Sale-Leaseback Transactions....................42
        Section 4.16 When Issuer May Merge, etc....................................43
        Section 4.17 Successor Substituted.........................................44
        Section 4.18 Limitation on Guarantees by Subsidiaries......................44
        Section 4.19 Waiver of Stay, Extension or Usury Laws.......................44
        Section 4.20 (Reserved)....................................................44
        Section 4.21 Listing on the Luxembourg Stock Exchange......................45
        Section 4.22 Reservation of GTS Shares.....................................45
        Section 4.23 (Reserved)....................................................45
        Section 4.24 Limitation on Other Subordinated Indebtedness.................45
        Section 4.25 Effectiveness of Certain Covenants............................45

ARTICLE FIVE MEETINGS OF HOLDERS...................................................45

        Section 5.01 Purpose for Which Meetings May Be Called......................45
        Section 5.02 Call, Notice and Place of Meetings............................45
        Section 5.03 Persons Entitled to Vote at Meetings..........................46
        Section 5.04 Quorum; Action................................................46
        Section 5.05 Determination of Voting Rights; Conduct and Adjournment
                        of Meetings................................................47

ARTICLE SIX EVENTS OF DEFAULT REMEDIES.............................................47

        Section 6.01 Events of Default.............................................47
        Section 6.02 Acceleration..................................................49
        Section 6.03 Other Remedies................................................49
        Section 6.04 Waiver of Past Defaults.......................................49
        Section 6.05 Control by Majority...........................................49
        Section 6.06 Limitation on Suits...........................................50
        Section 6.07 Right of Holders To Receive Payment...........................50
        Section 6.08 Collection Suit by Trustee....................................51
        Section 6.09 Trustee May File Proofs of Claims.............................51
        Section 6.10 Priorities....................................................51
        Section 6.11 Undertaking for Costs.........................................51
        Section 6.12 Restoration of Rights and Remedies............................52
        Section 6.13 Notice to Holders of Event of Default.........................52

ARTICLE SEVEN TRUSTEE..............................................................52

        Section 7.01 Duties........................................................52
        Section 7.02 Rights of Trustee.............................................53
        Section 7.03 Individual Rights of Trustee..................................54
        Section 7.04 Trustee's Disclaimer..........................................54
        Section 7.05 (Reserved)....................................................54


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                                      ii
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
        Section 7.06 Money Held in Trust..................................................54
        Section 7.07 Compensation and Indemnity...........................................54
        Section 7.08 Replacement of Trustee...............................................55
        Section 7.09 Successor Trustee by Merger, etc.....................................56
        Section 7.10 Eligibility; Disqualification........................................56

ARTICLE EIGHT SATISFACTION AND DISCHARGE OF INDENTURE.....................................56

        Section 8.01 Termination of the Issuer's Obligations..............................56
        Section 8.02 Covenant Defeasance..................................................57
        Section 8.03 Application of Trust Money...........................................59
        Section 8.04 Repayment to Issuer..................................................59
        Section 8.05 Reinstatement........................................................59

ARTICLE NINE AMENDMENTS,SUPPLEMENTS AND WAIVERS...........................................59

        Section 9.01 Without Consent of Holders...........................................59
        Section 9.02 With Consent of Holders..............................................60
        Section 9.03 Effect of Supplemental Indenture.....................................61
        Section 9.04 Revocation and Effect of Consents....................................61
        Section 9.05 Notation on or Exchange of Securities................................61
        Section 9.06 Trustee May Sign Amendments, etc.....................................61

ARTICLE TEN SUBORDINATION OF BONDS........................................................62

        Section 10.01 Bonds Subordinate to Senior Indebtedness............................62
        Section 10.02 Payment Over of Proceeds upon Dissolution, etc......................62
        Section 10.03 Suspension of Payment When Senior Indebtedness in Default...........63
        Section 10.04 Trustee's Relation to Senior Indebtedness...........................64
        Section 10.05 Subrogation to Rights of Holders of Senior Indebtedness.............64
        Section 10.06 Provisions Solely To Define Relative Rights.........................65
        Section 10.07 Trustee To Effectuate Subordination.................................65
        Section 10.08 No Waiver of Subordination Provisions...............................66
        Section 10.09 Notice to Trustee...................................................66
        Section 10.10 Reliance on Judicial Order or Certificate of Liquidating Agent......66
        Section 10.11 Rights of Trustee as a Holder of Senior Indebtedness;
                        Preservation of Trustee's Rights..................................67
        Section 10.12 Article Applicable to Paying Agents.................................67
        Section 10.13 No Suspension of Remedies...........................................67

ARTICLE ELEVEN CONVERSION OF BONDS........................................................67

        Section 11.01 Conversion Right....................................................67
        Section 11.02 Exercise of Conversion Right; Issuance of GTS Shares on Conversion..67
        Section 11.03 Cash Payments in Lieu of Fractional Shares..........................70
        Section 11.04 Conversion Price....................................................70
        Section 11.05 (Reserved)..........................................................71
        Section 11.06 Stamp and Other Duties Exchange Costs...............................71
        Section 11.07 Reservation of Shares; Shares to Be Fully Paid; Listing
                        of GTS Shares.....................................................71
        Section 11.08 Responsibility of Trustee...........................................72
        Section 11.09 Notice to Holders Prior to Certain Actions..........................72

                                              iii

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

ARTICLE TWELVE MISCELLANEOUS............................................................72

        Section 12.01 Acts of Holders, Record Dates.....................................72
        Section 12.02 Notices...........................................................73
        Section 12.03 Communication by Holders with Other Holders.......................74
        Section 12.04 Certificate and Opinion as to Conditions Precedent................74
        Section 12.05 Statements Required in Certificate or Opinion.....................74
        Section 12.06 Rules by Trustee, Transfer Agents, Paying Agents, Registrar.......75
        Section 12.07 Governing Law.....................................................75
        Section 12.08 No Interpretation of Other Agreements.............................75
        Section 12.09 No Recourse Against Others........................................75
        Section 12.10 Successors........................................................75
        Section 12.11 Duplicate Originals...............................................75
        Section 12.12 Separability......................................................75
        Section 12.13 Table of Contents, Headings, etc..................................76
        Section 12.14 Benefits of Indenture.............................................76

        SIGNATURES......................................................................72


EXHIBIT A-1  Form of Security
ESHIBIT A-2  Form of Legends
EXHIBIT B    Form of Certificate (DTC)
EXHIBIT C-1  Form of 144A Transfer Certificate
EXHIBIT C-2  Form of Regulation S Transfer Certificate
EXHIBIT C-3  Form of Transfer Certificate for Exchange or Transfer from
             Restricted Global Bond or Restricted Definitive Bond to Permanent
             Regulation S Global Certificate
EXHIBIT C-4  Form of Certificate to be Delivered in Connection With Cetain
             Transfers to Accredited Investors
EXHIBIT C-5  Form of Regulation S Transfer Restriction Certificate
EXHIBIT D    Registration Rights Agreement

SCHEDULE 1   Agreements with Interested Persons

        INDENTURE, dated as of July 14, 1997, between GLOBAL TELESYSTEMS GROUP, INC., a corporation incorporated under the laws of the State of Delaware (the "Issuer"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

        Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Issuer's Senior Subordinated Convertible Bonds due 2000 (the "Bonds").


                                  ARTICLE ONE

        DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

        Section 1.01. Definitions.

        "Accredited Investor" means "accredited investors" as defined in Rule 501 of the Securities Act.

        "Acquired Indebtedness" means, with respect to any specified person,
(i) Indebtedness of any other person at the time such other person merged with or into or became a Subsidiary or Significant Joint Venture of any specified person, and (ii) Indebtedness encumbering any asset acquired by any specified person.

        "Additional Amounts" are specified in Section 2.20.

        "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

        "Agent" means any Registrar, Conversion Agent, Transfer Agent, Paying Agent, authenticating agent or co-Registrar of the Bonds.

        "Agent Members" shall have the meaning set forth in Section 2.17(a).

        "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Issuer or a Wholly-Owned Subsidiary of the Issuer, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary or Significant Joint Venture (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Issuer or any Subsidiary or Significant Joint Venture; or (c) any other properties or assets of the Issuer or any Subsidiary or Significant Joint Venture other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock or other equity of any Subsidiary or Significant Joint Venture) by the Issuer or any of its Subsidiaries or Significant Joint Ventures in one or a series of related transactions in respect of which the Issuer or such Subsidiary or Significant Joint Venture receives cash or property with an aggregate Fair Market Value of U.S. $10,000,000 (or the foreign currency equivalent thereof) or less; (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Section 4.16 and Section 4.17 and (iii) any direct or indirect sale, transfer or other disposition of shares of Capital Stock of Hermes so long as after such sale, transfer or other disposition the Issuer owns or controls at least 51 per cent. of the Voting Stock of Hermes.

        "Asset Sale Offer" shall have the meaning set forth in Section 4.12.

        "Asset Sale Offer Price" shall have the meaning set forth in Section
4.12.

        "Asset Sale Purchase Date" shall have the meaning set forth in Section 4.12.

        "Average Life to State Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

        "Bankruptcy Law" means Title 11 of the United States Code of Federal Regulations or any similar law for the relief of debtors.

        "Board of Directors" means the board of directors of the Issuer or any duly authorized committee of such board.

        "Board Resolutions" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer and to be in full force and effect on the date of such certification.

        "Bonds" means the bonds that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or Luxembourg, are authorized or obligated by law, regulation or executive order to close.

        "Capital Research Notes" means the aggregate $30 million of notes issued pursuant to (i) the Senior Note Purchase Agreement, dated as of February 2, 1996, as amended, between the Issuer and Emerging Markets Growth Fund, Inc., and (ii) the Senior Note Purchase Agreement dated as of February 2, 1996, as amended, between the Issuer and Capital International Emerging Markets Funds.

        "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

        "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

        "Cash Equivalents" means, at any time, (a) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less that U.S. $500,000,000; (c) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

        "CEDE" means Cede & Co. as DTC's nominee.

        "Cedel" means Cedel Bank, societe anonyme.

        "Change of Control" means the occurrence of any of the following events:(a) any "person" or "group" (as such terms are used in Section 13(d) and 14(d)of the Exchange Act), other than the Permitted Holders, is or becomes the"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 40 per cent. of the total Voting Stock of the Issuer (50.1 per cent. in the case of a Strategic Investor); (b) the Issuer consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Issuer is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Issuer as a Restricted Payment under the Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50 per cent. of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of 66 2/3 per cent. of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office; or (d) the Issuer is liquidated or dissolved or adopts a plan of liquidation.

        "Change of Control Offer" shall have the meaning set forth in Section 4.11.

        "Change of Control Purchase Date" shall have the meaning set forth in
Section 4.11.

        "Change of Control Purchase Price" shall have the meaning set forth in
Section 4.11.

        "Chatterjee Notes" means the aggregate $40 million of notes issued pursuant to (a) the Senior Note Purchase Agreement, dated as of January 19, 1996, as amended, among the Issuer, The Open Society Institute and Chatterjee Fund Management, L.P. and (b) the Senior Note Purchase Agreement, dated as of June 6, 1996, as amended, among the Issuer, The Open Society Institute, Winston Partners II LDC and Winston Partners II LLC.

        "Closing Price" means the closing price of the GTS Shares on a Qualifying Stock Exchange or if the GTS Shares are listed on more than one such exchange the average of such closing prices on all such exchanges.

        "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Complying Public Equity Conditions" means all of the following: (a) the Issuer has made public sales of GTS Shares with a cumulative public offering price of at least U.S. $100,000,000 to an aggregate of not less than 50 purchasers; (b) the GTS Shares have been listed or shall be listed in connection with the offering on either the New York Stock Exchange, the London Stock Exchange, the American Stock Exchange or the Nasdaq National Market, and
(c) the Issuer shall have registered additional GTS Shares from Private Equity Offerings with a market value of at least U.S. $100,000,000 calculated using the offering price in the Complying Public Equity Offering.

        "Complying Public Equity Offering" means a public offering of GTS Shares where, immediately following completion thereof, (a) the Complying Public Equity Conditions have been met and (b) the aggregate number of GTS Shares sold thereby, together with any GTS Shares sold in any prior public offerings plus the number of GTS Shares into which the Bonds may be converted (calculated as if such conversion were to be effected at the time of such public offering) does not exceed 50 per cent. of the total GTS Shares outstanding on a fully diluted basis.

        "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its subsidiaries, as determined in accordance with GAAP.

        "consolidation" means, with respect to any person, the consolidation of the accounts of such person and each of its subsidiaries if and to the extent the accounts of such person and each of its subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP. The term "consolidated" shall have a meaning correlative to the foregoing.

        "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Conversion Agent" has the meaning set forth in Section 2.05.

        "Conversion Date" has the meaning set forth in Section 11.02.

        "Conversion Notice" has the meaning set forth in Section 11.02.

        "Conversion Price" has the meaning set forth in Section 11.04

        "Conversion Right" has the meaning set forth in Section 11.01.

        "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in New York, New York.

        "Covenant Defeasance" shall have the meaning set forth in Section
8.02(c).

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary or any Significant Joint Venture against fluctuations in currency values.

        "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Definitive Securities" has the meaning set forth in Section 2.02.

        "Depository" or "DTC" means the Depositary Trust Company, its nominees, and their respective successors.

        "Designated Senior Indebtedness" means Senior Indebtedness permitted under this Indenture the principal amount of which is U.S. $30,000,000 (or the foreign currency equivalent) or more and has been designated by the Issuer as "Designated Senior Indebtedness" (which includes the Chatterjee Notes and the Capital Research Notes).

        "Eligible Joint Venture" means a Joint Venture (other than a Subsidiary) (a) that is formed with respect to the construction, development, acquisition, servicing, ownership, improvement, operation or management of a telecommunications business, (b) in which the Issuer, directly or indirectly, owns at least 25 per cent. of the Capital Stock or other ownership interest therein and (c) in respect of which the Issuer, directly or indirectly, either
(i) controls, by voting power, membership on the board of directors or management committee or other similar governing body, or through the provisions of any applicable partnership, joint venture, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the management and operation of the Joint Venture and any telecommunications project of such Joint Venture or (ii) otherwise has the right to control or veto material acts and decisions with respect to the management or operation of the Joint Venture that, taken as a whole, are substantially similar to the rights of the Issuer with respect to the Existing Joint Ventures of the Issue Date.

        "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

        "Event of Default" has the meaning set forth in Section 6.01.

        "Excess Proceeds"  has the meaning set forth in Section 4.12.

        "Existing Joint Venture" means each of Joint Stock Company of Closed Type Russian-Dutch Joint Venture PrymTelefon Scientific-Production-Innovation Firm Bancomsvyaz, a Limited Liability Company, Closed Joint Stock
Company TeleCommunications of Moscow, Hermes Europe Railtel B.V., Limited Liability Company LvNet-Telport, GTS Monaco Access S.A.M, Sovam Telport Kiev Division Limited Partnership, Limited Liability Partnership-Joint Venture
EDN Sovintel, all the entities in which SFMT-Rusnet, Inc. currently has an interest, all the entities in which Vostok Mobile b.v. currently has an interest and their respective successors.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, with respect to any asset, the price, as determined by the Board of Directors of the Issuer, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that with respect to any transaction or related series of transactions which involves an asset or assets in excess of U.S. $10,000,000 (or the foreign currency equivalent thereof), in the aggregate, such determination shall be evidenced by a resolution of the majority of disinterested members of the Board of Directors of the Issuer delivered to the Trustee.

        "Final Maturity Date" means, with respect to the Bonds, June 30, 2000, unless otherwise extended hereunder.

        "Fixed Charge Coverage Ratio" of the Issuer means, for any period, the ratio of (a) the sum of Pro rata Combined Adjusted Net Income, Pro rata Combined Interest Expense, Pro rata Combined Income Tax Expense and Pro rata Combined Non-cash Charges deducted in computing Pro rata Combined Adjusted Net Income, in each case, for such period to (b) Pro rata Combined Interest Expense for such period.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

        "Global Certificates" means the Restricted Global Certificates and the Regulation S Global Certificates.

        "GTS Shares" means the Common Stock, par value $0.0001 per share, of the Issuer.

        "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

        "Hermes" means Hermes Europe Railtel B.V.

        "Holders" or Bondholder" means the person in whose name a Bond is registered on the Registrar's books.

        "Indebtedness" means, with respect to any person, without duplication,
(a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any (i) trade account payables arising in the ordinary course of business and (ii) other accrued current liabilities incurred in the ordinary course of business, including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction; (b) all obligations of such person evidenced by bonds, debentures or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations of such person; (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (f) all guarantees of Indebtedness referred to in this definition by such person; (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person;
(i) any Preferred Stock of such person that provides for payments of liquidation value by way of a sinking fund, or by way of mandatory redemption, defeasance, retirement, repurchase or otherwise, or allows the holder the option to redeem, in each case prior to the 91st day prior to the Maturity of the Bonds (valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued dividends thereon); and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

        "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

        "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a material direct or indirect financial interest in the Issuer, any Subsidiary or Significant Joint Venture and (ii) which, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "interest" means, with respect to any Bond, the amount of all interest accruing on such Bond, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) and (g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Bonds, as set forth therein.

        "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

        "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, debentures or other securities or evidences of Indebtedness issued by, any other person. "Investments" shall exclude extensions of trade credit in the ordinary course of business in accordance with normal trade practices.

        "Issue Date" means July 14, 1997.

        "Issuer" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

        "Joint Venture" means a joint venture, partnership or other similar arrangement, whether corporation, partnership or other legal form where the Issuer or one or more Subsidiaries has, directly or indirectly, less than a majority of the Voting Stock or other ownership interest.

        "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind; provided that in no event shall an operating lease be deemed to constitute a Lien. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

        "Material Joint Venture" means a Joint Venture that, as of the end of the most recent four-quarter period, had (i) total assets which exceeded 10 percent of the total combined assets of the Issuer at the end of such period or
(ii) total revenues which exceeded 15 percent of the total combined revenues of the Issuer for such period.

        "Material Subsidiary" means a Subsidiary that, as of the end of the most recent four-quarter period, had (i) total assets which exceeded 10 per cent. of the total combined assets of the Issuer at the end of such period or (ii) total revenues which exceeded 15 per cent. of the total combined revenues of the Issuer for such period.

        "Maturity" means, (i) when used with respect to the Bonds, June 30, 2000, unless otherwise extended and (ii) when used with respect to any Indebtedness other than the Bonds, the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Nasdaq" means the National Association of Securities Dealers Automated Quotation System.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse) net of (i) brokerage commissions and other fees and expenses (including without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Issuer or any Subsidiary or Significant Joint Venture) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Issuer or any Subsidiary or Significant Joint Venture, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Subsidiary or Significant Joint Venture, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

        "Non-Complying Equity Offering" means (i) a Private Equity Offering of GTS Shares or (ii) a public offering of GTS Shares that is not a Complying Public Equity Offering.

        "Non-Complying Public Equity Offering" means a public equity offering of GTS Shares that satisfies all the Complying Public Equity Conditions, except that the cumulative public offering price is less than U.S.$100,000,000.

        "Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more persons to act to accelerate the maturity of any Designated Senior Indebtedness.

        "Non-U.S Holder" has the meaning set forth in Section 2.20.

        "Notice of Offering" means a notice given to the Trustee or the Bondholders and, if required by this Indenture, the Luxembourg Stock Exchange, that a Complying Public Equity Offering or a Non-Complying Public Equity Offering has occurred.

        "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Issuer.

        "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Issuer and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

        "Pari Passu Indebtedness" means Indebtedness of the Issuer which ranks pari passu in right of payment with the Bonds.

        "Paying Agent" has the meaning set forth in Section 2.05.

        "Payment Blockage Period" shall have the meaning set forth in Section 10.03.

        "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Designated Senior Indebtedness beyond any applicable grace period with respect thereto.

        "Permitted Holder" means (A) Alan B. Slifka and any entity controlled by him, (B) one or more of George Soros, Soros Fund Management LL, Purnendu Chatterjee or Chatterjee Management Company or affiliates of any of the foregoing, and any person or entity for which any such person or entity acts as the investment advisor or investment manager and (C) any person that acquires the Capital Stock of the Issuer in a Strategic Equity Offering.

        "Permitted Investments" means any of the following: (i) Investments in any Subsidiary or Significant Joint Venture; (ii) Investments in any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Issuer or any Subsidiary or Significant Joint Venture at the time such Investment is made; (iii) Investments in cash or Cash Equivalents; (iv) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (v) Investments in the Bonds; (vi) Investments in Currency Agreements on commercially reasonable terms entered into by the Issuer or any of its Subsidiaries or Significant Joint ventures in the ordinary course of business in connection with the operations of the business of the Issuer or its Subsidiaries or Significant Joint Ventures to hedge against fluctuations in foreign exchange rates; (vii) loans or advances to officers or employees of the Issuer and its Subsidiaries or Significant Joint Ventures in the ordinary course of business for bona fide business purposes of the Issuer, and its Subsidiaries or Significant Joint Ventures (including travel and moving expenses) not in excess of U.S.$5,000,000 (or the foreign currency equivalent) in the aggregate at any one time outstanding; (viii) Investments in evidences of Indebtedness, securities or other property received from another person by the Issuer or any of its Subsidiaries or Significant Joint Ventures in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Issuer or any of its Subsidiaries or Significant Joint Ventures, or for other liabilities or obligations of such other person is the Issuer or any of its Subsidiaries or Significant Joint Ventures that were created, in accordance with the terms of this Indenture;
(ix) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Issuer or any of its Subsidiaries or Significant Joint Ventures in the ordinary course of business in connection with the operations of the business of the Issuer or its Subsidiaries or Significant Joint Ventures to hedge against fluctuations in interest rates; and (x) Investments in entities that are not Subsidiaries or Significant Joint
Ventures, to finance the construction, installation, improvement, acquisition or operation of Telecommunication Assets, provided that such Investments do not exceed in the aggregate, the greater of U.S.$25,000.000 (or the foreign currency equivalent) or 10 per cent. of the pro rata combined assets of the Issuer or, individually, the greater of U.S.$5,000,000 (or the foreign currency equivalent) or 2 per cent. of the pro rata combined assets of the Issuer.


"       Permitted Junior Securities" shall have the meaning set forth in
Section 10.02.

        "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "PORTAL" means the Private Offerings, Resales and Trading through Automated Linkages market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

        "Predecessor Bond" means, with respect to any particular Bond, every previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; and, for the purpose of this definition, any Bond authenticated and delivered under Section 2.04 hereof in exchange for a mutilated Bond or in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond.

        "Preferred Stock" of any person means capital stock of such person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of capital stock of any other class of such person.

        "principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

        "Private Equity Offering" means a private offering of GTS Shares pursuant to an exemption from registration under the Securities Act.

        "Pro rata Combined Adjusted Net Income" means, for any period, the pro rata combined net income (or loss) of the Issuer and its Subsidiaries and Significant Joint Ventures for such period, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, and (c) the portion of net income (or loss) of any person (other than the issuer or a Subsidiary or a Significant Joint Venture), in which the Issuer or any such Subsidiary or Significant
Joint Venture has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any Subsidiary or any Significant Joint Venture in cash dividends or distributions during such period.

        "Pro rata Combined Interest Expense" means, for any period, without duplication,the sum of (a) the pro rata combined interest expense of the Issuer and its Subsidiaries and its Significant Joint Ventures for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and
(iv) amortization of debt issuance costs, plus (b) the pro rata combined interest component of Capitalized Lease Obligations of the Issuer, its Subsidiaries and Significant Joint Ventures during such period, less (c) pro rata interest income of the Issuer, its Subsidiaries and Significant Joint Ventures; provided that (x) the Pro rata Combined Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Issuer, a Subsidiary or Significant Joint Venture,as the case may be, a fixed or floating rate of interest shall be computed by applying at the option of the issuer, either the fixed or floating rate, and (y) in making such computation, the Pro rata Combined Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate Protection Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Protection Agreement.

        "Pro rata Combined Income Tax Expense" means, for any period the provision for federal, state, local and foreign income taxes of the Issuer, its Subsidiaries and Significant Joint Ventures for such period as determined on a pro rata combined basis.

        "Pro rata Combined Non-cash Charges" means, for any period, the aggregate depreciation, amortization and other non-cash expenses of the Issuer and its Subsidiaries and Significant Joint Ventures reducing Pro rata Combined Adjusted Net Income for such period, determined on a pro rata combined basis (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Qualifying Stock Exchange" means the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange or the NASDAQ National Market.

        "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity with respect to the principal of the Bonds or is redeemable at the option of the holder thereof at any time prior to any such Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Maturity.

        "Redemption Date" means, with respect to any Bonds hereunder to be redeemed, the date fixed by the Issuer for such redemption pursuant to this Indenture and the Bonds.

        "Redemption Price" means, with respect to any Bonds to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Bonds.

        "Registrar" has the meaning set forth in Section 2.05.

        "Registration Rights Agreement" means the agreement in the form set forth in Exhibit B among the parties thereto.

        "Regulation S" means Regulation S under the Securities Act.

        "Regulation S Global Certificate" has the meaning set forth in Section 2.02.

        "Replacement Assets" has the meaning set forth in Section 4.12.

        "Restricted Global Certificate" has the meaning set forth in Section
 2.02.

        "Restricted Payment" has the meaning set forth in Section 4.09.

        "Restricted Period" means the period from the later of the Closing Date, the initial Issue Date for any of the Bonds and the 366th day thereafter.

        "Rule 144A" means Rule 144A under the Securities Act.

        "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

        "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Securities Act Legend" has the meaning set forth in Section 2.03.

        "Securities Register" has the meaning set forth in Section 2.05.

        "Senior Indebtedness" means the principal of, premium, if any, interest, and other amounts payable on or in respect of any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Bonds. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Bonds, (b) Indebtedness that is pursuant to the instrument creating such Indebtedness expressly subordinate or junior in right of payment to any Indebtedness of the Issuer,
(c) Indebtedness which, when incurred and without respect to any election under
Section 1111(b) of Title 11 of the United States Code, without recourse to the Issuer, (d) Indebtedness which is represented by Redeemable Capital Stock,
(e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade account payables or other current liabilities incurred in the ordinary course of business, (f) Indebtedness of or amounts owed by the Issuer for compensation to employees or for services rendered to the Issuer, (g) any liability for federal, state, local or other taxes owed or owing by the Issuer, (h) other than the Chatterjee Notes and the Capital Research Notes, Indebtedness of the Issuer to a Wholly-Owned Subsidiary or any other Affiliate of the Issuer or any of such Affiliate's Wholly-Owned Subsidiaries, (i) that portion of any Indebtedness which is incurred by the Issuer in violation of this Indenture and (j) amounts owing under leases (other than Capitalized Lease Obligations).

        "Senior Representative" means any representative designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebtedness.

        "Shelf Registration Statement" shall mean a "shelf" registration statement of the Issuer pursuant to the provisions of the Registration Rights Agreement that covers the resale of all of the GTS Shares issuable upon conversion of the Bonds to the extent and in the manner provided therein on an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, and in each case including the prospectus contained therein, exhibits thereto and material incorporated by reference therein.

        "Significant Joint Venture" means any Existing Joint Venture or any Eligible Joint Venture.

        "S&P" means Standard & Poor's Ratings Group and its successors.

        "Strategic Equity Offering" means a private sale of more than 10 per cent. and less than 30 per cent. (calculated on a fully-diluted basis after giving effect to such offering) of GTS Shares to a Strategic Investor.

        "Strategic Investor" means an entity that has a total market capitalization of at least $3,000,000,000 or a rating of at least BBB- from S&P and/or a rating of Baa3 from Moody's, and is engaged in the business of providing telecommunications services or in the manufacture and sale of telecommunications equipment, or any subsidiary of such person.

        "Stated Maturity" means, when used with respect to any security or any installment of interest thereon, the date specified in such security as the fixed date on which the principal of such security or such installment of interest is due and payable, and when used with respect to any indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.

       "Subordinated Indebtedness" means Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Bonds.

       "Subsidiary" means, with respect to the Issuer, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by the Issuer, by one or more Subsidiaries of the Issuer or by the Issuer and one or more Subsidiaries and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which the Issuer, one or more Subsidiaries or the Issuer and one or more Subsidiaries, directly or indirectly, at the date or determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

       "Surviving Entity" shall have the meaning set forth in Section 4.16.

       "Telecommunications Assets" means, with respect to any person, any tangible or intangible asset (including the capital stock of another person) that is utilized by such person, directly or indirectly, for the design, development, installation, integration, management or provision of telecommunications systems and/or services, including, without limitation, any business or services in which the Issuer, or any Subsidiary or any Significant Joint Venture of the Issuer is engaged at the Issue Date.

       "Temporary Regulation S Global Certificate" has the meaning set forth in
Section 2.02.

       "Trading Days" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

       "Transfer Agent" has the meaning set forth in Section 2.05.

       "Trust Officer" means any officer in the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

        "U.S. Government Obligations" means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S.

Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

       "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

       "Wholly-Owned Subsidiary" means any Subsidiary of the Issuer of which 100 per cent. of the outstanding Capital Stock is owned by the Issuer or by one or more Wholly-Owned Subsidiaries of the Issuer or by the Issuer and one or more Wholly-Owned Subsidiaries of the Issuer. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

        Section 1.02  Rules of Construction.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        1.   a term has the meaning assigned to it;

        2. words in the singular include the plural, and words in the plural include the singular;

        3.   "or" is not exclusive;

        4.   provisions apply to successive events and transactions;

        5. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

        6. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

        7. all references to $ or dollars shall refer to the lawful currency of the United States of America.


                                  ARTICLE TWO

                                   THE BONDS

        Section 2.01  Forms and Dating.

        The Bonds and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A-1 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such


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
Bonds, as evidenced by their execution thereof.  Except as provided in Section
2.09 hereof, the Bonds shall be issued in an aggregate principal amount no greater than U.S. $155,250,000. The Bonds shall be issuable only in registered form without coupons and only in minimum denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

        The definitive Bonds shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Bonds may be listed, all as determined by the Officers executing such Bonds, as evidenced by their execution of such Bonds. Each Bond shall be dated the date of its authentication.

        The terms and provisions contained in the form of the Bonds, annexed hereto as Exhibit A-1 shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        To the extent the terms and provisions contained in such form differ from those of this Indenture, the provisions of this Indenture shall control.

        Section 2.02 Certificates.

        (a) Any Bonds offered and sold in reliance on Rule 144A shall be represented by beneficial interests in a single permanent global certificate in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A-1 (the "Restricted Global Certificate"), deposited with the Trustee, as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed by the Issuer and authenticated by the Trustee as herein provided. The aggregate principal amount of the Restricted Global Certificate may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

        (b) Any Bonds offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global certificate in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A-1 (the "Temporary Regulation S Global Certificate") deposited with the Trustee, as custodian for the Depository, and registered in the name of a nominee of the Depository for the accounts of Euroclear and Cedel, duly executed by the Issuer and authenticated by the Trustee as herein provided. At any time on or after the 366th day following the latest of the Closing Date, Issue Date and any subsequent date of issuance of Bonds with respect to any Bonds issued pursuant to the over-allotment option of the managers and the closing date with respect to any Bonds issued pursuant to the exercise of preemptive rights of the Issuer's shareholders in connection with the initial offering upon receipt by the Trustee and the Issuer of a duly executed certificate substantially in the form of Exhibit C-5 hereto, a single permanent global certificate in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A-1 (the "Regulation S Global Certificate," and together with the Temporary Regulation S Global Certificate, the "Regulation S Global Certificates") duly executed by the Issuer and authenticated by the Trustee as herein provided shall be deposited with the Trustee, as custodian for the Depositary, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Regulation S Global Certificate in an amount equal to the principal amount of the beneficial interest in the Temporary Regulation S Global Certificate transferred.

        (c) Any Bonds originally purchased by Accredited Investors which are not QIBs, shall be issued in the form of permanent certificated Bonds in registered form, without interest coupons, in substantially the form set forth in Exhibit A-1 (the "Definite Bonds"). Upon the transfer of Definitive Bonds by an Accredited Investor either to a QIB (assuming that the Bonds can be offered and sold in reliance on Rule 144A) or in accordance with Regulation S, such Definitive Bonds shall, unless the relevant Global Certificate has previously been exchanged in whole for Definitive Bonds pursuant to Section 2.17(b), be exchanged for an interest in such Global Certificate.



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
        SECTION 2.03. SECURITIES ACT LEGENDS.

        (a) The Global Certificates and the Definitive Bonds and the certificates for the GTS Shares converted therefrom (unless such GTS Shares have been registered under the Securities Act or the transfer of which is not subject to Section 5 of such Act) will bear a legend (the "Securities Act Legend") to the following effect unless otherwise agreed to by the Issuer:

        "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) TO GLOBAL TELESYSTEMS GROUP, INC., (2) PROVIDED AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY AND ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT (OTHER THAN A TRANSFER PURSUANT TO (B) ABOVE) OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUANCE OF THE SENIOR SUBORDINATED CONVERTIBLE BONDS DUE 2000 OF GLOBAL TELESYSTEMS GROUP, INC. OR IF THIS SECURITY HAS BEEN ACQUIRED BY SUCH ISSUER OR AN AFFILIATE OF SUCH ISSUER, THE DATE ON WHICH IT IS SUBSEQUENTLY TRANSFERRED TO A NON-AFFILIATE OF THE ISSUER, OR UPON THE EARLIER SATISFACTION OF THE ISSUER HEREOF OR ITS TRANSFER AGENT OR REGISTRAR THAT THIS SECURITY HAS BEEN OR IS BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT."

        If a transfer or conversion of Bonds or a transfer of GTS Shares is proposed to be made while the Bonds or such shares continue to constitute "restricted securities" under United States securities laws, the beneficial holder will be required to provide the Trustee (or the Transfer Agent for the GTS Shares, as the case may be) such certifications, legal opinions or other information as the Issuer may reasonably request to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Any bond (or GTS Shares issued upon conversion thereof as to which restrictions on transfer shall have expired or as to which the conditions for removal of the foregoing legend have been satisfied, whether pursuant to the Indenture or under applicable law, may be exchanged for a new Bond of like term and aggregate principal amount, which shall not bear such legend.

        (b)  Each Global Certificate shall also bear the following legend:

        "UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, CONVERSION, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH



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
        OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, CONVERSION PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.18 OF THE INDENTURE."

        SECTION 2.04.  EXECUTION AND AUTHENTICATION.

        Two Officers shall execute the Bonds on behalf of the Issuer by either manual or facsimile signature.

        If an Officer whose signature is on a Bond no longer holds that office at the time the Trustee authenticates the Bond or at any time thereafter, the Bond shall be valid nevertheless.

        A Bond shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Bond. Such signature shall be conclusive evidence that the Bond has been authenticated under this Indenture.

        The Trustee shall authenticate Bonds for original issue upon receipt of an Officers' Certificate signed by two Officers of the Issuer directing the Trustee to authenticate the Bonds and certifying that all conditions precedent to the issuance of the Bonds contained herein have been complied with and any opinion of counsel that it may reasonably request in connection with such authentication.

        The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Bonds. Unless limited by the terms of such appointment, an authenticating agent may authenticate Bonds whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Issuer or with any of the Issuer's Affiliates.

        SECTION 2.05. REGISTRAR, TRANSFER AGENTS, CONVERSION AGENTS AND PAYING AGENTS.

        The Issuer shall maintain an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Bonds may be presented for registration of transfer or for exchange (the "Registrar" or "Transfer Agent"), where Bonds may be presented for payment of principal, premium, if any, and interest (the "Paying Agent"), where Bonds may be presented for conversion (the "Conversion Agent") and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The Registrar shall keep a register (the "Bond Register") of the Bonds and of their transfer and exchange. The Issuer may have one or more co-Registrars and one or more additional Transfer Agents, Conversion Agents and Paying Agents. The term "Paying Agent" includes any additional paying agent. The Issuer or any Affiliate thereof may not act as Paying Agent.

        The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying, Transfer and Conversion Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Registrar, Transfer Agent, Conversion Agent or Paying Agent. The Issuer shall notify the Trustee of the name and address of any such Registrar, Transfer Agent, Conversion Agent or Paying


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
Agent. If the Issuer fails to maintain a Registrar, Transfer Agent, Conversion Agent, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

       The Issuer also shall maintain a Registrar, Paying Agent, Transfer Agent and Conversion Agent in Luxembourg so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require.

       The Issuer initially appoints the Trustee as Registrar, Transfer Agent, Conversion Agent, Paying Agent and agent for service of notices and demands in connection with the Bonds in New York and Banque Internationale a Luxembourg S.A., as additional Registrar, Transfer Agent, Conversion Agent and Paying Agent in Luxembourg.

       Section 2.06  Paying Agent to Hold money in Trust.

       Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Bonds (whether such money has been distributed to it by the Issuer or any other obligor on the Bonds), and the Issuer (or any other obligor on the Bonds, as the case may be) and the Paying Agent shall notify the Trustee of any default by the Issuer (or such other obligor on the Bonds, as the case may be) in making any such payment. The Issuer at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Payment Default with respect to the Bonds, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Bonds) shall have not further liability for the money so paid over to the Trustee.

       Section 2.07  Bondholder Lists.

       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

       Section 2.08  Transfer and Exchange.

       The Bonds are issuable only in registered form. A Holder may transfer a Bond by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer by a Holder as provided herein, the Issuer, the Trustee, and any agent of the Issuer shall treat the person in whose name the Bond is registered as the owner thereof for all purposes whether or not the Bond shall be overdue, and neither the Issuer, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, the Depository shall, by acceptance of a Global Certificate, agree that transfers of beneficial interests in such Global Certificate may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Bond shall be required to be reflected in a book-entry. When Bonds are presented to the Registrar or a co-Registrar with a request to register the transfer of such Bonds or to exchange such Bonds for an equal principal amount of Bonds of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Bonds surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit


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registration of transfers and exchanges, the Issuer shall execute and the
Trustee shall authenticate Bonds at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02(b), 2.09, 2.10, 2.12, 3.06, 3.07, 3.08,
4.11, or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Bond (a) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Bonds and ending at the close of business on the day of such mailing and (b) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Bond being redeemed in part.

        Section 2.09. Replacement Bonds.

        If a mutilated Bond is surrendered to the Trustee or if the Holder of a Bond produces evidence to the satisfaction of the Issuer and the Trustee that the Bond has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Bond if the Trustee's requirements are met. If required by the Trustee or the Issuer, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Issuer and the Trustee, to protect the Issuer, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Bond is replaced. The Issuer may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Bond, including reasonable fees and expenses of counsel. Every replacement Bond is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

        In case any such mutilated, lost, destroyed or wrongfully take Bond has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Bond pay such Bond.

        Section 2.10. Outstanding Bonds.

        (a) Bonds outstanding at any time are all the Bonds that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Bond does not cease to be outstanding because the Issuer or any of its Affiliates holds the Bond; provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Bonds have given any request, demand, authorization, direction, notice, consent or wavier hereunder, Bonds owned by the Issuer or any other obligor upon the Bonds or any Affiliate of the Issuer or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Trustee knows to be so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as outstanding if the pledge establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Issuer or any other obligor upon the Bonds or any Affiliate of the Issuer or of such other obligor.

        (b) If a Bond is replaced pursuant to Section 2.09 (other than a mutilated Bond surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Bond is held by a bona fide purchaser. A mutilated Bond ceases to be outstanding upon surrender of such Bond and replacement thereof pursuant to Section 2.09.

        (c) If on a Redemption Date or a Maturity Date the Paying Agent holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Bonds payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Bonds pursuant to the terms of this Indenture, then on and after that date such Bonds cease to be outstanding and interest on them shall cease to accrue.


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
        Section 2.11.   [Reserved].

        Section 2.12.   Temporary Bonds.

        Until definitive Bonds are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Bonds. Temporary Bonds shall be substantially in the form of definitive Bonds but may have variations that the Issuer considers appropriate for temporary Bonds. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Bonds in exchange for temporary Bonds. Until such exchange, temporary Bonds shall be entitled to the same rights, benefits and privileges as definitive Bonds.

        Section 2.13.   Cancellation.

        The Issuer at any time may deliver Bonds to the Trustee for cancellation. A Registrar and the any Paying Agent shall forward to the Trustee any Bonds surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar(s), Transfer Agents, or Paying Agents, and no one else, shall promptly cancel and, at the written direction of the Issuer, shall return to the Issuer all Bonds surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.17, the Issuer may not issue new Bonds to replace Bonds that it has paid or delivered to the Trustee for cancellation. If the Issuer shall acquire any of the Bonds, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Bonds unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.13.

        Section 2.14.   Defaulted Interest.

        If the Issuer defaults on a payment of interest on the Bonds, it shall pay defaulted interest on such overdue amount (to the extent permitted by law) at the rate of interest then applicable to the Bonds, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Issuer shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

        Section 2.15.   CUSIP, ISIN and CINS Numbers.

        The Issuer in issuing the Bonds may use "CUSIP", "ISIN" and "CINS" numbers (if then generally in use), and if so, the Trustee may use the CUSIP, ISIN or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or CINS number printed in the notice or on the Bonds, and that reliance may be placed only on the other identification numbers printed on the Bonds. The Issuer will promptly notify the Trustee of any change in the CUSIP, ISIN or CINS numbers.

        Section 2.16.   Deposit of Moneys.

        On or before each Interest Payment Date, Maturity and any other due date for the payment of moneys hereunder, the Issuer shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity or due date, as the case may be, in a timely manner which permits the Paying Agents to remit payment to the Holders on such Interest Payment Date or Maturity or other due date, as the case may be.


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
        Section 2.17.   Book-Entry Provisions for the Global Certificates.

        (a) The Global Certificates initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Section 2.03. Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Certificates held on their behalf by the Depository, or the Trustee as its custodian, and the Depository shall be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Certificates for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Bond.

        (b) Transfers of any Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to the Depository, its successors or their respective nominees. Beneficial interests in any Global Certificates may be transferred in accordance with the applicable rules and procedures of the Depository and, if applicable, Euroclear and Cedel and the provisions of Section 2.18. Other than as permitted in the next sentence and other than in the case of the initial issuance of Bonds to Accredited Investors, a beneficial owner may not exchange an interest in a Global Certificate for Definitive Bonds. Definitive Bonds shall be transferred to all beneficial owners in exchange for their beneficial interests in any Bond only if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Certificate and a successor Depository is not appointed by the Issuer within 90 days of such notice or (ii) the Trustee has instituted or been directed to institute any judicial proceeding in a court to enforce the rights of Holders under the Bonds and has been advised by counsel that it is necessary or appropriate to obtain possession of Definitive Bonds.

        (c) Any beneficial interest in one of the Global Certificates that is transferred to a person who takes delivery in the form of an interest in the other Global Certificate will, upon transfer, cease to be an interest in such Global Certificate and become an interest in the other Global Certificate and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Certificate for as long as it remains such an interest.

        (d) In connection with the transfer of an entire Global Certificate to beneficial owners pursuant to paragraph (b) of this Section, such Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Certificate an equal aggregate principal amount of Definitive Bonds of authorized denominations.

        (e) Any Definitive Bond delivered in exchange for an interest in the Restricted Global Certificate or the Temporary Global Regulation S Certificate pursuant to paragraphs (b) or (d) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.18 bear the legend regarding transfer restrictions applicable to the Definitive Bond set forth in Section 2.03.

        (f) The registered holder of a Global Certificate may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Bonds.

        Section 2.18.   Special Transfer Provisions.

        (a) Transfers to Accredited Investors. Registration of any proposed transfer of a Bond to any Accredited Investor, other than an Accredited Investor who is also a QIB and other than in connection with the original issuance of such Bond, shall not be effected without the prior consent of the Issuer and accompanied by a certificate substantially in the form of Exhibit C-1 together which such opinions of counsel and other documentation as the Issuer and the Trustee may request.

        (b) Transfer To QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Bond to a QIB in reliance on Rule 144A.

                (i) If the Bond to be transferred consists of Definitive Bonds or a beneficial interest in the Temporary Regulation S Global Certificate or a beneficial interest in the Restricted Global Certificate, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Bond stating, or has otherwise advised the Issuer and the Registrar in writing (substantially to the effect of Exhibit C-1, Part I), that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Bond stating, or has otherwise advised the Issuer and the Registrar in writing (substantially to the effect of Exhibit C-1, Part II), that it is purchasing the Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                (ii) If the proposed transferee is an Agent Member and the Bond to be transferred consists of Definitive Bonds or an interest in the Temporary Regulation S Global Certificate, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Certificate in an amount equal to the principal amount of the Definitive Bonds or the interest in the Temporary Regulation S Global Certificate, as the case may be, to be transferred, and the Trustee shall cancel the Definitive Bonds or decrease the amount of the Temporary Regulation S Global Certificate so transferred.

        (c) Transfers of Interest in the Temporary Regulation S Global Certificate. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Regulation S Global
Certificate:

                (i) The Registrar shall register the transfer of any Bond (x) if the proposed transferee is a non-U.S. person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C-2 hereto or (y) if the proposed transferee is a U.S. person that is a QIB relying on the exemption from registration provided by Rule 144A (if available) and the proposed transferor has checked the box provided for on the form of Bond stating, or has otherwise advised the Issuer and the Registrar in writing (substantially to the effect of Exhibit C-1, Part I), that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Bond stating, or has otherwise advised the Issuer and the Registrar in writing (substantially to the effect of Exhibit C-1, Part II),that it is purchasing the Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Restricted Global Certificate in an amount equal to the principal amount of the Temporary Regulation S Global Certificate to be transferred, and the Trustee shall decrease the amount of the Temporary Regulation S Global Certificate.

        (d) Transfers of Interests in the permanent Regulation S Global Certificate to Any Persons. The following provision shall apply with respect to any transfer of interests in the Regulation S Global Certificate to any persons. The Registrar shall registrar the transfer of any Bond representing a beneficial interest in the permanent Regulation S Global Certificate without requiring any additional certification and shall remove the Securities Act Legend therefrom.

        (e) Transfers to Non-U.S. Persons at any Time. The following provisions shall apply with respect to any transfer of a Bond to a non-U.S. person:


                (i) Prior to the end of the Restricted Period, the Registrar shall register any proposed transfer of a Bond to a non-U.S. person upon receipt of a certificate substantially in the form of Exhibit C-2 hereto from the proposed transferor.


                (ii) On and after the end of the Restricted Period, the Registrar shall register any proposed transfer to any non-U.S. person if the Bond to be transferred is an interest in the Restricted Global Certificate, upon receipt of a certificate substantially in the form of Exhibit C-3 from the proposed transferor.

                (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the Restricted Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph
(ii) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Restricted Global Certificate in an amount equal to the principal amount of the beneficial interest in the Restricted Global Certificate to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulations S Global Certificate in an amount equal to the principal amount of the Restricted Global Certificate to be transferred, and the Trustee shall decrease the amount of the Restricted Global Certificate.

        (f) Securities Act Legend. Upon the transfer, exchange or replacement of Bonds not bearing the Securities Act Legend set forth in Section 2.03, the Registrar shall deliver Bonds that do not bear the Securities Act Legend. Upon the transfer, exchange or replacement of Bonds bearing the Securities Act Legend, the Registrar shall deliver only Bonds that bear the Securities Act Legend unless either (i) the circumstances contemplated by paragraph (d) of this Section 2.18 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer, the Registrar and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

        (g) General. The provisions of Article Two hereof shall be qualified in their entirety by any applicable securities laws of the United States and any other applicable jurisdiction and by the procedures of any applicable clearing agency, in each case as in effect from time to time, and all such laws and clearing procedures shall be deemed to be incorporated herein by reference. By its acceptance of any Bond bearing the Securities Act legend, each Holder of such a Bond shall be deemed to acknowledge the restrictions on transfer of such Bond set forth in this Indenture and in the Securities Act Legend and agrees that it will transfer such Bond only as provided in this Indenture. The Registrar shall not register a transfer of any Bond unless such transfer complies with the restrictions on transfer of such Bond set forth in this Indenture. In connection with any transfer of Bonds, each Holder agrees by its acceptance of the Bonds to furnish the Registrar or the Issuer such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such certifications, legal opinions or other information.

                The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.17 or this Section
2.18. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                Section 2.19. Payments.

                (a) The principal of, and premium, if any, on the Bonds will be paid against surrender thereof at the main office of the Paying Agent in the City of New York or, subject to applicable laws and regulations, at the offices of the Paying Agent in Luxembourg by U.S. dollar check drawn on a bank in the City of New York, or by a wire transfer to a U.S. dollar account maintained by the payee with a bank in the City of New York.

                (b) Payment in respect of interest on any Interest Payment Date with respect to any Bond will be made to the person in whose name such Bond is registered at the close of business on the June 15 or December 15, as the case may be, preceding such Interest Payment Date by U.S. dollar check drawn on a bank in the City of New York mailed to such person at the address specified in the Register on such day or, if requested by the payee, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the City of New
York, provided that a written request from such holder to such effect designating such account is received by the relevant Paying Agent no later than fifteen days before the relevant Interest Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such Bond will remain in effect with respect to any future payments with respect to such Bond payable to such person.

                (c) If any payment on a Bond is due on a day that is, at any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the originally scheduled date of such payment, and no interest will accrue for the period from and after such date.

                Section 2.20. Additional Amounts.

                All payments of principal, premium, if any, and interest with respect to the Bonds will be made without withholding or deduction at source for, or on account of, any present or future taxes, fee, duties, assessments or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United states or any political subdivision thereof). If a withholding or deduction at source is required, the Issuer will, subject to certain limitations and exceptions (set forth below), pay to a holder of bonds who is a Non-U.S. Holder (as defined herein) such additional amounts ("Additional Amounts") as may be necessary so that every net payment of principal, premium, if any, or interest with respect to such Bond after such withholding or deduction, will not be less than the amount provided for the

Bonds. However, the Issuer shall not be required to make any payment of Additional Amounts for or on account of:

            (a) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the United States, including without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) the presentation of a Bond for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

          (c) any tax, fee, duty, or future assessment or other governmental charge imposed by reason of such Holder's past or present status as a personal holding company, foreign personal holding company, passive foreign investment company or controlled foreign corporation with respect to the United States or as a corporation which accumulated earnings to avoid United States federal income tax;

          (d) any tax, fee, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest with respect to the Bonds;

          (e) any tax, fee, duty, assessment or other governmental charge imposed on any interest received (x) by a Holder or beneficial owner of Bonds that for U.S. federal income tax purposes is treated as actually or constructively owning 10 per cent. or more of the voting power of the Issuer's stock, (y) on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business by a Holder or beneficial owner of Bonds that is a bank and (z) by a holder or beneficial owner of Bonds that is a controlled foreign corporation and with respect to which the Issuer is a related person;

          (f) any tax, fee, duty, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal, premium, if any, or interest with respect to any Bond if such payment can be made without such withholding by any other paying agent with respect to the Bonds;

          (g) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, identification, documentation, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or of the beneficial owner of such Bond, if such compliance is required by a present or future statute, treaty, regulation, ruling or administrative practice as a precondition to a reduction of or relief or exemption from such tax, assessment or other governmental charge; or

          (h)  any combination of items (a),(b),(c),(d),(e),(f) and (g);

       nor shall Additional Amounts be paid to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of the Bond to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Bond would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Bond.

          The term "Non-U.S. Holder" means any corporation, individual, fiduciary or partnership that for United States federal income tax purposes is a foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of foreign estate or trust.

                The term "interest" herein shall be deemed to include Additional Amounts, if any.


                                 ARTICLE THREE

                              REDEMPTION OF BONDS


                SECTION 3.01.  NOTICES TO THE TRUSTEE.

                If the Issuer elects to redeem Bonds pursuant to Section 3.07 or
Section 3.08(d), it shall notify the Trustee of the Redemption Date and principal amount of Bonds to be redeemed by an Officer's Certificate, stating that such redemption will comply with the provisions hereof and of the Bonds, at least 90 days before the Redemption Date.

                SECTION 3.02.  BONDS TO BE REDEEMED IN PART.

                If less than all the Bonds are to be redeemed, the particular Bonds to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Bonds outstanding not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Bonds, provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Bond not redeemed to less than $10,000.

                The Trustee shall promptly notify the Issuer in writing of the Bonds selected for redemption and, in the case of any Bonds selected for partial redemption, the principal amount thereof to be redeemed.

                For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Bonds shall relate, in the case of any Bond redeemed or to be redeemed only in part, to the portion of the principal amount of such Bond which has been or is to be redeemed.

                SECTION 3.03.  NOTICE OF REDEMPTION.

                Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date (other than as set forth in Section 3.08(d)), to each Holder of Bonds to be redeemed, at the address of such Holder appearing in the Bond register maintained by the Registrar. Such notice shall be given by the Issuer or, at the Issuer's request, by the Trustee.

                All notices of redemption shall identify the Bonds to be redeemed and shall state:

                (1)     the Redemption Date;

                (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

                (3) that, unless the Issuer defaults in making the redemption payment, interest on Bonds called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Bonds is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Bonds redeemed;

        (4) if less than all Bonds outstanding are to be redeemed, the identification of (and, in case of a partial redemption, the principal amounts, subject to minimum authorized denominations) of the particular Bonds to be redeemed;

        (5) if any Bond is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Bond to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Bond to the Paying Agent, a new Bond or Bonds in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder, subject to minimum authorized denominations;

        (6) that Bonds called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying
Agent:

        (7) the CUSIP, ISIN or CINS numbers, if any, relating to such Bonds, but no representation is made as to the correctness or accuracy of any such CUSIP, ISIN or CINS numbers; and

        (8) the Section of this Indenture pursuant to which the Bonds are being redeemed

        Section 3.04 Effect of Notice of Redemption.

        Once notice of redemption is sent to Holders. Bonds called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agents, such Bonds called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Bonds.

        Section 3.05 Deposit of Redemption Price

        (a) On or prior to 10:00 am New York time on any Redemption Date, the issuer shall deposit with the Paying Agents an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Bonds or portions thereof which are to be redeemed on that date, other than Bonds or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

        (b) If the Issuer complies with the preceding paragraph, then, unless the Issuer defaults in the payment of such Redemption Price, interest on the Bonds to be redeemed will cease to accrue on and after the applicable
Redemption Date, whether or not such Bonds are presented for payment. If any Bond called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall until paid, bear interest from the Redemption Date at the rate provided in the Bonds.

        Section 3.06 Bonds Redeemed or Purchased in Part.

        Upon surrender to the Paying Agents of a Bond which is to be redeemed in part, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of such Bond without service charge, a new Bond or Bonds of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Bond so surrendered that is not redeemed.

     Section 3.07.  Redemption for Tax Reasons

       (a) The Issuer may redeem any Bond in whole but not in part at any time at a Redemption Price equal to the principal amount thereof together, if appropriate, with accrued interest to but excluding the Redemption Date, if the Issuer shall determine, based upon a written opinion of independent counsel selected by the Issuer, that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of (i) the United States or any political subdivision or taxing authority thereof or therein affecting taxation, the relevant taxing jurisdiction or any change in application or official interpretation of such laws, regulations or rulings, which amendment or change is effective on or after the date of issuance of such Bond, the Issuer would be required to pay Additional Amounts on the occasion of the next payment due with respect to such Bond.

       (b) Notice of intention to redeem Bonds pursuant to this Section will be given not less than 30 days or more than 60 days prior to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect and cannot be avoided by the Issuer's taking reasonable measures available to it. From and after any Redemption
Date, if monies for the redemption of Bonds shall have been made available for redemption on such Redemption Date, such Bonds shall cease to bear interest, if applicable, and the only right of the Holders of such Bonds appertaining thereto shall be to receive payment on the principal amount thereof, premium if any, and, if appropriate, all unpaid interest accrued to such Redemption Date.

       Section 3.08  Redemption and Purchase

       (a) Final Redemption at Maturity. Unless previously redeemed or converted or to be converted or purchased and cancelled, at Maturity outstanding Bonds will be redeemed by the Issuer at their principal amount plus accrued interest, if any. However, in the event that a Complying Public Equity
Offering has not occurred prior to June 30, 2000, outstanding Bonds will be redeemed at Maturity at 121.0 per cent of their principal amount, plus, accrued interest, if any.

       (b) Acceleration following an Event of Default. If the Bonds are accelerated following the occurrence of an Event of Default, the Bonds will be repaid at their principal amount multiplied by 106.5 per cent. plus accrued interest to the date of acceleration, if the date of acceleration occurs on or before June 30, 1998; 113.5 per cent. plus accrued interest to the date of acceleration if the date of acceleration occurs after such date but on or before June 30, 1999; and 121.0 per cent. plus accrued interest to the date of acceleration if the date of acceleration occurs thereafter, provided that notwithstanding the foregoing, each Holder shall have the option to exercise his Conversion Right, if any.

       (c) Cancellation. All Bonds redeemable pursuant to this Indenture or purchased by the Issuer in the open market will be forthwith cancelled and may not be reissued or sold. The Issuer will not permit its Subsidiaries and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to purchase any of the Bonds.

       (d) Limited Optional Redemption by Issuer. The Bonds are redeemable at the option of the Issuer, in whole but not in part, on or after the second anniversary of a Complying Public Equity Offering, on not less than 90 nor more than 120 days' prior notice (which notice shall provide the Trustee and the Holders information concerning the right of Holders to convert prior to the Redemption Date and information pertinent to the Conversion Price) at the principal amount thereof plus accrued interest to the Redemption Date, provided that the GTS Shares into which Bonds are convertible would not be at the time of redemption "restricted securities" in the hands of any Holder not affiliated with the Issuer, within the meaning of the Securities Act, and provided, further, that the average Closing Price of the GTS Shares for the 20 consecutive Trading Days prior to the date of the Issuer's notice of redemption is greater than 130 per cent. of the Conversion Price determined in conjunction with such Complying Public Equity Offering.

                 Section 3.09. Notices to Trustee and Luxembourp, Stock
Exchange.

                 All notices required to be furnished to the Holders hereunder shall concurrently therewith be furnished to the Trustee and the Luxembourg Stock Exchange.

                                  ARTICLE FOUR

                                   COVENANTS

                 Section 4.01. Payment of Bonds.

                 (a) The Issuer will pay, or cause to be paid, the principal of and interest on the Bonds on the dates and in the manner provided in the Bonds and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent holds on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Bonds pursuant to the terms of this Indenture.

                 (b) The Bonds bear interest payable at the rate of 8.75 per cent. per annum from and including the date of their issuance to but excluding June 30, 1998, which rate will increase to 9.25 per cent. per annum from and including June 30, 1998 to but excluding June 30, 1999 and which rate will increase to 9.75 per cent. per annum from and including June 30, 1999 until Maturity. However, in the event of a Complying Public Equity Offering, the interest rate will remain at the interest rate prevailing on the day immediately preceding such Complying Public Equity Offering until Maturity of the Bonds. Interest on each Bond will cease to accrue from the Redemption Date or Conversion Date thereof unless, upon due presentation of such Bond, payment of principal is improperly withheld or refused or conversion is not consummated, as the case may be. In such event, interest will continue to accrue on such Bond up to and including (a) the date on which payment in full of the principal thereof (plus accrued interest) is made or (if earlier) the date on which the funds for the payment in full of the principal thereof (plus accrued interest) have been received in New York City by the Trustee or (b) the Bonds are converted to GTS Shares. Interest shall be computed on the basis of a 360 day year consisting of twelve (12) months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

                 (c) Interest is payable semiannually in arrears on July 15 and January 15 of each year commencing January 15, 1998 (each, an "Interest Payment Date"), to the person in whose name a Bond (or any predecessor Bond) is registered at the close of business on the preceding June 30 or December 31, as the case may be. Each Bond will carry a right to interest in respect of all periods from the date of issue thereof, or the date from which interest has been paid to, whichever is later, up to but excluding the relevant Redemption Date or Conversion Date.

                 (d) The Issuer will pay interest on overdue principal at the rate and in the manner provided herein and in the Bonds; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

                 (e) The Issuer will pay additional interest in the form of liquidated damages in accordance with the terms of the Registration Rights Agreement entered into on the date hereof by the Issuer with the Trustee and the Lead Manager of the initial distribution of the Bonds (and in the form of Exhibit C hereto).

                 (f) The Issuer will inform the Luxembourg Stock Exchange of each change in the interest rate of the Bonds on the date of such change.

                 Section 4.02. Maintenance of Office or Agency.

                 (a) The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where Bonds may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuer in respect of the Bonds and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

                 (b) The Issuer may also from time to time designate one or more other offices or agencies where the Bonds may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 (c) The Issuer hereby initially designates the office of the Trustee located at 101 Barclay Street, Floor 21 West, in the Borough of Manhattan, City of New York, New York 10286 as such office of the Issuer in accordance with this Section 4.02.

                 (d) The provisions of this Section shall not in any way relieve the Issuer of any of its obligations under Section 2.05.

                 Section 4.03. Corporate Existence.

                 Subject to Section 4.16, the Issuer shall do or cause to be done all things necessary to and will cause each of its Subsidiaries and will, to the fullest extent of the rights available to it under the relevant contractual or organizational documents, cause each of its Significant Joint Ventures to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Issuer, such Subsidiaries or Significant Joint Ventures; provided, however, that the Issuer or any of its Subsidiaries or any of its Significant Joint Ventures shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Issuer shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries and its Significant Joint Ventures taken as a whole or (y) the loss thereof is not materially adverse to either the Issuer and its Subsidiaries and its Significant Joint Ventures taken as a whole or to the ability of the Issuer to otherwise satisfy its obligations hereunder.

                 Section 4.04. Payment of Taxes and Other Claims.

                 The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Issuer or any of its Subsidiaries or any of its Significant Joint Ventures or upon the income, profits or property of the Issuer or any of its Subsidiaries or any of its Significant Joint Ventures, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Issuer or any Subsidiary or Significant Joint Venture of the Issuer, provided, however, that subject to the other provisions of this Indenture the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Issuer.

                 Section 4.05. Maintenance of Properties Insurance; Books and Records; Compliance with Law.

                 (a) The Issuer shall, and shall cause each of its Subsidiaries and shall, to the fullest extent of the rights available to it under the relevant contractual or organizational documents, cause each of its Significant Joint Ventures to, cause all of their respective properties and assets used or held for use in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that subject to the other provisions of this Indenture, nothing in this Section 4.05(a) shall prevent the Issuer or any of its Subsidiaries or any of its Significant Joint Ventures from discontinuing the operation and maintenance of any of their respective properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Issuer or such Subsidiary or such Significant Joint Venture, desirable in the conduct of its business or if such discontinuance is not materially adverse to either the Issuer, its Subsidiaries and its Significant Joint Ventures taken as a whole or the ability of the Issuer to otherwise satisfy its obligations hereunder.

                 (b) The Issuer shall, and shall cause each of its Subsidiaries and shall, to the fullest extent of the rights available to it under the relevant contractual or organizational documents, cause each of its Significant Joint Ventures to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

                 (c) The Issuer shall, and shall cause each of its Subsidiaries and shall, to the fullest extent of the rights available to it under the relevant contractual or organizational documents, cause each of its Significant Joint Ventures to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Issuer and each Subsidiary and each Significant Joint Venture of the Issuer and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Issuer, its Subsidiaries, and its Significant Joint Ventures taken as a whole.

                 (d) The Issuer shall and shall cause each of its Subsidiaries and shall, to the fullest extent of the rights available to it under the relevant contractual or organizational documents, cause each of its Significant Joint Ventures to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would have a Material Adverse Effect, as defined in Section 6.01.

                 Section 4.06. Compliance Certificate.

                 (a) The Issuer will deliver to the Trustee within 60 days after the end of each of the Issuers first three fiscal quarters an Officers' Certificate, and a certificate from its principal executive, financial or accounting officer within 90 days after the end of the Issuer's fiscal year stating whether or not the signer or signers know of any Default or Event of Default under this Indenture by the Issuer or an event which, with notice or lapse of time or both, would constitute a default by the Issuer under any Senior Indebtedness that occurred during such fiscal period. If the signer or signers do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Issuer beginning after the Issue Date.

                 (b) The Issuer will deliver to the Trustee as soon as possible, and in any event within 30 days after the Issuer becomes aware or should reasonably have become aware of the occurrence of any Default, Event of

Default or an event which, with notice or lapse of time or both, would constitute a default by the Issuer under any Senior Indebtedness, an Officers' Certificate specifying such Default. Event of Default or default and what action the Issuer is taking or proposes to take with respect thereto.

                 (c) Copies of all reports distributed to Holders or the Trustee pursuant to this Section shall be distributed concurrently to the Luxembourg Stock Exchange for so long as the Bonds are listed thereon.

                 Section 4.07. SEC Reports.

                 (a) For the fiscal quarters ending June 30, 1997 and September 30, 1997 and for the fiscal year ended December 31, 1997 the Issuer will (i) transmit by mail to all Holders, as their names and addresses appear in the Register, without cost to such Holders, and (ii) file with the Trustee copies of the quarterly and audited annual financial reports of the Issuer (including the condensed, combining financial data in the form and scope set forth in the condensed, consolidated financial statements of the Issuer for the first quarter of 1997 and for the fiscal year ending December 31, 1996, respectively) that are generally distributed to its shareholders at the time such reports are so distributed.

                 (b) Beginning with the financial statements of the Issuer for the quarter ending March 31, 1998 and thereafter, whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Issuer shall prepare the annual and quarterly reports which the Issuer would have been required to file with the SEC pursuant to such
Section 13(a) or 15(d) or any successor provision thereto (including the condensed, combining financial data in the form and scope set forth in the condensed, consolidated financial statements described above) on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would have been required so to file such documents. The Issuer shall also in any event within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Register, without cost to such Holders, and (ii) file with the Trustee, copies of such annual and quarterly reports.

                 (c) To permit compliance with Rule 144A under the Securities Act in connection with sales of Bonds or GTS Shares issued on conversion of such Bonds, upon request of a holder of Bonds or such GTS Shares, the Issuer (with respect to information relating to it) will furnish to such holder and any prospective purchaser designated by such holder the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of the request the Issuer is not a reporting company under Section 13 or Section 15(d) of the Exchange Act.

                 (d) Copies of all reports distributed to Holders or the Trustee pursuant to this Section shall be distributed concurrently to the Luxembourg Stock Exchange for so long as the Bonds are listed thereon.

                 Section 4.08. Limitation on Indebtedness.

                 (a) The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise for the payment of (in each case, to "incur") any Indebtedness (including any Acquired Indebtedness); provided, however, that the Issuer, any Subsidiary or any Significant Joint Venture will be permitted to incur Indebtedness (including Acquired Indebtedness) if (a) at the time of such incurrence, no Default or Event of Default under this Indenture has occurred and is continuing, (b) at the time of such incurrence, the Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Issuer, its Subsidiaries and its Significant Joint Ventures since the first day of such four-quarter period

(except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Issuer or its Subsidiaries or its Significant Joint Ventures, as the case may be, since the first day of such four-quarter period), would have been at least equal to 2:1 and (c) in the case of the incurrence, of Subordinated Indebtedness or Pari Passu Indebtedness, such Indebtedness has no scheduled principal payment prior to the 91st day after the Maturity of the Bonds.

                 (b) Notwithstanding the provisions of Section 4.08(a), the Issuer and its Subsidiaries and Significant Joint Ventures may, to the extent specifically set forth below, incur each and all of the following:

                 (a) Indebtedness of the Issuer evidenced by the Bonds;

                 (b) Indebtedness of the Issuer, any Subsidiary or any Significant Joint Venture outstanding on the Issue Date;

                 (c) Indebtedness of the Issuer, any Subsidiary and any Significant Joint Venture in an aggregate principal amount at any one time outstanding not to exceed U.S.$75,000,000 (or the foreign currency equivalent thereof);

                 (d) (i) Interest Rate Protection Obligations of the Issuer or any Subsidiary or any Significant Joint Venture covering Indebtedness of the Issuer, such Subsidiary or such Significant Joint Venture; provided, however, that, (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                 (e) Indebtedness of any Subsidiary or Significant Joint Venture owed to and held by the Issuer, another Subsidiary or Significant Joint Venture, in each case which is not subordinated in right of payment to any Indebtedness of such Subsidiary or Significant Joint Venture, except that (i) any transfer of such Indebtedness by the Issuer or a Subsidiary or a Significant Joint Venture (other than to the Issuer or to another Subsidiary or Significant Joint Venture) and (ii) the sale, transfer or other disposition by the Issuer or any Subsidiary or Significant Joint Venture of the Capital Stock of any Subsidiary or ownership interest in any Significant Joint Venture which is owed Indebtedness from another Subsidiary or Significant Joint Venture such that the first such Subsidiary or Significant Joint Venture ceases to be a Subsidiary or Significant Joint Venture shall, in each case in (i) and (ii), be an incurrence of Indebtedness by the second such Subsidiary or Significant Joint Venture, as the case may be, subject to the other provisions of this covenant;

                 (f) Indebtedness of the Issuer owed to and held by any Subsidiary or any Significant Joint Venture which is unsecured and subordinated in right of payment to the payment and performance of the Issuer's obligations under the Indenture and the Bonds, provided that any subsequent issuance or transfer of Capital Stock or other ownership interest or any other event which results in any such Subsidiary or Significant Joint Venture ceasing to be a Subsidiary or Significant Joint Venture, as the case may be, or any subsequent transfer of any such Indebtedness (except to the Issuer or another Subsidiary or another Significant Joint Venture) shall be deemed, in each case, be an incurrence of Indebtedness by the Issuer, subject to the other provisions of this covenant;

                 (g) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the outstanding Indebtedness of the Issuer or any Subsidiary or any Significant Joint Venture other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                 (h) Indebtedness of the Issuer or any of its Subsidiaries or any of its Significant Joint Ventures in an aggregate amount on the date of incurrence, not in excess of 80 per cent. of the average of the outstanding accounts receivable balances of the Issuer, its Subsidiaries and Significant Joint Ventures on a combined basis at each of the three preceding quarterly balance sheet dates;

                 (i) Indebtedness of Hermes as to which the Issuer or any Subsidiary or any Significant Joint Venture is not directly or indirectly liable by virtue of being the primary obligor on, guarantor of or otherwise liable with respect to, such Indebtedness;

                 (j) Indebtedness of the Issuer or any Subsidiary or any Significant Joint Venture represented by letters of credit for the account of the Issuer or such Subsidiary or such Significant Joint Venture, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

                 (k) Indebtedness and Acquired Indebtedness incurred by the Issuer or any Subsidiary or Significant Joint Venture in order to finance the construction, acquisition, installation or improvement of Telecommunications Assets to be used in Europe and/or Asia (including the Russian Federation and the Commonwealth of Independent States) by the Issuer, any Subsidiary or any Significant Joint Venture;

                 (l) (i) Indebtedness of the Issuer the proceeds of which are used solely to refinance (whether by amendment renewal, extension or refunding) Indebtedness of the Issuer or any Subsidiary or any Significant Joint Venture and (ii) Indebtedness of any Subsidiary or Significant Joint Venture, the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary or such Significant Joint Venture, in each case other than the Indebtedness incurred under the preceding clauses (c) through (g) and (i) through (k) of this Section 4.08; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (1) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the outstanding principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, (y) in the case of Indebtedness incurred by the Issuer pursuant to this clause (l) to refinance Subordinated Indebtedness, such Indebtedness
         (A) has no scheduled principal payment prior to the 91st day after the Maturity of the Bonds, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Bonds and (C) is subordinated to the Bonds in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Bonds and (z) in the case of Indebtedness incurred by the Issuer pursuant to this clause (l) to refinance Pari Passu Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 91st day after the Maturity of the Bonds, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Bonds and (C) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

                 Section 4.09. Limitation on Restricted Payments.

                 (a) The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual and organizational documents not permit its Significant Joint Ventures to, directly or indirectly:

                          (i) declare or pay any dividend or make any other
                 distribution or payment on or in respect of Capital Stock of the Issuer or any Subsidiary or any Significant Joint Venture or any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer or any Subsidiary or any Significant Joint Venture (other than (x) dividends or distributions payable solely in Capital Stock of the Issuer, such Subsidiary or such Significant Joint Venture (other than, in each case, Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Issuer (other than, in each case, Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Issuer or any Subsidiary or any Significant Joint Venture and (z) the declaration or payment of dividends or other distributions by any such entity to all holders of equity or similar economic interests of such entity on a pro rata basis),

                          (ii) purchase, redeem, defease or otherwise acquire
                 or retire for value any Capital Stock or other ownership interest of the Issuer or any Subsidiary or any Significant Joint Venture (other than any such Capital Stock or other ownership interest owned by a Wholly-Owned Subsidiary),

                          (iii) make any principal payment on, or purchase,
                 defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Issuer or a Wholly-Owned Subsidiary), or

                          (iv) make any Investment (other than any Permitted
                 Investment) in any person

                 (such payments or Investments described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Issuer or the relevant entity described above, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default under this Indenture shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Issuer would be able to incur $1.00 of additional Indebtedness pursuant to Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50 per cent. of the aggregate Pro rata Combined Adjusted Net Income accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Issuer during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Issuer immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Pro rata Combined Adjusted Net Income for such period shall be a deficit, minus 100 per cent. of such deficit) plus (2) the aggregate net cash proceeds received by the Issuer, a Subsidiary or Significant Joint Venture either (x) as capital contributions after the Issue Date from any person (other than a Subsidiary or Significant Joint Venture) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of such entity to any person (other than to a Wholly-Owned Subsidiary) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause
(C)(2), the value of the aggregate net proceeds received by the Issuer upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Issuer upon the conversion or exercise thereof.

                 (b) None of the provisions of Section 4.09(a) will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Issuer or any Subsidiary of the Issuer in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any person (other than a Subsidiary or Joint Venture) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Issuer to any person (other than to a Subsidiary or Joint Venture); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause
(C)(2) of the preceding paragraph (a); (iii) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any person (other than a Subsidiary or Joint Venture) or (y) (1) issue and sale of Capital Stock (other than Redeemable Capital Stock) of the Issuer to any person (other than to a Subsidiary or Joint Venture); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph or
(2) Indebtedness of the Issuer issued to any person (other than to a Subsidiary), so long as such Indebtedness is Subordinated Indebtedness which
(A) has no Maturity earlier than the 91st day after the Maturity of the Bonds, (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Bonds and (C) is subordinated to the Bonds in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any person (other than a Subsidiary or Joint Venture) or (y) (1) issue and sale of Capital Stock (other than Redeemable Capital Stock) of the Issuer to any person (other than to a Subsidiary or Joint Venture); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement are excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Issuer from any person (other than a Subsidiary or Joint Venture), so long as such Indebtedness is Subordinated Indebtedness or Pari Passu Indebtedness which (A) has no Stated Maturity earlier than the 91st day after the Final Maturity Date and (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Bonds; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.12; (vi) payments or other actions described in clauses (i) through (vi) in Section 4.09(a) that would otherwise be Restricted Payments in an aggregate amount not to exceed U.S.$10 million (or the foreign currency equivalent thereof); and
(vii) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Issuer of Common Stock of the Issuer from employees of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding U.S.$10 million (or the foreign currency equivalent thereof) in any calendar year. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph
(a), Restricted Payments made under the preceding clauses (vi) and (vii) shall be included and clauses (i), (ii), (iii) (iv) and (v) of this paragraph (b) shall not be so included.

                 Section 4. 10. Negative Pledge.

                 The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual and organizational documents not permit its Significant Joint Ventures to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property of the Issuer or such Subsidiary or such Significant Joint Venture, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Bonds are equally and ratably secured with the obligations so secured (provided that any Lien securing Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Bonds with the same relative priority as such Subordinated Indebtedness shall have with respect to the Bonds) or until such time as such obligations are no longer secured by a Lien.

                 Section 4.11. Change of Control.

                 (a) Upon the occurrence of a Change of Control, the Issuer shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the outstanding Bonds at a purchase price (the "Change of Control Purchase Price") equal to 106.5 per cent. (if the date of such purchase occurs on or before June 30, 1998), 113.5 per cent. (if the date of such purchase occurs after June 30, 1998 but on or before June 30, 1999) or 121.0 per cent. (if the date of such purchase occurs after June 30, 1999), as applicable, of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no earlier than 60 days and no later than 90 days from the date the notice of the Change of Control Offer is distributed to the Holders and the Trustee (the "Change of Control Purchase Date"). The Issuer shall be required to purchase all Bonds properly tendered (or the portions thereof equal to U.S.$10,000 or increments of U.S.$1,000 in excess thereof that are so tendered by a Holder in the case of a partial tender) in the Change of Control Offer and not withdrawn on the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change of Control Purchase Date.

                 (b) Notice of a Change of Control Offer shall be distributed by the Issuer not later than the 30th day after the occurrence of a Change of Control to the Holders of Bonds at their last registered addresses with a copy to the Trustee and the Paying Agents and to the Luxembourg Stock Exchange. The Change of Control Offer shall remain open from the time of first distribution to Holders for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

                          (i) that the Change of Control Offer is being made
                 pursuant to this Section 4.11 and that all Bonds validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

                          (ii) the purchase price (including the amount of
                 accrued interest, if any) for each Bond, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

                          (iii) that any Bond not tendered for payment will
                 continue to accrue interest in accordance with the terms thereof;

                          (iv) that, unless the Issuer shall default in the
                 payment of the purchase price, any Bond accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                          (v) that Holders electing to have Bonds purchased
                 pursuant to a Change of Control Offer will be required to surrender their Bonds to a Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Issuer and reasonably acceptable to the Trustee and the Paying Agents;

                          (vi) that Holders of Bonds will be entitled to
                 withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Bonds the Holder tendered for purchase, the Bond certificate number (if any) and a statement that such Holder is withdrawing its election to have such Bonds purchased;

                          (vii) that Holders whose Bonds are tendered only in
                 part will be issued Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered (subject to minimum authorized denominations);

                          (viii) the instructions that Holders must follow in
                 order to tender their Bonds; and

                          (ix) information concerning the business of the
                 Issuer, the most recent annual and quarterly reports of the Issuer filed with the SEC pursuant to the Exchange Act (or, if the Issuer is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Issuer's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Bonds in connection with the decision of such Holder as to whether or not it should tender Bonds pursuant to the Change of Control Offer.

                 (c) On the Change of Control Purchase Date, the Issuer shall
(i) accept for payment Bonds or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agents money, in immediately available funds, sufficient to pay the purchase price of all Bonds or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Bonds so accepted together with an Officers' Certificate setting forth the Bonds or portions thereof tendered to and accepted for payment by the Issuer. The Paying Agents shall promptly mail or deliver to the Holders of Bonds so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Bond equal in principal amount (subject to minimum authorized denominations) to any unpurchased portion of the Bond surrendered. Any Bonds not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

                 (d) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Bonds validly tendered and not withdrawn under such Change of Control Offer.

                 (e) The Issuer shall comply with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Bonds pursuant to a Change of Control Offer.

                 Section 4.12. Disposition of Proceeds of Asset Sales.

                 (a) The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual and organizational documents not permit its Significant Joint Ventures to, make any Asset Sale unless (a) the Issuer or such entity, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75 per cent. of such consideration consists of cash or Cash Equivalents or the assumption of Indebtedness of the Issuer or such Subsidiary or such Significant Joint Venture or other obligations relating to such assets and release from all liability on the Indebtedness or other obligations assumed, or such consideration consists of
(x) property or assets that will be owned by the Issuer, or a Subsidiary or a Significant Joint Venture of the Issuer and are to be used in a telecommunications business or in related activities or services that thereafter will be conducted by the Issuer or such Subsidiary or such Significant Joint Venture or (y) Capital Stock or other securities issued by a party to the transaction or an Affiliate thereof, which Capital Stock or other securities are freely tradeable and which are sold for cash within 90 days of the consummation of the Asset Sale in connection with which they were acquired. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, Senior Indebtedness or Indebtedness of a Subsidiary or Indebtedness of a Significant Joint Venture or are not so applied, the Issuer or such entity, as the case may be, within 360 days of such Asset Sale, will apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Issuer and such entities existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, the Senior Indebtedness or Indebtedness of a Subsidiary or Indebtedness of a Significant Joint Venture, nor invested in Replacement Assets within the 360-day period described above constitute "Excess Proceeds" subject to disposition as provided below.

         (b) When the aggregate amount of Excess Proceeds equals or exceeds US $10,000,000, the Issuer shall make an offer to purchase (an "Asset Sale Offer"), from all Holders of the Bonds, on a date not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), an aggregate principal amount of Bonds equal to such Excess Proceeds, at a price in cash, equal to 100 per cent. of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (the "Asset Sale Offer Price"). To the extent that the aggregate principal amount of Bonds tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use such excess for general corporate purposes. If the aggregate principal amount of Bonds validly tendered and not withdrawn by Holders thereof is greater than the Excess Proceeds, Bonds to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

         (c) Notice of an Asset Sale Offer shall be mailed by the Issuer to all Holders of Bonds not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee, the Paying Agents and the Luxembourg Stock Exchange. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

                 (i) that the Asset Sale Offer is being made pursuant to this
         Section 4.12;

                 (ii) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Bond, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

                 (iii) that any Bond not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof,

                 (iv) that, unless the Issuer shall default in the payment of the Asset Sale Offer Price, any Bond accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

                 (v) that Holders electing to have Bonds purchased pursuant to an Asset Sale Offer will be required to surrender their Bonds to a Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Issuer and reasonably acceptable to the Trustee and the Paying Agent;

                 (vi) that Holders will be entitled to withdraw their election if a Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Bonds the Holder delivered for purchase, the Bond certificate number (if any) and a statement that such Holder is withdrawing its election to have such Bonds purchased;

                 (vii) that if Bonds in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Issuer shall purchase Bonds on a pro rata basis among the Bonds tendered (with such adjustments as may be deemed appropriate by the Issuer so that only Bonds in denominations of U.S. $10,000 or integral multiples of U.S. $1,000 in excess thereof shall be acquired);

                 (viii) that Holders whose Bonds are purchased only in part will be issued new Bonds equal in principal amount to the unpurchased portion of the Bonds surrendered;

                 (ix) the instructions that Holders must follow in order to tender their Bonds; and

                 (x) information concerning the business of the Issuer, the most recent annual and quarterly reports of the Issuer filed with the SEC pursuant to the Exchange Act (or, if the Issuer is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Issuer's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Bonds in connection with the decision of such Holder as to whether or not it should tender Bonds pursuant to the Asset Sale Offer.

         (d) On the Asset Sale Purchase Date, the Issuer shall (i) accept for payment, on a pro rata basis, Bonds or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Bonds or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Bonds so accepted together with an Officers' Certificate setting forth the Bonds or portions thereof tendered to and accepted for payment by the Issuer. The Paying Agent shall promptly mail or deliver to Holders of Bonds so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Bond equal in principal amount to any unpurchased portion of the Bond surrendered. Any Bonds not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce, and publish in the Luxembourg Wort, the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Bonds tendered pursuant to an Asset Sale
Offer is less than the Excess Proceeds, the Issuer may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.12, the Trustee shall act as Paying Agent.

         (e) The Issuer shall comply with Rule 14e-1 under the Exchange Act and any other securities laws or regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Bonds pursuant to the Asset Sale Offer.

         Section 4.13. Limitation on Transactions with Interested Persons.

         The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual and organizational documents not permit its Significant Joint Ventures to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Issuer, any Subsidiary or Significant Joint Venture or any beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately, after the passage of time or upon the happening of an event) of 5 per cent. or more of the Capital Stock or other ownership interest of any of the foregoing entities at any time outstanding (each of the foregoing being "Interested Persons"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Issuer or such Subsidiary or such Significant Joint Venture, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Issuer or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than U.S.$20,000,000 (or the foreign currency equivalent thereof) the Issuer has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Issuer or such Subsidiary or such Significant Joint Venture, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than U.S.$10,000,000 (or the foreign currency equivalent thereof), the Issuer shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions have been approved by a majority of the disinterested members of Board of Directors of the Issuer; provided, however, that the provisions of this Section 4.13 will not restrict the Issuer from (i) paying dividends in respect of its Capital Stock permitted under Section 4.09, (ii) paying reasonable and customary fees to directors of the Issuer who are not employees of the Issuer, (iii) making loans or advances to officers or employees of the Issuer and its Subsidiaries or Significant Joint Ventures (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Issuer or such Subsidiary or Significant Joint Venture not in excess of U.S.$5,000,000 (or the foreign currency equivalent thereof), in the aggregate at any one time outstanding, (iv) engaging in any transaction involving the provision of telecommunications services or related activities between or among the Issuer, any Subsidiary or any Significant Joint Venture and, provided that such transaction is in the ordinary course of business and consistent with commercially reasonable practice, any Joint Venture of the Issuer that is not a Significant Joint Venture or between any of them or (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby, as listed in Schedule I hereto (including pursuant to any amendment thereto so long as any such amendment in the judgment of the Board of Directors voting to approve the amendment does not have a material adverse effect on the Holders).

         Section 4.14. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries and Significant Joint Ventures.

         The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual and organizational documents not permit its Significant Joint Ventures to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary or Significant Joint Venture to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits to the Issuer or any Subsidiary or any Significant Joint Venture, (b) pay any Indebtedness owed to the Issuer or any other Subsidiary or Significant Joint Venture, (c) make loans or advances to, or any Investment in, the Issuer or any other Subsidiary or Significant Joint Venture, (d) transfer any of its properties or assets to the Issuer or any other Subsidiary or Significant Joint Venture or (e) guarantee any Indebtedness of the Issuer or any Subsidiary or Significant Joint Venture, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Issuer or any Subsidiary or Significant Joint Venture, (iii) customary restrictions on transfers of property subject to a Lien permitted under this Indenture which could not materially adversely affect the Issuer's ability to satisfy its obligations under this Indenture and the Bonds, (iv) any agreement or other instrument of a person acquired by the Issuer or any Subsidiary or Significant Joint Venture (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument,
(vi) encumbrances and restrictions under Indebtedness in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the Holders of the Bonds than those contained in the Indebtedness so refinanced or replaced, (vii) any agreement in existence at the Issue Date or (viii) encumbrances and restrictions in connection with Subsidiaries acquired after the Issue Date and Significant Joint Ventures entered into after the Issue Date, including with respect to any financing thereof, that are no more adverse to the Issuer than those referred to in (vii) above), (ix) in the case of clause (d) of this Section 4.14 above, arising or agreed to in the ordinary course of business, not relating to any Indebtedness and that do not individually, or together with all such encumbrances or restrictions, detract from the value of the property or assets of the Issuer or any Subsidiary or any Significant Joint Venture in any manner material to the Issuer or any Subsidiary or any Significant Joint Venture, (x) contained in the terms of any Indebtedness incurred by Hermes or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable financings (as determined by the Issuer) and the Issuer determines that any such encumbrance or restriction will not materially affect the Issuer's ability to make principal payments on the Bonds, (xi) contained in any stockholders or similar agreement, so long as such encumbrance or restriction is not more disadvantageous to the Holders than the encumbrances and restrictions contained in comparable agreements entered into in the past by the Issuer, any of its Subsidiaries or Significant Joint Ventures, or (xii) contained in any agreement entered into after the Issue Date, so long as such encumbrance or restriction is not materially more disadvantageous to the Holders than the encumbrances and restrictions contained in agreements in existence on the Issue Date.

        Section 4.15. Limitations on Sale-Leaseback Transactions.

        The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual and organizational documents not permit its Significant Joint Ventures to, enter into any Sale-Leaseback Transaction with respect to any property of the Issuer or any of its Subsidiaries or Significant Joint Ventures other than a Sale-Leaseback Transaction between the Issuer, a Subsidiary or a Significant Joint Venture or between any of them. Notwithstanding the foregoing, the Issuer and its Subsidiaries or Significant Joint Ventures may enter into Sale-Leaseback Transactions involving Telecommunications Assets; provided that (i) the Issuer, or such Subsidiary or Significant Joint Venture, as the case may be, would be entitled to create or incur a Lien to secure Indebtedness pursuant to the provisions of Section 4.10 hereof equal in amount to the Attributable Value of the Sale-Leaseback Transaction without equally and ratably securing the Bonds and (h) the Sale-Leaseback Transaction is treated as an Asset Sale and the provisions Section 4.12 hereof are satisfied with respect to such Sale-Leaseback Transaction.

         Section 4.16. When Issuer May Merge, etc.

         (a) The Issuer will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Issuer will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual and organizational documents not permit its Significant Joint Ventures to, enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the respective properties and assets of the Issuer and its Subsidiaries and Significant Joint Ventures on a combined basis, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Issuer shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Issuer or such Subsidiary or Significant Joint Venture is merged or to which the properties and assets of the Issuer and its Subsidiaries and Significant Joint Ventures, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the United Kingdom, the Federal Republic of Germany, France or Italy and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Bonds and this Indenture and, in each case, this Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Issuer, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $ 1.00 of additional Indebtedness under Section 4.08(a) (assuming a market rate of interest with respect to such additional Indebtedness); (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Issuer or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Issuer immediately before such transaction or series of transactions; (d) such consolidation, merger, conveyance, transfer, lease or other disposition does not adversely affect the validity or enforceability of the Bonds; and (e) if the Surviving Entity is organized in a jurisdiction other than the United States of America, any state thereof or the District of Columbia, such entity appoints CT Corporation System, Inc., New York, New York, as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Bonds issued thereunder and for actions brought under federal or state securities laws brought in any federal or state court located in the Borough of Manhattan in The City of New York and submits to such jurisdiction, waives forum non conveniens, waives or is not subject to immunity from suit and any judgments brought against such entity in respect of the Indenture and the Bonds may be recognized and enforced in such jurisdiction of its organization.

         In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an Opinion of Counsel, each stating that, such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the foregoing requirements; provided, however, that solely for purposes of computing amounts described in subclause (C) of Section 4.09(a), any such successor person shall only be deemed to have succeeded to and be substituted for the Issuer with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

         Section 4.17. Successor Substituted.

         (a) Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Issuer in accordance with Section 4.16 hereof, the successor person or persons formed by such consolidation or into which the Issuer is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture and the Bonds with the same effect as if such successor had been named as the Issuer herein; provided, however, that solely for purposes of computing amounts described in subclause (C) of Section 4.09(a), any such successor person shall only be deemed to have succeeded to and be substituted for the Issuer with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

         (b) Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor corporation had been named as the Issuer therein.

         Section 4. 18. Limitation on Guarantees by Subsidiaries.

         The Issuer will not permit any Subsidiary to, and will, to the fullest extent of the rights available to it under the relevant contractual and organizational documents, not permit its Significant Joint Ventures to, directly or indirectly, assume, guarantee or in any manner become liable with respect to any Indebtedness of the Issuer which is Subordinated Indebtedness or Pari Passu Indebtedness unless such Subsidiary or Significant Joint Venture, as the case may be, simultaneously executes and delivers a supplemental indenture to this Indenture, pursuant to provisions in form and substance satisfactory to the Trustee, providing for a guarantee of payment of the Bonds by such Subsidiary or Significant Joint Venture and (A) if any such assumption, guarantee or other liability is subordinated, the guarantee under such supplemental indenture shall be subordinated to the same extent as the Bonds are subordinated to Senior Indebtedness of the Issuer under this Indenture and (B) any such assumption, guarantee or other liability of such Subsidiary or Significant Joint Venture with respect to Subordinated Indebtedness shall be subordinated to such Subsidiary's or Significant Joint Venture's, as applicable, assumption, guarantee or other liability with respect to the Bonds to the same extent as such Subordinated Indebtedness is subordinated or junior to the Bonds under this Indenture.

         Section 4.19. Waiver of Stay, Extension or Usury Laws.

         The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of, premium, if any, or interest on the Bonds as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 4.20. [Reserved).

         Section 4.21. Listing on the Luxembourg Stock Exchange.

         The Issuer shall use its best efforts to cause and maintain the listing of all the Bonds on the Luxembourg Stock Exchange for so long as any of the Bonds are outstanding.

         Section 4.22. Reservation of GTS Shares.

         The Issuer shall at all times reserve and keep available out of its authorized common stock, solely for the purpose of issuance or delivery upon conversion of the Bonds, the number of GTS Shares that it reasonably believes will be required to be delivered in connection with such conversion pursuant to the terms of this Indenture.

         Section 4.23. [Reserved].

         Section 4.24. Limitation on Other Subordinated Indebtedness.

         The Issuer will not create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Bonds.

         Section 4.25. Effectiveness of Certain Covenants.

         So long as any Bond remains outstanding or any amount remains unpaid with respect to any of the Bonds, the Issuer shall comply with each and every one of the covenants contained in this Article Four; provided, however, that the effectiveness of Section 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15,
4.16, 4.17 and 4.18 shall terminate upon the occurrence of a Complying Public Equity Offering and for so long as a Covenant Defeasance pursuant to Section
8.02 is in effect.

                                 ARTICLE FIVE
                             MEETINGS OF HOLDERS

     Section 5.01 Purpose for Which Meetings May Be Called

     A meeting of the Holders may be called at any time and from time to time pursuant to this Article Five to make, give, or take any request, demand, authorization, notice, consent, election, waiver or other action permitted by this Indenture.

     Section 5.02 Call, Notice and Place of Meetings.

     The Issuer or the Trustee, upon the request of Holders having at least 5 per cent. in aggregate principal amount of the outstanding Bonds, or the Issuer, at its discretion, may call a meeting of the Holders for any purpose specified in Section 5.01. Any such meeting will be held in New York City. Notice of every meeting of Holders, setting forth, in general, the time and the place of, and the agenda for, such meeting, shall be given not less than 10 days nor more than 30 days prior to the date fixed for the meeting, in the manner provided under Section 12.01 and publication thereof shall be for three (3) consecutive Business Days in each place of publication. In the absence of quorum within 45 minutes of the time appointed for any such meeting, a second call meeting (the "second call meeting") may be called to take place.

     Section 5.03 Persons Entitled to Vote at Meetings.

     To be entitled to vote at any meeting of Holders, a person shall be
(1) a Holder of one or more outstanding Bonds, or (2) a person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Bonds by such Holder or Holders. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be persons entitled to vote at such meeting and their counsel, and representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

     Section 5.04 Quorum; Action.

     (a) Persons holding or representing a majority of the aggregate principal amount of the Bonds at the time outstanding, or in the case of any second all meeting, the Holders present or represented at such meeting, shall constitute a quorum for any meeting of Holders. Notice of the second call meeting shall be given as provided in Section 5.02, except that such notice need be given not less than five days prior to the date on which the second call meeting is scheduled. Notice of the second call meeting shall expressly state the percentage of the outstanding Bonds which shall constitute a quorum. Any Holder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, that such Holder shall be considered as present and voting only in respect to the matters covered by such instrument in writing (which may include authorization to vote on any other matters as may come before the meeting).

     (b) Any modifications, amendments or waivers to this Indenture shall require the lesser of (i) the written consent of the Holders of a majority in principal amount of the outstanding Bonds or (ii) the approval of persons entitled to vote a majority of the principal amount of such Bonds represented and voting at a meeting of the Holders duly called in accordance with the provisions hereof and at which a quorum is present; provided, however, that the unanimous affirmative vote of the Holders will be required to adopt any action or resolution of such action or resolution to be taken relates to the matters set forth in clauses (i) through (ix) of Section 9.02(a).

     (c) Except as provided above, any modifications, amendments, or waivers to the terms and conditions of the Bonds will be conclusive and binding on all Holders, whether or not they have given such consent or were present at any meeting of Holders, and whether or not notation of such modifications, amendments or waivers is made upon the Bonds.





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
         Section 5.05. Determination of Voting Rights, Conduct and Adjournment of Meeting.

         (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Bonds and to the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in Section 12.01 and the appointment of any proxy shall be proved in the manner specified in Section 12.01 or by having the signature of the person executing the proxy witnessed or guaranteed by a trust company, bank or banker to certify the holding of Bonds. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 12.01 or other proof.

         (b) The Issuer or the Holders calling the meeting, as the case may be, shall appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the persons entitled to vote a majority in principal amount of the outstanding Bonds represented at the meeting.

         (c) At any meeting each Holder of a Bond or proxy shall be entitled to one vote for each U.S. $10,000 principal amount of Bonds held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Bond or proxy.

         (d) Any meeting of Holders duly called pursuant to Section 5.02 at which a quorum is present may be adjourned from time to time by persons entitled to vote a majority in principal amount of the outstanding Bonds represented at the meeting; and the meeting may be held as so adjourned without further notice.

         Section 5.06. Counting Votes and Recording Action of Meetings.

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or their representatives by proxy and the principal amounts and serial numbers of the outstanding Bonds held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports, in duplicate, of the proceedings of each meeting. A record, at least in duplicate, of the proceedings of each meeting of the Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote or ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 5.04. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                  ARTICLE SIX

                          EVENTS OF DEFAULT: REMEDIES

         Section 6.01. Events of Default.

         An "Event of Default" means any of the following events:

                 (a) the Issuer fails to pay the principal of or any premium (if any) or interest (including Additional Amounts) on any of the Bonds when due (upon Maturity, acceleration, redemption, required purchase or otherwise and whether or not prohibited by Article Ten) and, in the case of interest only, such failure continues for a period of 30 days; or

                 (b) the Issuer does not perform or comply with any one or more of its other obligations in the Bonds or this Indenture (other than a default under (a) above) for a period of 60 days after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by Holders of at least 25 per cent. in aggregate principal amount of Bonds then outstanding; or

                 (c) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Issuer or any Material Subsidiary or any Significant Joint Venture aggregating U.S.$10 million (or the foreign currency equivalent thereof) or more, when the same becomes due and payable at the Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Issuer or any Material Subsidiary or any Significant Joint Venture aggregating U.S.$10 million (or the foreign currency equivalent thereof) or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Maturity thereof; or

                 (d) any holder or holders of Indebtedness aggregating U.S.$10 million (or the foreign currency equivalent thereof) or more of the Issuer or any Material Subsidiary or any Significant Joint Venture shall notify the Issuer or the Trustee of the intended sale or disposition of any assets of the Issuer or any such Material Subsidiary or Significant Joint Venture that have been pledged to or for the benefit of such person to secure such Indebtedness, or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Issuer or any Material Subsidiary or any Significant Joint Venture pursuant to the terms of any agreement or instrument evidencing any such Indebtedness or in accordance with applicable law; or

                 (e) one or more final judgements (or judgements which can no longer be appealed) or orders or similar judicial or administrative action shall be rendered against the Issuer or any Material Subsidiary or Significant Joint Venture for the payment of money, either individually or in an aggregate amount, in excess of U.S.$10 million (or the foreign currency equivalent thereof) and which shall not have been discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgement or order or similar judicial or administrative action or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgement or order, by reason of a pending appeal or otherwise, was not in effect;

                 (f) the Issuer or any Material Subsidiary or Material Joint Venture, pursuant to or under or within any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or like law; (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) makes a general assignment for the benefit of its creditors; (iv) or shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally, (v) or a court of competent jurisdiction (or like entity) shall enter an order or decree under any applicable law described above that is for relief against the Issuer or any Material Subsidiary or Material Joint Venture, as applicable, in an involuntary case or proceeding, appoints a custodian for the Issuer or such other entity for all or substantially all its properties or orders the liquidation of the Issuer or such other entity, as applicable, and in each such case in this clause (v), the order or decree remains unstayed and in effect for 60 days; (vi) or the Issuer or such other entity shall take any corporate action regarding any of the foregoing; or

                 (g) excluding the events referred to in paragraph (f) above, any seizure, compulsory acquisition, expropriation or nationalization of any assets of the Issuer, any Subsidiary or Significant Joint Venture for which there is not paid Fair Market Value and where the seizure, compulsory acquisition, expropriation nationalization (whether by an outright taking or by confiscatory tax or other policies), individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business (including, without limitation, the ability to generate cash flow over the life of the Bonds), the condition (financial or other), the properties or the results of operations of the Issuer, its Subsidiaries, and Significant Joint Ventures on a combined basis (a "Material Adverse Effect").

         Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Issuer, any Paying Agent, Transfer Agent or Conversion Agent, any Holder, any holder of Senior Indebtedness or any of their respective agents.

         Section 6.02. Acceleration.

         (a) If an Event of Default (other than as specified in subparagraph
(f) above) shall occur and be continuing, the Trustee, by notice to the Issuer, or the Holders of at least 25 per cent. in aggregate principal amount of the Bonds then outstanding by notice to the Trustee and the Issuer, may declare the principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Bonds due and payable immediately upon which declaration, all amounts payable in respect of the outstanding Bonds shall be due and payable immediately. If an Event of Default specified in subparagraph (f) above occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, on all of the outstanding Bonds shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of Bonds.

         (b) After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders at least of a majority in aggregate principal amount of the outstanding Bonds, by written notice to the Issuer and the Trustee, may rescind such declaration if (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Bonds, (3) the unpaid principal of and premium, if any, on any outstanding Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Bonds, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Bonds which has become due otherwise than by such declaration of acceleration; (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (iii) all Events of Defaults, other than the non-payment of principal of, premium, if any, and interest on the Bonds that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent thereto.

         Section 6.03. Other Remedies.

         (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Bonds or to enforce the performance of any provision of the Bonds or this Indenture.

         (b) All rights of action and claims under this Indenture or the Bonds may be enforced by the Trustee even if it does not possess any of the Bonds or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.





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

                 Section 6.04. Waiver of Past Defaults.

                 Subject to the provisions of Section 6.02, 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Bonds by notice to the Trustee may, on behalf of the Holders of all the Bonds, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

                 Section 6.05. Control by Majority.

                 (a) The Holders of not less than a majority in aggregate principal amount of the outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (i) that conflicts with any rule of law or this Indenture, (ii) that the Trustee determines may be unduly prejudicial to the rights of another Holder, or (iii) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

                 (b) During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of this Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee under this Indenture is not under any obligation to exercise any of its rights or powers hereunder at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the Holders of not less than a majority in aggregate principal amount of the outstanding Bonds have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture.

                 Section 6.06. Limitation on Suits.

                 (a) No Holder of any Bonds shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Bonds unless:

                 (i) the Holder gives written notice to the Trustee of a continuing Event of Default;

                 (ii) the Holders of at least 25 per cent. in aggregate principal amount of the outstanding Bonds make a written request to the Trustee to pursue the proceeding or remedy;

                 (iii) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;

                 (iv) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and

                 (v) during such 30-day period the Holders of at least a majority in aggregate principal amount of the outstanding Bonds do not give the Trustee a direction which is inconsistent with the request.





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
                 (b) The limitations of Section 6.06(a) shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, any Bond on or after the respective due dates set forth in such Bond.

                 (c) A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

                 Section 6.07. Right of Holders To Receive Payment.

                 Notwithstanding any other provision in this Indenture, the right of any Holder of a Bond to receive payment of the principal of, premium, if any, and interest on such Bond, on or after the respective Maturities expressed in such Bond, or to bring suit for the enforcement of any such payment on or after the respective Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                 Section 6.08. Collection Suit by Trustee.

                 If an Event of Default specified in clause (a) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer, or any other obligor on the Bonds for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum then borne by the Bonds and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 Section 6.09. Trustee May File Proofs of Claims.

                 The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or the Subsidiaries or Joint Ventures of the Issuer (or any other obligor upon the Bonds), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Bonds or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 Section 6.10. Priorities.

                 (a) If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

                 First: to the Trustee for amounts due under Section 7.07;

                 Second: subject to Article Ten, to Holders for interest (and any Additional Amounts) accrued on the Bonds, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for interest;

                 Third: subject to Article Ten, to Holders for principal amounts (including any premium) owing under the Bonds, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bonds for principal (including any premium); and

                 Fourth: the balance, if any, to the Issuer.

                 (b) The Trustee, upon prior written notice to the Issuer, may fix a record date and payment date for any payment to Holders pursuant to this
Section 6.10.

                 Section 6.11. Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.06, or a suit by Holders of more than 10 per cent. in aggregate principal amount of the outstanding Bonds.

                 Section 6.12. Restoration of Rights and Remedies.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Bond and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 Section 6.13. Notice to Holders of Event of Default.

                 If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Bonds and to the Luxembourg Stock Exchange, for so long as the Bonds are listed thereon, notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal or premium, if any, or interest on any Bonds, the Trustee may withhold the notice to the Holders of such Bonds if a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of the Holders of the Bonds.

                                 ARTICLE SEVEN

                                  THE TRUSTEE

                 Section 7.01. Duties.

                 (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                 (b) Except during the continuance of an Event of Default,

                 (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                 (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                 (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                 (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

                 Section 7.02. Rights of Trustee.

                 Subject to Section 7.01 hereof

                 (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person and need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

                 (e) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                 (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                 Section 7.03. Individual Rights of Trustee.

                 The Trustee, any Paying Agent, Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Bonds and, subject to Section 7.10, may otherwise deal with the Issuer and its Subsidiaries and Joint Ventures with the same rights it would have if it were not the Trustee or any Agent.

                 Section 7.04. Trustee's Disclaimer.

                 The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Bonds, it shall not be accountable for the Issuer's use or application of the proceeds from the Bonds, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Bonds other than the Trustee's certificate of authentication.

                 Section 7.05. [Reserved].

                 Section 7.06. Money Held in Trust.

                 All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Issuer.

                 Section 7.07. Compensation and Indemnity.

                 (a) The Issuer covenants and agrees to pay the Trustee from time to time such compensation for its services as the parties shall agree from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                 (b) The Issuer shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee for which it may seek indemnity. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its prior written consent.

The Issuer need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

                 (c) To secure the Issuer's payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Bonds on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Bonds.

                 (d) When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(f), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                 (e) The Issuer's obligations under this Section 7.07 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Issuer's obligations pursuant to Article Eight and/or the termination of this Indenture.

                 Section 7.08. Replacement of Trustee.

                 A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

                 (a) The Trustee may resign by so notifying the Issuer in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Bonds may remove the Trustee by so notifying the Issuer and the Trustee and may appoint a successor trustee with the Issuer's prior written consent. The Issuer may remove the Trustee if:

                 (i) the Trustee fails to comply with Section 7.10;

                 (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                 (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                 (iv) the Trustee becomes incapable of acting.

                 (b) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.07. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Bonds may, with the Issuer's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

                 (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

                 (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10 per cent. in principal amount of





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
the outstanding Bonds may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (e) If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (f) Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                 Section 7.09. Successor Trustee by Merger, etc.

                 If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

                 Section 7.10. Eligibility; Disqualification.

                 There shall at all times be a Trustee hereunder which shall have a combined capital and surplus of at least U.S.$50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.


                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE

                 Section 8.01. Termination of the Issuer's Obligations.

                 The Issuer may terminate its obligations under the Bonds and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01 and rights to registration of transfer or exchange of the Bonds, if all Bonds previously authenticated and delivered (other than destroyed, lost or stolen Bonds which have been replaced or paid or Bonds for whose payment money has theretofore been deposited with the Trustee or any Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 8.04) have been delivered to the Trustee for cancellation and the Issuer has paid all other sums payable by it hereunder, or if:

                 (1) either (i) pursuant to Article Three, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Bonds under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Bonds have otherwise become due and payable hereunder;

                 (2) all Bonds not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Bonds which have been replaced or paid) have been called for redemption pursuant to the terms of the Bonds or have otherwise become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Bonds not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Bonds to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

                 (3) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Bonds to Maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Bonds and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Ten;

                 (4) no Default or Event of Default with respect to this Indenture or the Bonds shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which it is bound;

                 (5) the Issuer shall have paid all other sums payable by it hereunder; and

                 (6) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Issuer's obligation under the Bonds and this Indenture have been complied with.

                 Notwithstanding the foregoing paragraph, the Issuer's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09 4.01, 4.02, 7.07, 8.03,
8.04, and 8.05 shall survive until the Bonds are no longer outstanding pursuant to Section 3.08. After the Bonds are no longer outstanding, the Issuer's obligations in Sections 7.07, 8.03, 8.04 and 8.05 shall survive.

                 After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Bonds and this Indenture except for those surviving obligations specified above.

                 Section 8.02. Covenant Defeasance.

                 (a) The Issuer may, at its option by Board Resolution of the Board of Directors of the Issuer, at any time, with respect to the Bonds, elect to have paragraph (b) below be applied to the outstanding Bonds upon compliance with the conditions set forth in paragraphs (c) and (d).

                 (b) Upon the Issuer's exercise under paragraph (a) of the option applicable to this paragraph (b), the Issuer shall be released and discharged from its obligations under any covenant contained in Article Ten and in Sections 4.08 through 4.18 with respect to the outstanding Bonds on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Bonds shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Bonds and any amounts deposited under paragraph
(c) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Ten or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Bonds, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant listed above, whether directly or indirectly, by reason of





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
any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Bonds shall be unaffected thereby.

                 (c) The following shall constitute a "Covenant Defeasance" pursuant to paragraph (b) above with respect to the Bonds:

                 (i) the 123rd day after the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holder, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and premium, if any, on the outstanding Bonds at their Maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, or premium, if any, on the outstanding Bonds;

                 (ii) the Issuer must have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                 (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

                 (iv) such Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries or Significant Joint Ventures is a party or by which the Issuer of any of its Subsidiaries or Significant Joint Ventures is bound;

                 (v) the Issuer must have delivered to the Trustee an Opinion of Counsel to the effect that after the 123rd day (or such other applicable date) following the deposit of the instruments referred to in (i), the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended;

                 (vi) the Issuer must have delivered to the Trustee an Officers' Certificate of the Issuer stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

                 (vii) the Issuer must have delivered to the Trustee an Officers' Certificate of the Issuer and an Opinion of Counsel in the United States acceptable to the Trustee, each stating that all conditions precedent provided for relating to the Covenant Defeasance have been complied with.

                 (d) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (d), the "Trustee") pursuant to paragraph (c) above in respect of the outstanding Bonds shall be held in trust and applied by the Trustee, in accordance with the provisions of such Bonds and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Bonds of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law. The Issuer shall pay and indemnify the Trustee against any tax, fee or other





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
charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (c) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Bonds.

                 (e) Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request, in writing, by the Issuer any money or U.S. Government Obligations held by it as provided in paragraph (c) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Covenant Defeasance.

                 Section 8.03. Application of Trust Money.

                 The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Bonds.

                 Section 8.04. Repayment to Issuer.

                 Subject to Sections 7.07, 8.01 and 8.02, the Trustee shall promptly pay to the Issuer, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and any Paying Agent shall pay to the Issuer, upon receipt by the Trustee or such Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and any Paying Agent before being required to make any payment may, but need not, at the expense of the Issuer cause to be published once in a newspaper of general circulation in The City of New York and in the Luxemburger Wort for so long as the Bonds are listed on the Luxembourg Stock Exchange or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Holders entitled to money must look solely to the Issuer for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

                 Section 8.05. Reinstatement.

                 If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Issuer's obligations under this Indenture and the Bonds shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Issuer has made any payment of principal of, premium, if any, or interest on any Bonds because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Bonds to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.





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

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS


                 Section 9.01. Without Consent of Holders.

                 Subject to Section 6.04, the Issuer, when authorized by a Board Resolution and the Trustee may amend, waive or supplement this Indenture or the Bonds without the consent of the Holders of any Bonds then outstanding for the purpose of (i) curing ambiguities, defects or inconsistencies, (ii) qualifying, or maintaining the qualification of, this Indenture under the Trust Indenture Act of 1939, (iii) evidencing the succession of another Person to the Issuer or any other obligor on the Bonds, and the assumption by any such successor of the covenants of the Issuer or such obligor in the Indenture and in the Bonds in accordance with Section 4.16; (iv) adding to the covenants of the Issuer or any other obligor upon the Bonds for the benefit of the holders of the Bonds or surrendering any right or power conferred upon the Issuer or any other obligor upon the Bonds, as applicable, or in the Indenture or in the Bonds; (v) evidencing the replacement of the Trustee by a trustee that is appointed to so act pursuant to the terms of this Indenture; and (vi) evidencing or making any other change that does not adversely affect the rights of any holder of Bonds; provided, however, that no change may be made pursuant to this Section 9.01 that adversely affects the rights of any Holder and the Issuer shall deliver to the Trustee an Opinion of Counsel to such effect.

                 Section 9.02. With Consent of Holders.

                 (a) With the written consent of the Holders of a majority in principal amount of the Bonds the Issuer, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving any of the provisions of this Indenture or of modifying in any manner the rights of Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the written consent of each Holder affected:

                 (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Bonds,

                 (ii) change the currency in which any Bonds or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Bond payable in money other than that stated in the Bond,

                 (iii) reduce the percentage in principal amount of outstanding Bonds that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Bonds,

                 (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Bonds,

                 (v) waive a default in payment with respect to the Bonds,

                 (vi) amend, change or modify the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto,

                 (vii) reduce or change the rate or time for payment of interest on the Bonds,

                 (viii) modify or change any provisions of this Indenture affecting the subordination or ranking of the Bonds in a manner adverse to the Holders of the Bonds, or

                 (ix) take any other action otherwise prohibited by this Indenture to be taken without the consent of each Holder affected thereby.

                 (b) It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                 (c) After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Issuer shall mail to the Holder of each Bond affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

                 Section 9.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                 Section 9.04. Revocation and Effect of Consents.

                 (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Bond or portion of that Bond that evidences the same debt as the consenting Holder's Bond (and such consenting Holder shall procure that such consent is a continuing consent by such subsequent Holder), even if notation of the consent is not made on any Bond. However, any such Holder or subsequent Holder may revoke the consent as to his Bond or portion of a Bond prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

                 (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

                 (c) After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (i) through (ix) of Section 9.02(a); if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Bond or portion of a Bond that evidences the same debt as the consenting Holder's Bond (and such consenting Holder shall procure that such subsequent Holder is so bound).

                 Section 9.05. Notation on or Exchange of Securities.

                 If an amendment, supplement or waiver changes the terms of a Bond, the Trustee shall (in accordance with the specific direction of the Issuer) request the Holder of the Bond to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Issuer) place an appropriate notation on the Bond about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Bond shall issue and the Trustee shall authenticate a new Bond that reflects the changed terms. Failure to make the appropriate notation or issue a new Bond shall not affect the validity and effect of such amendment, supplement or waiver.





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
                 Section 9.06. Trustee May Sign Amendments, etc.

                 The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Issuer in accordance with its terms.


                                  ARTICLE TEN

                             SUBORDINATION OF BONDS

                 Section 10.01. Bonds Subordinate to Senior Indebtedness.

                 The Issuer covenants and agrees, and each Holder of a Bond, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Ten, the Indebtedness represented by the Bonds is hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts payable under all existing and future Senior Indebtedness.

                 Section 10.02. Payment Over of Proceeds upon Dissolution, etc.

                 In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Issuer or to its assets, or (b) any liquidation, dissolution or other winding-up of the Issuer, whether voluntary or involuntary or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Issuer, then:

                 (i) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation governing such Designated Senior Indebtedness, to the extent that such interest is an allowed claim under applicable law), or provision shall be made for such payment, before the Holders of the Bonds are entitled to receive any payment or distribution of any kind or character (excluding securities of the Issuer or any other person that are equity securities or are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Bonds as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Securities") on account of principal of (including upon redemption), premium, if any, or interest on the Bonds or Additional Amounts; and

                 (ii) any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                 (iii) in the event that, notwithstanding the foregoing provisions of this Section 10.02, the Trustee or the Holder of any Bond shall have received any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, in respect of principal of, premium, if any, or interest on the Bonds before all Senior Indebtedness is paid in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Issuer for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 The consolidation of the Issuer with, or the merger of the Issuer with or into, another person or the liquidation or dissolution of the Issuer following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Section 4.16 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Issuer for the purposes of this Article Ten if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Section 4.16.

                 Section 10.03. Suspension of Payment When Senior Indebtedness
                                in Default.

                 (a) Unless Section 10.02 shall be applicable, upon the occurrence of a Payment Default, and after receipt by the Trustee and the Issuer from a Senior Representative of written notice of such default no payment or distribution of any assets of the Issuer of any kind or character (excluding Permitted Junior Securities) shall be made by or on behalf of the Issuer on account of principal of, premium, if any, or interest on the Bonds or on account of the purchase, redemption or other acquisition of any Bonds (other than payments previously made pursuant to Article Eight) unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which, subject to Section 10.02 (if applicable), the Issuer shall resume making any and all required payments in respect of the Bonds, including any missed payments.

                 (b) Unless Section 10.02 shall be applicable, upon the occurrence of a Non-payment Default and upon the receipt by the Trustee from a Senior Representative of written notice of such occurrence stating that such notice is a Payment Blockage Notice pursuant to Section 10.03(b) of this Indenture, no payment or distribution of any assets of the Issuer of any kind or character (excluding Permitted Junior Securities and other than payments previously made pursuant to Article Eight) shall be made by or on behalf of the Issuer on account of principal of, premium, if any, or interest on the Bonds or on account of the purchase, redemption or other acquisition of Bonds for a period ("Payment Blockage Period") commencing on the receipt by the Trustee of such Payment Blockage Notice above, as the case may be, until the earliest to occur of the following events: (i) 179 days shall have elapsed since receipt of such Payment Blockage Notice by the Trustee (provided such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (iii) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (iv) such Payment Blockage Period shall have been terminated by written notice to the Issuer or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in each case, the Issuer shall resume making any and all required payments in respect of the Bonds,





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
including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 365-day period. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the receipt by the Trustee of the Payment Blockage Notice and there must be a 186 consecutive day period in any 365 consecutive day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, no further notice may be given in respect of any Non-payment Default unless and until all scheduled payments of principal, premium, if any, and interest not paid on the Bonds during any such Payment Blockage Period as a result of any Payment Blockage Notice shall have been paid in full in cash or Cash Equivalents.

                 (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Bond shall have received any payment prohibited by the foregoing provisions of this Section 10.03, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representatives or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or Cash Equivalents, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

                 Section 10.04. Trustee's Relation to Senior Indebtedness.

                 With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Issuer or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

                 Section 10.05. Subrogation to Rights of Holders of Senior
                                Indebtedness.

                 (a) Upon the payment in full of all Senior Indebtedness, the Holders of the Bonds shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Bonds shall be paid in full in cash or Cash Equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Bonds or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders of the Bonds or the Trustee shall, as among the Issuer, its creditors other than holders of Senior Indebtedness, and the Holders of the Bonds, be deemed to be a payment or distribution by the Issuer to or on account of the Senior Indebtedness.

                 (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under the Senior Indebtedness of the Issuer, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

                 Section 10.06. Provisions Solely To Define Relative Rights.

                 (a) The provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Bonds on the one hand and the holders of Senior Indebtedness on the other





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
hand. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Bonds is intended to or shall (i) impair, as among the Issuer, its creditors other than holders of Senior Indebtedness and the Holders of the Bonds, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Bonds the principal of, premium, if any, and interest on the Bonds as and when the same shall become due and payable in accordance with their terms; or (ii) affect the relative rights against the Issuer of the Holders of the Bonds and creditors of the Issuer other than the holders of Senior Indebtedness; or (iii) prevent the Trustee or the Holder of any Bond from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Issuer referred to in Section 10.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.03(c).

                 (b) The failure to make a payment on account of principal of, premium, if any, or interest on the Bonds by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder. The Issuer shall promptly notify holders of Senior Indebtedness if payment on the Bonds is accelerated because of an Event of Default.

                 Section 10.07. Trustee To Effectuate Subordination.

                 Each Holder of a Bond by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Issuer whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Issuer owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Bonds.

                 Section 10.08. No Waiver of Subordination Provisions.

                 (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 (b) Without limiting the generality of Section 10.08(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Bonds, without incurring responsibility to the Holders of the Bonds and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Bonds to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Bonds to take any action to accelerate the maturity of the Bonds pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.





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
                 Section 10.09. Notice to Trustee.

                 (a) The Issuer shall give prompt written notice to the Trustee of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee in respect of the Bonds. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Bonds, unless and until the Trustee shall have received written notice thereof from the Issuer or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 10.09 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Bond), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

                 (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Issuer by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                 Section 10.10. Reliance on Judicial Order or Certificate of
                                Liquidating Agent.

                 Upon any payment or distribution of assets of the Issuer referred to in this Article Ten, the Trustee, subject to the provisions of
Section 7.01, and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                 Section 10.11. Rights of Trustee as a Holder of Senior
                                Indebtedness; Preservation of Trustee's Rights.

                 The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.





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
                 Section 10.12. Article Applicable to Paying Agents.

                 In case at any time any Paying Agent other than the Trustee shall have been appointed by the Issuer and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Ten in addition to or in place of the Trustee.

                 Section 10.13. No Suspension of Remedies.

                 Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Bonds to take any action to accelerate the maturity of the Bonds pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Indebtedness.


                                ARTICLE ELEVEN

                              CONVERSION OF BONDS

                 Section 11.01 Conversion Right.

                 (a) Subject to and upon compliance with the provisions of this Indenture, the Holder of any Bond shall have the right (the "Conversion Right"), at its option, at any time on or after the occurrence of a Complying Public Equity Offering and under the other circumstances specified in Section
11.02 and prior to the close of business on June 30, 2000, to convert the principal amount of any such Bond, or any portion of such principal amount (subject to Section 2.01 concerning minimum denominations of the Bonds), into that number of fully paid and non-assessable GTS Shares (as such shares shall then be constituted) obtained by dividing the principal amount of the Bond or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Bond so to be converted in whole or in part in the manner provided in Section 11.02. A Holder of Bonds is not entitled to any rights of a holder of GTS Shares until such holder has converted its Bonds to GTS Shares, and only to the extent such Bonds are deemed to have been converted to GTS Shares under this Article Eleven.

                 Section 11.02 Exercise of Conversion Right; Issuance of GTS
                               Shares on Conversion.

                 (a) Holders have a Conversion Right which is exercisable in whole or in part at any time and from time to time (i) in the case of subparagraph (b) of this Section 11.02, subsequent to the Conversion Date but not later than the Maturity of the Bond (as such Maturity may be extended pursuant to the other provisions of this Section), (ii) if a notice of redemption of the Bonds pursuant to this Indenture has been given, after the date of such notice and prior to the date of redemption specified in such notice, (iii) if the Bonds are subject to acceleration as a result of an Event of Default, following the date notice thereof is given to Holders until the Bonds are paid in full upon such acceleration; or (iv) if any Non-Complying Equity Offering occurs, within the 60 day period prior to the Maturity of the Bonds (provided, however, that such Conversion Right may be exercised prior to the 60th day prior to Maturity of the Bonds if a Change of Control shall have occurred, upon delivery of a Conversion Notice by the Bondholder pursuant to this subparagraph at any time on or after the time the Change of Control Offer is made pursuant to Section 4.11, until the Maturity of the Bonds). In order to exercise its Conversion Right, a Holder shall complete a notice in the then current form obtainable from the Trustee or a specified office of a Conversion Agent (a "Conversion Notice") (which may be accompanied by a share transfer form, or other instrument which may be required, signed by the Holder or may include an authorization signed by the Holder, authorizing the Holder's nominee to become the registered transferee and to execute any requisite transfer form or other instrument which may be required, on behalf of the Holder) and deliver such Conversion Notice and where appropriate, an executed





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
share transfer form, or other instrument which may be required, to the Trustee or a specified office of any Conversion Agent (together with the relevant Bond or Bonds if in definitive form) and any payment required by Section 11.06. Once given, a Conversion Notice shall be irrevocable and may not be withdrawn without the consent in writing of the Issuer.

                 (b) If a Complying Public Equity Offering occurs prior to the Maturity of the Bonds, then the Issuer shall, no earlier than twenty Business Days and not later than fifteen Business Days prior to the anticipated completion of such offering, cause notice to be given to the Trustee, the Holders and the Luxembourg Stock Exchange to the effect that a Complying Public Equity Offering is expected to occur on a specified date (the Conversion Date) and that on and after the Conversion Date the Holders may from time to time until Maturity of the Bonds by delivery of a notice pursuant to paragraph (a) above, elect to exercise their Conversion Right, in whole or in part. Following the completion of such Complying Public Equity Offering, the Issuer shall promptly cause notice to be given to the Trustee, the Holders and the Luxembourg Stock Exchange stating that the Complying Public Equity Offering has been completed and confirming the Conversion Date. The Issuer shall also provide in the Notice of Offering all information concerning the Complying Public Equity Offering and all prior offerings since the Issue Date that may be relevant to a Conversion Price determination or requested by the Trustee in relation thereto.

                 (c) If any Non-Complying Equity Offering occurs prior to the Maturity of the Bonds on June 30, 2000, then the Issuer shall no later than ten Business Days after the completion of such offering cause a Notice of Offering to be given to the Trustee, the Holders and the Luxembourg Stock Exchange of such fact and that at any time and from time to time, in whole or in part (but not earlier than the 60th day prior to the Maturity of the Bonds, subject to the provisions of paragraph (i)(d) above) the Holders may by delivery of notice pursuant to subparagraph (a) of this Section elect to exercise their Conversion Right. The Issuer shall also provide in the Notice of Offering all information concerning all offerings since the Issue Date that may be relevant to a Conversion Price determination or requested by the Trustee in relation thereto.

                 (d) If a Complying Public Equity Offering or a Non-Complying Equity Offering occurs within the 60 day period prior to and ending at the original Maturity of the Bonds, then for purposes of exercise of the Conversion Right by Holders, the Maturity for all Bonds shall be postponed to the 60th day following the date of the Notice of Offering and the Bonds will continue to accrue interest to the date the Bonds are converted, provided that, in no event will interest accrue for a period longer than 60 days from June 30, 2000.

                 (e) The Conversion Right of any Holder in respect of a Bond becoming redeemable pursuant to this Indenture and in respect of which the conditions required for conversion have not been satisfied by the relevant Holder by the end of the second Business Day prior to any date for redemption thereof shall, except as provided below, thereupon terminate. Notwithstanding the foregoing, if there is a default in making full payment when due of the redemption monies in respect of any Bond, the Conversion Right in respect thereof shall extend up to and including the date on which payment has been received by a Paying Agent or the Trustee. The Conversion Right of a Holder in respect of a Bond becoming due and payable as a result of the acceleration of the Maturity thereof following an Event of Default shall terminate on the date that payment with respect to such Bonds has been received by a Paying Agent or the Trustee.

                 (e) In the event where Holders have elected to convert their Bonds pursuant to this Article Eleven by giving notice thereof to the Issuer in accordance with the terms of this Indenture, then any subsequent redemption of the Bonds shall not affect the right of the Holders of such Bonds to receive GTS Shares and such Bonds shall not be so redeemed. No earlier than 60 days and no later than 30 days prior to the Maturity of the Bonds, the Issuer shall deliver a notice to the Trustee, the Holders and the Luxembourg Stock Exchange of the status of the Conversion Rights, if any, of the Holders.

                 (f) In order to exercise the Conversion Right with respect to any Bond in certificated form, the Holder of any such Bond to be converted in whole or in part shall surrender such Bond, duly endorsed, at an office or agency maintained by the Issuer and shall give written notice of conversion in the form provided on the





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
Bonds (or such other notice which is acceptable to the Issuer) to the office or agency that the Holder elects to convert such Bond or such portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for GTS Shares which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer taxes, if required pursuant to Section 11.07. Each such Bond surrendered for conversion shall, unless the GTS Shares issuable on conversion are to be issued in the same name as the registration of such Bond, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Issuer duly executed by, the Holder or its duly authorized attorney.

                 (g) In order to exercise the Conversion Right with respect to any interest in a Bond in global form, the beneficial holder must complete the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, deliver by book-entry delivery an interest in such Bond in global form, furnish appropriate endorsements and transfer documents if required by the Issuer or the Trustee or Conversion Agent, and pay any transfer taxes, if required pursuant to Section 11.07.

                 (h) As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if GTS Shares issuable on conversion are to be issued in a name other than that of the Holder (as if such transfer were a transfer of the Bond or Bonds (or portion thereof) so converted), the Issuer shall issue and shall deliver to such Holder at the office or agency maintained by the Issuer for such purpose, a certificate or certificates for the number of full GTS Shares issuable upon the conversion of such Bond or portion thereof in accordance with the provisions of this Article and a check or cash in respect of any fractional interest in respect of a share of GTS Common Stock arising upon such conversion, as provided in Section 11.03. In case any Bond of a denomination greater than U.S.$10,000 shall be surrendered for partial conversion, and subject to Section 2.01, the Issuer shall execute and the Trustee shall authenticate and deliver to the Holder of the Bond so surrendered, without charge to such Holder, a new Bond or Bonds in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Bond.

                 (i) Each conversion shall be deemed to have been effected as to any such Bond (or portion thereof) within three Business Days of the date on which the Bond requirements set forth above in this Section 11.02 have been satisfied as to such Bond (or portion thereof), and the person in whose name any certificate or certificates for GTS Shares shall be issuable upon such conversion shall become the holder of record of the shares represented thereby on such conversion date; provided, however, that any such surrender on any date when the stock transfer books of the Issuer shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such Bond shall be surrendered.

                 (j) Interest on the principal amount of any Bond or portion thereof surrendered for conversion shall cease to accrue from and after the effective date of such conversion.

                 (k) Upon the conversion of an interest in a Bond in global form, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Bond in global form as to the reduction in the principal amount represented thereby.

                 Section 11.03 Cash Payments in Lieu of Fractional Shares.

                 No fractional shares of GTS Common Stock or scrip representing fractional shares shall be issued upon conversion of Bonds. If more than one Bond shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Bonds (or specified portions thereof to the extent permitted hereby) so surrendered for conversion. If any fractional share of stock otherwise would be issuable upon the conversion of any Bond or Bonds, the Issuer shall make an adjustment therefor in cash at the current market value thereof to the





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
Holder of such Bonds. Upon exercise of its Conversion Right a Holder shall, when delivering the relevant Conversion Notice or no later than 21 days following the relevant Conversion Date, give directions to a Conversion Agent for payment of any cash sum (rounded up to the nearest $0.01) which such Holder is entitled to receive pursuant to this Section 11.03 and which shall be paid by way of U.S. dollar check drawn on a bank in the City of New York or, by wire transfer to a U.S. dollar account maintained by the Holder with a bank in the City of New York.

                 Section 11.04 Conversion Price.

                 (a) The applicable Conversion Price of the Bonds shall be determined as follows:

                 (i) where a Complying Public Equity Offering has not been preceded, since the Issue Date, by a Non-Complying Equity Offering, the Conversion Price shall be equal to the per share price to the public in the Complying Public Equity Offering multiplied by (A) 100 per cent. if the Complying Public Equity Offering occurs on or before June 30, 1998,
      (B) 93 per cent. if the Complying Public Equity Offering occurs on or before June 30, 1999 and after June 30, 1998, or (C) 85 per cent. if the Complying Public Equity Offering occurs after June 30, 1999;

                 (ii) where a Complying Public Equity Offering has been preceded by one or more Non-Complying Equity Offerings since the Issue Date, the Conversion Price shall be equal to the lower of (1) the dollar-weighted average conversion price for all of such Non-Complying Equity Offerings and the Complying Public Equity Offering (as calculated for each such offering by multiplying the gross per share offering price for the applicable offering by (A) 100 per cent. if the closing date of such offering occurs on or before June 30, 1998, (B) 93 per cent. if the closing date of such offering occurs on or before June 30, 1999 and after June 30, 1998, or (C) 85 per cent. if the closing date of such offering occurs after June 30, 1999) and (2) the conversion price for the Complying Public Equity Offering alone (as calculated in clause (i) above);

                 (iii) where a Non-Complying Public Equity Offering has an offering size of at least $50,000,000 and (A) no Complying Public Equity Offering has occurred since the issuance of the Bonds, and (B) there has been one or more Non-Complying Equity Offerings, the Conversion Price shall be equal to lower of (1) the dollar-weighted average conversion price for all of such Non-Complying Equity Offerings and the Non-Complying Public Equity Offering (as calculated for each Non-Complying Equity Offering by multiplying the per share offering price by (A) 100 per cent. if the closing date of such offering occurs on or before June 30, 1998, (B) 93 per cent. if the closing date of such offering occurs on or before June 30, 1999 and after June 30, 1998, or
      (C) 85 per cent. if the closing date of such offering occurs after June 30, 1999) and (2) the conversion price for the Non-Complying Public Equity Offering (as calculated in (1) above); or

                 (iv) in the case of any other Non-Complying Equity Offering not provided for in clause (iii) above, where no Complying Public Equity Offering has occurred since the Issue Date, the applicable Conversion Price shall be equal to the lowest conversion price calculated for each Non-Complying Equity Offering that has occurred since the Issue Date, where each such conversion price will be determined by multiplying the gross per share offering price for each such offering by (A) 100 per cent. if the closing date of such offering occurs on or before June 30, 1998, (B) 93 per cent. if the closing date of such offering occurs on or before June 30, 1999 and after June 30, 1998, or (C) 85 per cent. if the closing date of such offering occurs after June 30, 1999.

                 (b) There shall be excluded from the calculation of the applicable Conversion Price any Private Equity Offerings aggregating no more than $100 million in gross proceeds if such offering or offerings are consummated on or prior to December 31, 1997 and any Strategic Equity Offering that occurs from the Issue Date so long as there shall have occurred a Complying Public Equity Offering or a Non-Complying Equity Offering.

                (c) Upon receipt of a Conversion Notice from a Holder, the Issuer shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers' Certificate setting forth the applicable Conversion Price and setting forth all the information relevant to a determination of such Conversion Price.

                (d) The Issuer will publish the Conversion Price and the specified procedures regarding the manner in which Holders will receive GTS Shares upon conversion of the Bonds in the Luxemburger Wort and will notify the Luxembourg Stock Exchange of the Conversion Price when determined for so long as the Bonds are listed on the Luxembourg Stock Exchange.

                Section 11.05 [Reserved].

                Section 11.06 Stamp and Other Duties and Exchange Costs. Payment of all stamp, transfer and registration duties (if any) and any brokers' commission and stock exchange transaction charges and any other tax thereon arising on exercise of Conversion Rights and/or on the transfer or delivery of GTS Shares by the Issuer (or the Trustee pursuant to this Indenture) to or to the order of the Trustee or the relevant Holder in connection therewith, payable in or imposed by the United States, any state or other political sub-division thereof and any other jurisdiction in which the register in the respect of any securities is located will be made or procured by the Issuer. If the Issuer shall fail to pay any such duties or costs, the relevant Holder shall be entitled to tender and pay the same. The Issuer shall promptly reimburse each Holder in respect of the payment of such duties or costs and any penalties paid in respect thereof. A Holder exercising Conversion Rights must pay to the relevant Conversion Agent any such duties or costs arising in any other circumstances.

                Section 11.07 Reservation of Shares; Shares to Be
Fully Paid; Listing of GTS Shares.

                (a) The Issuer shall provide, free from preemptive rights, out of its authorized but unissued Common Stock held in treasury, sufficient shares to provide for the conversion of the Bonds from time to time as such Bonds are presented for conversion.

                (b) The Issuer covenants that all shares of GTS Common Stock issued upon conversion of Bonds will be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

                (c) The Issuer further covenants that promptly after the GTS Common Stock shall have been listed on the New York Stock Exchange, the American Stock Exchange, the London Stock Exchange, the Nasdaq National Market or any other national securities exchange or automated quotation system the Issuer will, to the extent permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the GTS Common Stock shall be so listed on such exchange or automated quotation system, all GTS Common Stock issuable upon conversion of the Bonds.

                Section 11.08 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of GTS Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Bond; and the Trustee and any other Conversion Agent make no representations with respect thereto, and are entitled to rely conclusively on the Issuer therefor. Subject to the other provisions of this Indenture, neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any shares of GTS Common Stock or stock certificates or other securities or property or cash upon the surrender of any Bond for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 11.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Bonds after any event referred to in such Section 11.05 or to any adjustment to be made with respect thereto, but, subject to the other provisions of this Indenture may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Issuer shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                 Section 11.09 Notice to Holders Prior to Certain
Actions.  In case:

                 (a) of any reclassification of the Common Stock of the Issuer (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the sale or transfer of all or substantially all of the assets of the Issuer; or

                 (b) of the voluntary or involuntary dissolution, liquidation or winding-up of the Issuer;

the Issuer shall cause to be filed with the Trustee and to be mailed to each holder of Bonds at its address appearing on the Register, as promptly as possible but in any event at least fifteen days prior to the applicable date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of GTS Common Stock of record shall be entitled to exchange their GTS Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up.

                                 ARTICLE TWELVE

                                 MISCELLANEOUS

                    Section 12.01. Acts of Holders, Record Dates.

                    (l)     Any request, demand, authorization,
direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by (i) one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing or (ii) the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Five. Such action shall become effective when such instrument or instruments or record is delivered to the Trustee and, where it is hereby expressly required, to the Issuer. The Trustee shall promptly deliver to the Issuer copies of all such instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient of any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in the Section. The record of any meeting of Holder shall be proved in the manner provided in Section 5.06.

                    (2) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The and date of the execution of any such instrument or writing, or the authority of the person the same, may also be proved in any other manner which the Trustee deems sufficient.

                    (3) The ownership of Bonds shall be proved by the Register.

                    (4) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Bond shall bind every future Holder of the same Bond and the Holder of every Bond issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Bond.

                    (5) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Bond may do so with regard to all or any part of the principal amount of such Bond or by one or more duly appointed agent or proxy each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

                    (6) The provisions of this Section 12.01 are subject to the provision of Section 5.05(a).

                    Section 12.02. Notices.

                    Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

                    If to the Issuer to:

                       Global TeleSystems Group, Inc.
                       1751 Pinnacle Drive
                       North Tower 12th Floor
                       McLean, VA 22102
                       Attention:  Chief Financial Officer

                    If to the Trustee to:

                       The Bank of New York
                       101 Barclay Street, Floor 21 West
                       New York, New York 10286
                       Attention:  Corporate Trust Administration

                    The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

                    Notices to Holders shall be validly given if (i) mailed to them at their respective addresses in the Register and (ii) published in an English Language newspaper of general circulation in Europe approved by the Trustee, currently expected to be the Financial Times, and, so long as the Bonds are listed on the Luxembourg Stock Exchange, published in a daily newspaper of general circulation in Luxembourg approved by the Trustee, currently expected to be the Luxemburger Wort. Any such notice shall be deemed to have been given on the first date on which both conditions have been met.

                    Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                    Section 12.03. Communication by Holders with Other
Holders.

                    Holders may communicate with other Holders with respect to their rights under this Indenture or the Bonds.

                    Section 12.04. Certificate and Opinion as to Conditions Precedent.

                    Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

                    (i) an Officers' Certificate stating that, in the opinion
                 of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                    Section 12.05. Statements Required in Certificate or
Opinion.

                    Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                    (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                    (ii) a brief statement as to the nature and scope of the
                 examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

                    (iii) a statement that, in the opinion of such person, he
                 has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

                    (iv) a statement as to whether or not, in the opinion of
                 such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

                    Section 12.06. Rules by Trustee, Transfer Agents, Conversion Agents, Paying Agents, Registrar.

                    The Trustee may make reasonable rules for action by or at a meeting of Holders. The Transfer Agents, Conversion Agents, Paying Agents or Registrar may make reasonable rules for its functions.

                    Section 12.07. Governing Law.

                    The internal laws of the State of New York shall govern this Indenture and the Bonds. The Trustee, the Issuer and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Bonds.

                    Section 12.08. No Interpretation of Other Agreements.

                    This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, any Subsidiary or Significant Joint Venture. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                    Section 12.09. No Recourse Against Others.

                    A director, officer, employee, stockholder or Affiliate, as such, of the Issuer shall not have any liability for any obligations of the Issuer under the Bonds or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Bond waives and releases all such liability.

                    Section 12.10. Successors.

                    All agreements of the Issuer in this Indenture and the Bonds shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                    Section 12.11. Duplicate Originals.

                    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

                    Section 12.12. Separability.

                    In case any provision in this Indenture or the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                    Section 12.13. Table of Contents, Headings, etc.

                    The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof

                    Section 12.14. Benefits of Indenture.

                    Except as provided in Article Ten, nothing in this Indenture or in the Bonds, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                        GLOBAL TELESYSTEMS GROUP, INC.



                                        By: [ILLEGIBLE]
                                           --------------------------------
                                           Name:
                                           Title:




                                        THE BANK OF NEW YORK, as Trustee



                                        By: /s/ STEVEN D. TORGESON
                                           --------------------------------
                                           Name:  Steven D. Torgeson
                                           Title: Assistant Vice President

                                                                EXHIBIT A-1


                                FORM OF SECURITY


        This instrument was issued with "original issue discount" and the following information is supplied for purposes of Sections 1273 and 1275 of the Internal Revenue Code:

        Issue Date:  July 14, 1997      Original issue discount under Section
                                        1273 of the Internal Revenue Code (for
                                        each $1,000 principal amount): $10

        Yield to maturity for period    Issue Price for each $1,000 principal
        from Issue Date to June 30,     amount): $1,000
        2000: 9.07% compounded
        semiannually.


(The yield to maturity and the amount of original issue discount have been computed without giving effect to (i) the additional interest that will accrue in the event the Issuer fails to file a registration statement or cause such a statement to remain effective as required by the Registration Rights Agreement,
(ii) the increase in the rate of interest in the event the Issuer fails to consummate a Complying Equity Offering on or before June 30, 1999 and (iii) a redemption premium equal to 21% of the principal amount of the instrument payable in the event the Issuer fails to consummate a complying Public Equity Offering prior to June 30, 2000; each as described on the reverse hereof. In the event that any of the foregoing contingencies occur, or in the event that a Complying Public Equity Offering occurs on or before June 30, 1998, the yield to maturity and the amount of original issue discount will change.)

                         GLOBAL TELESYSTEMS GROUP, INC.
                 SENIOR SUBORDINATED CONVERTIBLE BOND DUE 2000


CUSIP NO. ____
ISIN NO.  ____


NO. _____                                                              $_______


[APPROPRIATE FORM OF LEGEND SET FORTH IN EXHIBIT A-2 TO BE INSERTED HERE.]

        Global TeleSystems Group, Inc., a corporation incorporated under the laws of the State of Delaware (herein called the "Issuer", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _________ Dollars on June 30, 2000, at the office or agency of the Issuer referred to below, and to pay interest thereon on January 15 and July 15, in each year, commencing on January 15, 1998, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from the original date of issuance. The Bonds bear interest payable at the rate of 8.75 per cent. per annum from and including the date of their issuance to but excluding June 30, 1998, which rate will increase to 9.25 per cent. per annum from and including June 30, 1998 to but excluding June 30, 1999 and which rate will increase to 9.75 per cent. per annum from and including June 30, 1999 until Maturity. However, in the event of a Complying Public Equity Offering, the interest rate will remain at the interest rate prevailing on the day immediately preceding such Complying Public Equity Offering until Maturity of the Bonds. Interest on each Bond will cease to accrue from the Redemption Date or Conversion Date thereof unless, upon due presentation of such Bond, payment of principal is improperly withheld or refused or conversion is not consummated, as the case may be. In such event, interest will continue to accrue on such Bond up to and including
(a) the date on which payment in full of the principal thereof (plus accrued interest) is made or (if earlier) the date on which the funds for the payment in full of the principal thereof (plus accrued interest) have been received in New York City by the Trustee


                                     A-1/1
or (b) the Bonds are converted to GTS Shares. Interest shall be computed on the basis of a 360 day year consisting of twelve (12) months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

        The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such interest, which shall be June 30 or December 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Bonds, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of bonds not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

        Payment of the principal of, premium, if any, and interest on this Bond will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose, in such coin or currency of the United states of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

        Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof.

        Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.






                                     A-1/2

        IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.



Dated:                                  GLOBAL TELESYSTEMS GROUP, INC.


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



Attest:


----------------------------------
Authorized Signature















                                     A-1/3

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


        This is one of the Bonds of Global TeleSystems Group, Inc. referred to in the within-mentioned Indenture.


Dated:                                  THE BANK OF NEW YORK, as Trustee


                                        By:
                                           -------------------------------
                                           Authorized Signatory








                                     A-1/4

                               (Reverse of Bond)

1.       General

                          The Senior Subordinated Convertible Bonds due 2000
(the "Bonds") of Global TeleSystems Group, Inc. (the "Issuer") are issued under an indenture dated as of July 14, 1997 (the "Indenture") between the Issuer, The Bank of New York, as trustee (the "Trustee"), registrar (the "Registrar") and paying, conversion and transfer agent (the "Principal Paying Agent"). The issue of the Bonds was authorized by a resolution of the Board of Directors of the Issuer on July 8, 1997. Certain statements herein are summaries of, and are subject to, the detailed provisions of the Indenture, which contains the forms of Bonds. Copies of the Indenture are available for inspection at the registered office of the Trustee, being at the date hereof at One Wall Street, New York, New York 10286 and at the specified offices of each of the Paying Agents. The Bondholders are entitled to the benefit of, are bound by, and are deemed to have notice of all the provisions of the Indenture. The Bonds mature on June 30, 2000. In the event the provisions of this Bond differ from the provisions contained in the Indenture, the provisions contained in the Indenture shall control.

2.       Status, Form, Denomination and Title

(A)              Status

                          The Bonds are direct, unsecured, senior subordinated
obligations of the Issuer and will rank pari passu with each other and with all other present and future unsecured, senior subordinated indebtedness of the Issuer.

(B)              Form and Denomination

                          The Bonds are issued in registered form in the
minimum denomination of U.S. $10,000 and integral multiples of $1,000 in excess thereof.

(C)              Title

                          Title to the Bonds passes only by registration in the
register of Bondholders (the "Register") maintained by the Registrar. The registered holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not such bond is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the certificate issued in respect of it) and no person will be liable for so treating the holder. As used herein, "Bondholder" and (in relation to a Bond) "holder", mean the person in whose name a Bond is registered.

3.       Interest

                          The Bonds bear interest payable at the rate of 8.75
per cent. per annum from and including the date of their issuance to but excluding June 30, 1998, which rate will increase to 9.25 per cent. per annum from and including June 30, 1998 to but excluding June 30, 1999 and which rate will increase to 9.75 per cent. per annum from and including June 30, 1999 until Maturity. However, in the event of a Complying Public Equity Offering, the interest rate will remain at the interest rate prevailing on the day immediately preceding such Complying Public Equity Offering until Maturity of the Bonds. Interest on each Bond will cease to accrue from the Redemption Date or Conversion Date thereof unless, upon due presentation of such Bond, payment of principal is improperly withheld or refused or conversion is not consummated, as the case may be. In such event, interest will continue to accrue on such Bond up to and including: (a) the date on which payment in full of the principal thereof (plus accrued interest) is made or (if earlier) the date on which the funds for the payment in full of the principal thereof (plus accrued interest) have been received in New York City by the Trustee or (b) the Bonds are converted to GTS Shares. Interest shall be computed on the basis of a 360 day year consisting of twelve (12) months of 30 days each and, in the case of an incomplete month, the number of days elapsed.




                                    A-1/5

         Interest is payable semiannually in arrears on July 15 and January
15 of each year commencing January 15, 1998 (each, an "Interest Payment Date"), to the person in whose name a Bond (or any predecessor Bond) is registered at the close of business on the preceding June 30 or December 31, as the case may be. Each Bond will carry a right to interest in respect of all periods from the date of issue thereof, or the date from which interest has been paid to, whichever is later, up to but excluding the relevant Redemption Date or Conversion Date.

         The Luxembourg Stock Exchange will be informed of each change in the interest rate of the Bonds on the date of such change.

4.       Transfers of Bonds; Issue of Certificates

(A)              Transfers

         A Bond may be transferred by depositing the certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed, at the specified office of the Registrar or any of the Transfer Agents.

(B)              Definitive Bonds

         Bonds represented by interests in Global Certificates are exchangeable for certificated physical Bonds in registered form only if (i) DTC is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by the Issuer within 90 days of notice of such fact, or (ii) the Trustee has instituted or been directed to institute any judicial proceeding in a court to enforce the rights of the Bondholders under the Bonds and has been advised by counsel that it is necessary or appropriate
to obtain possession of certificated physical   Bonds.

(C)              Replacement of Bonds

         In case any certificate representing a Bond shall become mutilated, defaced, destroyed, lost or stolen, the Issuer will execute and, upon the Issuer's request, the Trustee will authenticate and deliver a new certificate of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on such Bond, in exchange and substitution for such certificate (upon surrender and cancellation thereof in the case of mutilated or defaced certificates) or in lieu of and substitution for such certificate. In case such certificate is destroyed, lost or stolen, the applicant for a substitute certificate shall furnish to the Issuer satisfactory evidence of the destruction, loss or theft of such certificate and of the ownership thereof. Upon the issuance of any substituted certificate, the Issuer may require the payment by the registered holder thereof of a sum sufficient to cover fees and expenses connected therewith, together with such indemnity as the Issuer and Trustee shall require.

(D)              Formalities free of charge

         Registration of transfer of Bonds will be effected without charge but only upon payment (or the giving of such indemnity as the Issuer, the Trustee or any of the Paying Agents may require) in respect of any tax or other governmental charges which may be imposed in relation to it.

(E)              Closed periods

         No Bondholder may require the transfer of a Bond to be registered during the period of 15 days ending on the due date for any payment of principal of or interest on or Additional Amounts, if any, on that Bond or after a Conversion Notice (as defined below) has been delivered with respect thereto.





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(F)                     Regulations

                          All transfers of Bonds and entries on the Register
will be made subject to the detailed regulations concerning transfer of Bonds set forth in the Indenture. The regulations may be changed by the Issuer, with the prior written approval of the Trustee. A copy of the current regulations will be mailed (at the Issuer's expense) by the Trustee to any Bondholder who asks for one.

(G)                     Payments

                          The principal of, and premium, if any, on the Bonds
will be paid against surrender thereof at the main office of the Paying Agent in New York City or, subject to applicable laws and regulations, at the office of the paying agent in Luxembourg by U.S. dollar check drawn on a bank in the City of New York, or by a wire transfer to a U.S. dollar account maintained by the payee with a bank in the City of New York. The Issuer will at all times maintain a Principal Paying Agent and Conversion Agent in New York City, and, so long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, a Paying Agent, Conversion Agent and Transfer Agent in Luxembourg.

                          Payment in respect of interest on any Interest
Payment Date with respect to any Bond will be made to the person in whose name such Bond is registered at the close of business on the June 30 or December 31, as the case may be, preceding such Interest Payment Date by U.S. dollar check drawn on a bank in the City of New York mailed to such person at the address specified in the Register on such day or, under certain circumstances, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the City of New York, provided that a written request from such holder to such effect designating such account is received by the relevant Paying Agent no later than fifteen days before the relevant Interest Payment Date. Unless such designation is revoked, any such designation made by such person with respect to such Bond will remain in effect with respect to any future payments with respect to such Bond payable to such person.

                          If any payment on a Bond is due on a day that is, at
any place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close, then, at each place of payment, such payment need not be made on such day but may be made on the next succeeding day that is not, at such place of payment, a day on which banking institutions are authorized or obligated by law or executive order to close (a "Business Day"), with the same force and effect as if made on the originally scheduled date of such payment, and no interest will accrue for the period from and after such date.

5.   Additional Amounts

                          All payments of principal, premium, if any, and
interest with respect to the Bonds will be made without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by the United States or any political subdivision or taxing authority thereof or therein, unless such withholding or deduction is required by (i) the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or
(ii) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in the United States or any political subdivision thereof). If a withholding or deduction at source is required, the Issuer will, subject to certain limitations and exceptions (set forth below), pay to a holder of Bonds who is a Non-U.S. Holder (as defined herein) such additional amounts ("Additional Amounts") as may be necessary so that every net payment of principal, premium, if any, or interest with respect to such Bonds after such withholding or deduction, will not be less than the amount provided for the Bonds. However, the Issuer shall not be required to make any payment of Additional Amounts for or on account of:

                          (a) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for (i) the existence of any present or former connection between such Bondholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such





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         Bondholder, if such Bondholder is an estate, trust. partnership or corporation) and the United States, including without limitation, such Bondholder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein, or (ii) the presentation of a Bond for payment on a date more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

                          (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

                          (c) any tax, fee, duty, or future assessment or other governmental charge imposed by reason of such Bondholder's past or present status as a personal holding company, foreign personal holding company, passive foreign investment company or controlled foreign corporation with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax;

                          (d) any tax, fee, duty, assessment or other governmental charge which is payable otherwise than by withholding from payments of principal or interest with respect to the Bonds;

                          (e) any tax, fee, duty, assessment or other governmental charge imposed on any interest received (x) by a holder or beneficial owner of Bonds that for U.S. federal income tax purposes is treated as actually or constructively owning 10% or more of the voting power of the Issuer's stock, (y) on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business by a holder or beneficial owner of Bonds that is a bank and
         (z) by a holder or beneficial owner of Bonds that is a controlled foreign corporation and with respect to which the Issuer is a related person;

                          (f) any tax, fee, duty, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal, premium, if any, or interest with respect to any Bond, if such payment can be made without such withholding by any other paying agent with respect to the Bonds;

                          (g) any tax, fee, duty, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, identification, documentation, information or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Bondholder or of the beneficial owner of such Bond, if such compliance is required by a present or future statute, treaty, regulation, ruling or administrative practice as a precondition to a reduction of or relief or exemption from such tax, assessment or other governmental charge; or

                          (h)     any combination of items (a), (b), (c), (d),
         (e), (f) and (g);

nor shall Additional Amounts be paid to any holder of a Bond who is a fiduciary or partnership or other than the sole beneficial owner of the Bond to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner of the Bond would not have been entitled to payment of the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of the Bond.

                          The term "Non-U.S. Holder" means any corporation,
individual, fiduciary or partnership that for United States federal income tax purposes is foreign corporation, nonresident alien individual, nonresident alien fiduciary of a foreign estate or trust, or foreign partnership one or more members of which is a foreign corporation, nonresident alien individual or nonresident alien fiduciary of a foreign estate or trust.

6.       Redemption for Tax Reasons

                          The Issuer may redeem any Bond in whole but not in
part at any time at a redemption price equal to the principal amount thereof together, if appropriate, with accrued interest to but excluding the date fixed for redemption, if the Issuer shall determine, based upon a written opinion of independent counsel selected by the





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Issuer, that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of (i) the United States or any political subdivision or taxing authority thereof affecting taxation or (ii) the relevant taxing jurisdiction or any political subdivision or taxing authority thereof or therein affecting taxation, or any change in application or official interpretation of such laws, regulations or rulings, which amendment or change is effective on or after the original Issue Date, the Issuer would be required to pay Additional Amounts on the occasion of the next payment due with respect to such Bond.

                          Notice of intention to redeem Bonds will be given not
less than 30 days nor more than 60 days prior to the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the effective date of such change or amendment and that at the time notice of such redemption is given, such obligation to pay such Additional Amounts remains in effect and cannot be avoided by the Issuer's taking reasonable measures available to it. From and after any redemption date, if monies for the redemption of Bonds shall have been made available for redemption on such redemption date, such Bonds shall cease to bear interest and the only right of the holders of such Bonds appertaining thereto shall be to receive payment of the principal amount thereof, premium if any, and, if appropriate, all unpaid interest accrued to such redemption date.

7.       Subordination

                          The indebtedness evidenced by the Bonds will, to the
extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Indebtedness. In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Issuer or its assets, or any liquidation, dissolution or other winding-up of the Issuer, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Issuer, all Senior Indebtedness will be entitled to be paid in full before any payment or distribution is made on account of the principal of (including upon redemption), premium, if any, or interest on the Bonds or Additional Amounts. Notwithstanding the foregoing, Bondholders may receive shares of stock and any debt securities that are subordinated at least to the same extent as the Bonds to Senior Indebtedness and any securities issued in exchange for Senior Indebtedness.

                          During the continuance of any default in the payment
of principal, premium, if any, or interest on any Designated Senior Indebtedness, when the same becomes due and such default is continuing beyond any applicable grace periods, and after receipt by the Trustee and the Issuer from the representative of holders of such Designated Senior Indebtedness of written notice of such default, no direct or indirect payment by or on behalf of the Issuer of any kind or character may be made on account of the principal of (including redemption amount), premium, if any, or interest or Additional Amounts on, or the purchase, redemption or other acquisition of, the Bonds unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full.

                          In addition, upon the occurrence and during the
continuance of any other default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated as a result of such default (a "Non-payment Default") and upon receipt by the Trustee and the Issuer from the representative of holders of such Designated Senior Indebtedness of written notice of such Non-payment Default, no payment of any kind or character may be made by the Issuer on account of the principal of, premium, if any, or interest or Additional Amounts on, or the purchase, redemption or other acquisition of, the Bonds for the period specified below (the "Payment Blockage Period").

                          The Payment Blockage Period shall commence upon
receipt of written notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness and shall end on the earliest to occur of the following events: (i) 179 days has elapsed since the receipt of such notice (provided such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or paid in full, or (iii) such Payment Blockage Period shall have been terminated by written notice to the Issuer or the Trustee from the representative of holders of Designated Senior Indebtedness initiating such Payment Blockage Period, after which the Issuer shall promptly





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resume making any and all required payments in respect of the Bonds, including any missed payments. Only one Payment Blockage Period with respect to the Bonds may be commenced within any 365 consecutive day period. No Non-payment Default that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days. In no event will a Payment Blockage Period extend beyond 179 days from the receipt by the Trustee of the notice initiating such Payment Blockage Period and there must be a 186 consecutive day period in any 365 day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, no further notice may be given in respect of any Non-payment Default unless and until all scheduled payments of principal, premium, if any, and interest not paid on the Bonds during any such Payment Blockage Period as a result of any notice or acceleration shall have been paid in full in cash.

                          If the Issuer fails to make any payment on the Bonds
when due after giving effect to any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Bonds to accelerate the maturity thereof. The Issuer will promptly notify holders of Senior Indebtedness if payment of the Bonds is accelerated because of an Event of Default. See "--Events of Default."

8.       Undertakings

                          Subject to market conditions, it is the intention of
GTS to effect a Complying Public Equity Offering of its Common Stock before June 30, 2000. The Issuer has agreed with the Managers that, if a Complying Public Equity Offering has not occurred on or before June 30, 2000, the Issuer will not effect any public equity offering for a period of six months thereafter.

9.       Conversion

(A)              Conversion Right

                          Subject to and upon compliance with the provisions of
the Indenture, any Bondholder shall have the right (the "Conversion Right"), at its option, at any time and from time to time on or after the occurrence of a Complying Public Equity Offering and under the other circumstances specified in paragraph (B)(i) below and prior to the close of business on June 30, 2000, to convert the principal amount of any Bond, or any portion of such principal amount (subject to minimum authorized denominations of the Bonds), into that number of fully paid and non-assessable GTS Shares (as such shares shall then be constituted) obtained by dividing the principal amount of the Bond or portion thereof surrendered for conversion by the Conversion Price in effect at such time, by surrender of the Bond so to be converted in whole or in part in the manner provided in paragraph (B)(i) below. A Bondholder is not entitled to any rights of a holder of GTS Shares until such Holder has converted its Bonds (or any part thereof) to GTS Shares, and only to the extent such Bonds are deemed to have been converted to GTS Shares under the Indenture.

(B)               Exercise of Conversion Right; Issuance of GTS Shares on
                  Conversion

                          (i)     Exercise of Conversion Right

                          Bondholders have a Conversion Right which is
                 exercisable in whole or in part at any time and from time to time (a) in the case of subparagraph (ii) below, subsequent to the Conversion Date but not later than the Maturity of the Bond (as such Maturity may be extended pursuant to the other provisions of this paragraph (B)(i), (b) if a notice of redemption of the Bonds pursuant to the Indenture has been given, after the date of such notice and prior to the date of redemption specified in such notice, (c) if the Bonds are subject to acceleration as a result of an Event of Default, following the date notice thereof is given to Bondholders until the Bonds are paid in full upon such acceleration, or
                 (d) if any Non-Complying Equity Offering occurs, within the 60 day period prior to the Maturity of the Bonds (provided, however, that such Conversion Right may be exercised prior to the 60th day prior to Maturity of the Bonds if a Change of





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                 Control shall have occurred, upon delivery of a Conversion
                 Notice by the Bondholder pursuant to this subparagraph at any time on or after the time the Change of Control Offer is made pursuant to the terms of the Indenture, until the Maturity of the Bonds). In order to exercise its Conversion Right, a Bondholder shall complete a notice in the then current form obtainable from the Trustee or a specified office of a Conversion Agent (a "Conversion Notice") (which may be accompanied by a share transfer form, or other instrument which may be required, signed by the Bondholder or may include an authorization signed by the Bondholder, authorizing the Bondholder's nominee to become the registered transferee and to execute any requisite transfer form or other instrument which may be required, on behalf of the Bondholder) and deliver such Conversion Notice and where appropriate, an executed share transfer form, or other instrument which may be required, to the Trustee or a specified office of any Conversion Agent (together with the relevant Bond or Bonds if in definitive form) and any payment required by paragraph (D) below. Once given, a Conversion Notice shall be irrevocable and may not be withdrawn without the consent in writing of the Issuer.

                          (ii)    Complying Public Equity Offering

                          If a Complying Public Equity Offering occurs prior to
                 the Maturity of the Bonds on June 30, 2000, then the Issuer shall, no earlier than twenty Business Days and no later than fifteen Business Days prior to the anticipated completion of such offering, cause notice to be given to the Trustee, the Bondholders and the Luxembourg Stock Exchange to the effect that a Complying Public Equity Offering is expected to occur on a specified date and that on and after the Conversion Date the Bondholders may from time to time until Maturity of the Bonds by delivery of a notice pursuant to paragraph (B)(i) above, elect to exercise their Conversion Right, in whole or in part. Following the completion of such Complying Public Equity Offering, the Issuer shall promptly cause a Notice of Offering to be given to the Trustee, the Bondholders and the Luxembourg Stock Exchange stating that the Complying Public Equity Offering has been completed and confirming the Conversion Date and the applicable Conversion Price. The Issuer shall also provide in the Notice of Offering all information concerning the Complying Public Equity Offering and all prior offerings since the Issue Date that may be relevant to a Conversion Price determination or requested by the Trustee in relation thereto.

                          (iii)   Non-Complying Equity Offering

                          If any Non-Complying Equity Offering occurs prior to
                 the Maturity of the Bonds on June 30, 2000, then the Issuer shall no later than ten Business Days after the completion of such offering cause a Notice of Offering to be given to the Trustee, the Bondholders and the Luxembourg Stock Exchange of such fact and the applicable Conversion Price and that at any time and from time to time, in whole or in part (but no earlier than the 60th day prior to the Maturity of the Bonds subject to the provisions of paragraph (B)(i)(d) above) the Bondholders may by delivery of a notice pursuant to paragraph
                 (B)(i) above elect to exercise their Conversion Right. The Issuer shall also provide in the Notice of Offering all information concerning all offerings since the Issue Date that may be relevant to a Conversion Price determination or requested by the Trustee in relation thereto.

                          (iv) Delayed Closing Date

                          If a Complying Public Equity Offering or a
                 Non-Complying Equity Offering occurs within the 60 day period prior to and ending at the original Maturity of the Bonds, then for purposes of exercise of the Conversion Right by Bondholders, the Maturity for all Bonds shall be postponed to the 60th day following the date of the Notice of Offering and the Bonds will continue to accrue interest to the date the Bonds are converted, provided that, in no event will interest accrue for a period longer than 60 days from June 30, 2000.





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                          (v)     Conversion Right Termination

                          The Conversion Right of any Bondholder in respect of
                 a Bond becoming redeemable pursuant to the Indenture and in respect of which the conditions required for conversion have not been satisfied by the relevant Bondholder by the end of the second Business Day prior to any date for redemption thereof shall, except as provided below, thereupon terminate. Notwithstanding the foregoing, if there is a default in making full payment when due of the redemption monies in respect of any Bond, the Conversion Right in respect thereof shall extend up to and including the date on which payment has been received by a Paying Agent or the Trustee. The Conversion Right of a Bondholder in respect of a Bond becoming due and payable as a result of the acceleration of the Maturity thereof following an Event of Default shall terminate on the date that payment with respect to such Bonds has been received by a Paying Agent or the Trustee.

                          (vi)    General

                          In the event where Bondholders have elected to
                 convert their Bonds pursuant to paragraph (ii) or (iii) above by giving notice thereof to the Issuer in accordance with the terms of the Indenture, then any subsequent redemption of the Bonds shall not affect the right of the holders of such Bonds to receive GTS Shares and such Bonds shall not be so redeemed. No earlier than 60 days and no later than 30 days prior to the Maturity of the Bonds, the Issuer shall deliver a notice to the Trustee, the Bondholders and the Luxembourg Stock Exchange of the status of the Conversion Rights, if any, of the Bondholders.

(C)              Conversion Price

                          Each Bond will be converted into such number of GTS
Shares as is equal to the principal amount of such Bond divided by the applicable Conversion Price.

                          The applicable Conversion Price of the Bonds shall be
determined as follows:

                          (i) where a Complying Public Equity Offering has not been preceded, since the Issue Date, by a Non-Complying Equity Offering, the Conversion Price shall be equal to the gross per share price to the public in the Complying Public Equity Offering multiplied by (A) 100 per cent. if the Complying Public Equity Offering occurs on or before June 30, 1998, (B) 93 per cent. if the Complying Public Equity Offering occurs on or before June 30, 1999 and after June 30, 1998, or
                 (C) 85 per cent. if the Complying Public Equity Offering occurs after June 30, 1999;

                          (ii) where a Complying Public Equity Offering has been preceded by one or more Non-Complying Equity Offerings since the Issue Date, the Conversion Price shall be equal to the lower of (a) the dollar-weighted average conversion price for all of such Non-Complying Equity Offerings and the Complying Public Equity Offering (as calculated for each such offering by multiplying the gross per share offering price for the applicable offering by (A) 100 per cent. if the closing date of such offering occurs on or before June 30, 1998, (B) 93 per cent. if the closing date of such offering occurs on or before June 30, 1999 and after June 30, 1998, or (C) 85 per cent. if the closing date of such offering occurs after June 30, 1999) and (b) the conversion price for the Complying Public Equity Offering alone (as calculated in clause (i) above);

                          (iii) where a Non-Complying Public Equity Offering has an offering size of at least $50,000,000 and (A) no Complying Public Equity Offering has occurred since the issuance of the Bonds, and (B) there has been one or more Non-Complying Equity Offerings, the Conversion Price shall be equal to the lower of (a) the dollar-weighted average conversion price for all of such Non-Complying Equity Offerings and the Non-Complying Public Equity Offering (as calculated for each such offering by multiplying the gross per share offering price by (A) 100 per cent. if the closing date of such offering occurs on or before June 30, 1998, (B) 93 per cent. if the closing date of such offering occurs on or before June 30, 1999 and after June 30, 1998, or (C) 85 per cent. if the closing date of such offering occurs after June 30, 1999) and (b) the conversion price for the Non-Complying Public Equity Offering (as calculated in (a) above); or





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                          (iv)    in the case of any other Non-Complying Equity
                 Offering not provided for in clause (iii) above, where no Complying Public Equity Offering has occurred since the Issue Date, the applicable Conversion Price shall be equal to the lowest conversion price calculated for each such offering that has occurred since the Issue Date, where each such conversion price will be determined by multiplying the gross per share offering price for each such offering by (A) 100 per cent. if the closing date of such offering occurs on or before June 30, 1998, (B) 93 per cent. if the closing date of such offering occurs on or before June 30, 1999 and after June 30, 1998, or
                 (C) 85 per cent. if the closing date of such offering occurs after June 30, 1999.

                          There shall be excluded from the calculation of the
applicable Conversion Price any Private Equity Offerings aggregating no more than $100 million in gross proceeds if such offering or offerings (i) are consummated on or prior to December 31, 1997 and (ii) any Strategic Equity Offering that occurs from the Issue Date so long as there has occurred a Complying Public Equity Offering or a Non-Complying Equity Offering.

                          The Issuer will publish the Conversion Price in the
Luxemburger Wort and will notify the Luxembourg Stock Exchange of the Conversion Price when determined for so long as the Bonds are listed on the Luxembourg Stock Exchange.

(D)              Stamp and Other Duties and Exchange Costs

                          Payment of all stamp, transfer and registration
duties (if any) and any brokers' commission and stock exchange transaction charges and any other tax thereon arising on exercise of Conversion Rights and/or on the transfer or delivery of GTS Shares by the Issuer (or the Trustee pursuant to the Indenture) to or to the order of the Trustee or the relevant Bondholder in connection therewith, payable in or imposed by the United States, any state or other political sub-division thereof and any other jurisdiction in which the register in respect of any securities is located will be made or procured by the Issuer. If the Issuer shall fail to pay any such duties or costs, the relevant Bondholder shall be entitled to tender and pay the same. The Issuer has in the Indenture covenanted to reimburse each such Bondholder in respect of the payment of such duties or costs and any penalties paid in respect thereof. A Bondholder exercising Conversion Rights must pay to the relevant Conversion Agent any such duties or costs arising in any other circumstances.

(E)              Cash Payment Instructions

                          Upon the exercise of Conversion Rights, a Bondholder
shall, when delivering the relevant Conversion Notice, give directions to the relevant Conversion Agent for payment of any cash sum which such Bondholder is entitled to receive pursuant to the Indenture and which shall be paid by way of U.S. dollar check drawn on a bank in the City of New York or by wire transfer to a U.S. dollar account maintained by the payee with a bank in the City of New York.

(F)              Fractions arising on Conversion

                          No fraction of a GTS Share shall be delivered on
exercise of Conversion Rights but a cash payment shall be made by the Issuer to the relevant Bondholder, pursuant to directions given to the relevant Conversion Agent by the Bondholder as provided in (E) above, not later than 21 days after the Conversion Date, of an amount equal to the value of such fraction (such amount to be rounded up to the nearest U.S. $0.01).

10.      Redemption and Purchase

(A)              Final Redemption at Maturity

                          Unless previously redeemed or converted or to be
converted or purchased and cancelled, on June 30, 2000 outstanding Bonds will be redeemed by the Issuer at their principal amount plus accrued interest, if any. However, in the event that a Complying Public Equity Offering has not occurred prior to June 30, 2000,





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
outstanding Bonds will be redeemed at Maturity at 121.0 per cent. of their principal amount, plus accrued interest, if any.

(B)              Acceleration following an Event of Default

                          If the Bonds are accelerated following the occurrence
of an Event of Default, the Bonds will be repaid at their principal amount multiplied by 106.5 per cent. plus accrued interest to the date of acceleration, if the date of acceleration occurs on or before June 30, 1998;
113.5 per cent. plus accrued interest to the date of acceleration if the date of acceleration occurs after such date but on or before June 30, 1999; and 121.0 per cent. if the date of acceleration occurs thereafter; provided that notwithstanding the foregoing, each Bondholder shall have the option to exercise his Conversion Right, if any.

(C)              Cancellation

                          All Bonds redeemed pursuant to the Indenture or
purchased by the Issuer in the open market will be forthwith cancelled and may not be reissued or sold. The Issuer will not permit its Subsidiaries and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to purchase any of the Bonds.

(D)              Limited Optional Redemption

                          The Bonds are redeemable at the option of the Issuer,
in whole but not in part on or after the second anniversary of a Complying Public Equity Offering, on not less than 90 nor more than 120 days' prior notice (which notice shall provide the Trustee and the Bondholders information concerning the right of Bondholders to convert prior to the Redemption Date and information pertinent to the Conversion Price) at the principal amount thereof plus accrued interest to the Redemption Date, provided that the GTS shares into which Bonds are convertible would not be at the time of redemption "restricted securities" in the hands of any Bondholder not affiliated with the Issuer, within the meaning of the Securities Act, and provided, further, that the average Closing Price of the GTS Shares for the 20 consecutive Trading Days prior to the date of the Issuer's notice of redemption is greater than 130 per cent. of the Conversion Price determined in conjunction with such Complying Public Equity Offering.

11.              Events of Default

                          The following are "Events of Default" under the
Indenture:

                          (a) the Issuer fails to pay the principal of or any premium (if any) or interest (including Additional Amounts) on any of the Bonds when due (upon Maturity, acceleration, redemption, required purchase or otherwise and whether or not prohibited by the subordination provisions) and, in the case of interest only, such failure continues for a period of 30 days; or

                          (b) the Issuer does not perform or comply with any one or more of its other obligations in the Bonds or the Indenture (other than a default under (a) above) for a period of 60 days after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by holders of at least 25 per cent. in aggregate principal amount of Bonds then outstanding; or

                          (c) (i) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Issuer or any Material Subsidiary or any Significant Joint Venture aggregating U.S.$10 million (or the foreign currency equivalent thereof) or more, when the same becomes due and payable at the Maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (ii) Indebtedness of the Issuer or any Material Subsidiary or any Significant Joint Venture aggregating U.S.$10 million (or the foreign currency equivalent thereof) or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment) prior to the Maturity thereof; or





                                   A-1/14

                 (d) any holder or holders of Indebtedness aggregating U.S.$10 million (or the foreign currency equivalent thereof) or more of the Issuer or any Material Subsidiary or any Significant Joint Venture shall notify the Issuer or the Trustee of the intended sale or disposition of any assets of the Issuer or any such Material Subsidiary or Significant Joint Venture that have been pledged to or for the benefit of such person to secure such Indebtedness, or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Issuer or any Material Subsidiary or any Significant Joint Venture pursuant to the terms of any agreement or instrument evidencing any such Indebtedness or in accordance with applicable law; or

                 (e) one or more final judgments (or judgments which can no longer be appealed) or orders or similar judicial or administrative action shall be rendered against the Issuer or any Material Subsidiary or Significant Joint Venture for the payment of money, either individually or in an aggregate amount, in excess of U.S.$10 million (or the foreign currency equivalent thereof) and which shall not have been discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or similar judicial or administrative action or (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect; or

                 (f) the Issuer or any Material Subsidiary or Material Joint Venture, pursuant to or under or within any applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or like law; (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding; (iii) makes a general assignment for the benefit of its creditors; (iv) or shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; (v) or a court of competent jurisdiction (or like entity) shall enter an order or decree under any applicable law described above that is for relief against the Issuer or any Material Subsidiary or Material Joint Venture, as applicable, in an involuntary case or proceeding, appoints a custodian for the Issuer or such other entity for all or substantially all its properties or orders the liquidation of the Issuer or such other entity, as applicable, and in each such case in this clause (v), the order or decree remains unstayed and in effect for 60 days; (vi) or the Issuer or such other entity shall take any corporate action regarding any of the foregoing; or

                 (g) excluding the events referred to in paragraph (f) above, any seizure, compulsory acquisition, expropriation or nationalization of any assets of the Issuer, any Subsidiary or Significant Joint Venture for which there is not paid Fair Market Value and where the seizure, compulsory acquisition, expropriation or nationalization (whether by an outright taking or by confiscatory tax or other policies), individually or in the aggregate, could reasonably be expected to result in a material adverse effect on the business (including without limitation the ability to generate cash flow over the life of the Bonds) the condition (financial or other), the properties or the results of operations of the Issuer, its Subsidiaries, and Significant Joint Ventures on a combined basis (a "Material Adverse Effect").

                 If an Event of Default (other than as specified in subparagraph (f) above) shall occur and be continuing, the Trustee, by notice to the Issuer, or the holders of at least 25 per cent. in aggregate principal amount of the Bonds then outstanding by notice to the Trustee and the Issuer, may declare the principal of, premium, if any, and accrued and unpaid interest on all of the outstanding Bonds due and payable immediately upon which declaration, all accounts payable in respect of the outstanding Bonds shall be due and payable immediately. If an Event of Default specified in subparagraph
(f) above occurs and is continuing, then the principal of, premium if any, and accrued and unpaid interest, on all of the outstanding Bonds shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Bonds.

                 After a declaration of acceleration under the Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of the outstanding Bonds, by written notice to the Issuer and the Trustee, may rescind such declaration if (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the

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
Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Bonds, (iii) the unpaid principal of and premium, if any, on any outstanding Bonds which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Bonds, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Bonds which has become due otherwise that by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Bonds that have become due solely by such declaration of acceleration, have been cured or waived. No such recission shall affect any subsequent Default or Event of Default or impair any rights subsequent thereto.

                 Subject to certain provisions of the Indenture, the holders of not less than a majority in aggregate principal amount of the outstanding Bonds may on behalf of the holders of all the Bonds waive any past defects under the Indenture, existing Default or Event of Default, except a Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Bond, or in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Bond outstanding.

                 No Holder of any of the Bonds has any right to institute any proceeding with respect to the Indenture or the Bonds or pursue any remedy thereunder, unless the holder gives written notice to the Trustee of a continuing Event of Default and the holders of at least 25% in aggregate principal amount of outstanding Bonds have made written requests, and offered reasonable indemnity, to the Trustee to such proceeding or remedy as Trustee under the Bonds and the Indenture, and the Trustee has failed to institute such proceeding within 30 days after receipt of such notice and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by holders of at least majority in aggregate principal amount of the outstanding Bonds. Such limitations do not apply, however, to a suit instituted by a holder of a Bond for the enforcement of the payment of the principal of, premium, if any, or interest on such Bond on or after the respective due dates expressed in such Bonds.

                 During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the Indenture relating to the duties of the Trustee, whether or not an Event of Default shall occur and be continuing, the Trustee is not under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of not less than a majority in aggregate principal amount of the outstanding Bonds have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indenture.

                 If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Bonds, and to the Luxembourg Stock Exchange for so long as the Bonds are listed thereon, notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal or premium, if any, or interest on any Bonds, the Trustee may withhold the notice to the holders of such Bonds if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the holders of the Bonds.

12.      Reporting Requirements

                 For the fiscal quarters ended June 30, 1997 and September 30, 1997 and for the fiscal year ended December 31, 1997 the Issuer will (i) transmit by mail to all Bondholders, as their names and addresses appear in the Register, without cost to such Bondholders, and (ii) file with the Trustee copies of the quarterly and audited annual financial reports of the Issuer (including the condensed, combining financial data in the form and scope set forth in the condensed, consolidated financial statements of the Issuer for the first quarter of 1997 and for the fiscal



                                     A-1/16
year ending December 31, 1996, respectively) that are generally distributed to its shareholders at the time such reports are so distributed.

                 Beginning with the financial statements of the Issuer for the quarter ending March 31, 1998 and thereafter, whether or not the Issuer is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Issuer shall prepare the annual and quarterly reports which the Issuer would have been required to file with the Securities and Exchange Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto (including, until such time as the Company is required to file reports with the Commission pursuant to Section 13(a) or 13(d) of the Exchange Act, the condensed, combining financial data in the form and scope set forth in the condensed, consolidated financial statements described above) on or prior to the respective dates (the "Required Filing Dates") by which the Issuer would have been required so to file such documents. The Issuer shall also in any event within 15 days of each Required Filing Date (i) transmit by mail to all Bondholders, as their names and addresses appear in the Register, without cost to such Bondholders, and (ii) file with the Trustee, copies of such annual and quarterly reports.

                 The Issuer is required to furnish to the Trustee annual and quarterly statements as to the performance by the Issuer of its obligations under the Indenture. Default or Event of Default the Issuer is also required to notify the Trustee within thirty (30) days after the Issuer becomes aware or should reasonably have become aware of any event which is, or after notice or lapse of time or both would become, an Event of Default.

13.      Negative Pledge and Covenants

                 So long as any Bond remains outstanding or any amount remains unpaid with respect to any of the Bonds or up to and including the date of (a) the Complying Public Equity Offering or (b) a Covenant Defeasance, the Issuer, its Subsidiaries and Significant Joint Ventures will be subject to the following negative pledge and covenants:

(A)      Negative Pledge

                 The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual and organizational documents not permit its Significant Joint Ventures to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Pari Passu Indebtedness or Subordinated Indebtedness on any asset or property of the Issuer or such Subsidiary or such Significant Joint Venture, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Bonds are equally and ratably secured with the obligations so secured (provided that any Lien securing Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Bonds with the same relative priority as such Subordinated Indebtedness shall have with respect to the Bonds) or until such time as such obligations are no longer secured by a Lien.

(B)      Covenants

         (a) Limitation on Indebtedness. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including any Acquired Indebtedness); provided, however, that the Issuer, any Subsidiary or any Significant Joint Venture will be permitted to incur Indebtedness (including Acquired Indebtedness) if (a) at the time of such incurrence, no Default or Event of Default under the Indenture has occurred and is continuing, (b) at the time of such incurrence the Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the incurrence of such Indebtedness, taken as one period (and after giving pro forma effect to (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Issuer, its Subsidiaries and its Significant Joint Ventures since the first day of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving

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
credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period) and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Issuer or its Subsidiaries or its Significant Joint Ventures, as the case may be, since the first day of such four-quarter period), would have been at least equal to 2:1 and (c) in the case of the incurrence of Subordinated Indebtedness or Pari Passu Indebtedness, such Indebtedness has no scheduled principal payment prior to the 91st day after the Maturity of the Bonds.

         Notwithstanding the foregoing, the Issuer and its Subsidiaries and Significant Joint Ventures may, to the extent specifically set forth below, incur each and all of the following:

                 (a)      Indebtedness of the Issuer evidenced by the Bonds;

                 (b) Indebtedness of the Issuer or its Subsidiaries or Significant Joint Ventures outstanding on the Issue Date;

                 (c) Indebtedness of the Issuer, any Subsidiaries and any Significant subsidiary in an aggregate principal amount at any one time outstanding not to exceed U.S.$75,000,000 (or the foreign currency equivalent thereof);

                 (d) (i) Interest Rate Protection Obligations of the Issuer or any Subsidiary or any Significant Joint Venture covering Indebtedness of the Issuer, such Subsidiary or such Significant Joint Venture; provided, however, that, (x) any Indebtedness to which any such Interest Rate Protection Obligations relate bears interest at fluctuating interest rates and is otherwise permitted to be incurred under this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

                 (e) Indebtedness of a Subsidiary or Significant Joint Venture owed to and held by the Issuer, another Subsidiary or Significant Joint Venture, in each case which is not subordinated in right of payment to any Indebtedness of such Subsidiary or Significant Joint Venture, except that (i) any transfer of such Indebtedness by the Issuer or a Subsidiary or Significant Joint Venture (other than to the Issuer or to another Subsidiary or Significant Joint Venture) and
         (ii) the sale, transfer or other disposition by the Issuer or any Subsidiary or Significant Joint Venture of the Capital Stock of any Subsidiary or ownership interest in any Significant Joint Venture which is owed Indebtedness from another Subsidiary or Significant Joint Venture such that the first such Subsidiary or Significant Joint Venture ceases to be a Subsidiary or Significant Joint Venture shall, in each case in (i) and (ii), be an incurrence of Indebtedness by the second such Subsidiary or Significant Joint Venture, as the case may be, subject to the other provisions of this covenant;

                 (f) Indebtedness of the Issuer owed to and held by any Subsidiary or any Significant Joint Venture which is unsecured and subordinated in right of payment to the payment and performance of the Issuer's obligations under the Indenture and the Bonds, provided that any subsequent issuance or transfer of Capital Stock or other ownership interest or any other event which results in any such Subsidiary or Significant Joint Venture ceasing to be a Subsidiary or Significant Joint Venture, as the case may be, or any subsequent transfer of any such Indebtedness (except to the Issuer or another Subsidiary or another Significant Joint Venture) shall be deemed, in each case, be an incurrence of Indebtedness by the Issuer, subject to the other provisions of this covenant;

                 (g) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the outstanding Indebtedness of the Issuer or any Subsidiary or any Significant Joint Venture other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                 (h) Indebtedness of the Issuer or any of its Subsidiaries or any of its Significant Joint Ventures in an aggregate amount on the date of incurrence, not in excess of 80% of the average of the outstanding accounts



                                     A-1/18
    receivable balances of the Issuer, its Subsidiaries and Significant Joint Venture on a combined basis at each of the three preceding quarterly balance sheet dates;

        (i) Indebtedness of Hermes as to which the Issuer or any other Subsidiary or any Significant Joint Venture is not directly or indirectly liable by virtue of being the primary obligor on, guarantor of or otherwise liable with respect to, such Indebtedness;

        (j) Indebtedness of the Issuer of any of its Subsidiaries or Significant Joint Ventures represented by letters of credit for the account of the Issuer of such Subsidiary of such Significant Joint Venture, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

        (k) Indebtedness and Acquired Indebtedness incurred by the Issuer or a Subsidiary of Significant Joint Venture issued to finance the construction, acquisition, generation, installation or improvement of Telecommunications Assets to be used in Europe and/or Asia (including Russia and the CIS) by the Issuer, any Subsidiary or any Significant Joint Venture;

        (l) (i) Indebtedness of the Issuer the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Issuer or any Subsidiary or any Significant Joint Venture and (ii) Indebtedness of any Subsidiary or Significant Joint Venture, the proceedings of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary of such Significant Joint Venture, in each case other than the Indebtedness incurred under the preceding clauses (c) through (g) and (i) through (k) of this covenant; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (l) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the outstanding principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Issuer as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith,
    (y) in the case of Indebtedness incurred by the Issuer pursuant to this clause (l) to refinance Subordinated Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 91st day after the Maturity of the Bonds, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Bonds and (C) is subordinated to the Bonds in the same manner and to the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Bonds and (z) in the case of Indebtedness incurred by the Issuer pursuant to this clause (l) to refinance Pari Passu Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 91st day after the Maturity of the Bonds, (B) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Bonds and (C) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

    (b) Limitation on Restricted Payments. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly;

                (i) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Issuer or any Subsidiary or any Significant Joint Venture or any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Issuer or any Subsidiary or any Significant Joint Venture (other than (x) dividends or distributions payable solely in Capital Stock of the Issuer, such Subsidiary or such Significant Joint Venture (other than, in each case, Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Issuer (other than, in each case, Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Issuer or any Subsidiary or Significant Joint Venture and (z) the declaration or payment of dividends or other distributions by any such entity to all holders of equity or similar economic interest of such entity on a pro rata basis),



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
        (ii) purchase, redeem, defense or otherwise acquire or retire for value any Capital Stock or other ownership interest of the Issuer or any Subsidiary or any Significant Joint Venture (other than any such Capital Stock or other ownership interest owned by a Wholly-Owned Subsidiary),

        (iii) make any principal payment on, or purchase, defense, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Maturity, and Subordinated Indebtedness (other than any such Indebtedness owned by the Issuer or a Wholly-Owned Subsidiary), or

        (iv) make any Investment (other than any Permitted Investment) in any person

(such payments or Investments described in the preceding clauses (i), (ii), (iii) and (iv) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the propose Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Issuer or the relevant entity described above, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default under the Indenture shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Issuer would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) 50 per cent. of the aggregate Pro rata Combined Adjusted Net Income accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Issuer during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Issuer immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Pro rata Combined Adjusted Net Income for such period shall be a deficit, minus 100 per cent. of such deficit) plus (2) the aggregate net cash proceeds received by the Issuer, such Subsidiary or such Significant Joint Venture either (x) as capital contribution after the Issue Date from any person (other than a Subsidiary or Significant Joint Venture) or (y) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock, but including Capital Stock issued upon the conversion of convertible Indebtedness or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock)) of such entity to any person (other than to a Wholly-Owned Subsidiary) after the Issue Date plus (3) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (v) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause
(C)(2), the value of the aggregate net proceeds received by the Issuer upon the issuance of Capital Stock upon the conversion of convertible Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Issuer upon the conversion or exercise thereof.

        None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Issuer or any Subsidiary in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any person (other than a Subsidiary or Joint Venture) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Issuer to any person (other than to a Subsidiary or Joint Venture); provided, however, that the amount of any such net cash proceeds that are utilized from any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; (iii) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any person (other than a Subsidiary or Joint Venture) or (y)(1) issue and sale of Capital Stock (other than Redeemable Capital Stock) of the Issuer to any person other than to a Subsidiary or Joint Venture ); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) of the preceding paragraph; or (2) Indebtedness of the Issuer issued to any person (other than a Subsidiary or Joint Venture), so long as such Indebtedness is Subordinated Indebtedness which (A) has no Maturity earlier than the 91st day after the Maturity of


                                     A-1/20
the Bonds, (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Bonds and (C) is subordinated to the Bonds in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Pari Passu Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Issuer from any person (other than a Subsidiary or Joint Venture) or (y)(1) issue and sale of Capital Stock (other than Redeemable Capital Stock) of the Issuer to any person (other than to a Subsidiary or Joint Venture); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement is excluded from clause (C)(2) of the preceding paragraph or (2) Indebtedness of the Issuer issued to any person (other than a Subsidiary), so long as such Indebtedness is Subordinated Indebtedness or Pari Passu Indebtedness which (A) has no Maturity earlier than the 91st day after the Maturity of the Bonds and (B) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Bonds; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the covenant described under "--Disposition of Proceeds of Asset Sales" below; (vi) payments or other actions described in clauses (i) throughout (iv) in the next preceding paragraph above that would otherwise be Restricted Payments in an aggregate amount not to exceed U.S.$10 million (or the foreign currency equivalent thereof): and (vii) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Issuer of Common Stock of the Issuer from employees of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding U.S.$10 million (or the foreign currency equivalent thereof) in any calendar year. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (vi) and (vii) shall be included and clauses (i),
(ii), (iii), (iv) and (v) shall not be so included.

     (c) Change of Control. Upon the occurrence of a Change of Control, the Issuer shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the outstanding Bonds at a purchase price (the "Change of Control Purchase Price") equal to 106.5 per cent. (if the date of such purchase occurs on or before June 30, 1998), 113.5 per cent. (if the date of purchase occurs after June 30, 1998 but on or before June 30, 1999) or 121.0 per cent. (if the date of purchase occurs after June 30, 1999), as applicable, of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date which shall be no earlier than 60 days and no later than 90 days from the date the notice of Change of Control Offer is mailed to the Bondholders and the Trustee (the "Change of Control Purchase Dates"). The Issuer shall be required to purchase all Bonds properly tendered (or the portions thereof equal to U.S. $10,000 or increments of U.S. $1,000 in excess thereof that are so tendered by a Bondholder in the case of a partial tender) in the Change of Control Offer and not withdrawn on the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business
Days and until the close of business on the Second Business Day preceding the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, the Issuer shall, not later than the 30th day prior to the occurrence of the Change of Control, give to each holder of Bonds notice of the proposed Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Bonds must follow to accept the Change of Control Offer.

     (d) Disposition of Proceeds of Asset Sales. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, make any Asset Sale unless (a) the Issuer or such entity, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents or the assumption of Indebtedness of the Issuer or such Subsidiary or such Significant Joint Venture or other obligations relating to such assets and release from all liability on the Indebtedness or other obligations assumed, or such consideration consists of (x) property or assets that will be owned by the Issuer, or a Subsidiary or a Significant Joint Venture and are to be used in a telecommunications business or in related activities or services that thereafter will be conducted by the Issuer or such Subsidiary or such Significant Joint Venture or (y) Capital Stock or other securities issued by a party to the transaction or an Affiliate thereof, which Capital Stock or other securities are freely tradable and which are sold for cash within 90 days of the consummation of the Asset Sale in connection with which they were acquired. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under Senior


                                     A-1/21

Indebtedness or Indebtedness of a Subsidiary or Indebtedness of a Significant Joint Venture or are not so applied, the Issuer or such entity, as the case may be, within 360 days of such Asset Sale, will apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Issuer and such entities existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under Senior Indebtedness or Indebtedness of a Subsidiary or Indebtedness of a Significant Joint Venture, nor invested in Replacement Assets within the 360-day period described above constitute "Excess Proceeds" subject to disposition as provided below.

        When the aggregate amount of Excess Proceeds equals or exceeds U.S. $10,000,000, the Issuer shall make an offer to purchase (an "Asset Sale
Offer"), from all holders of the Bonds, on a date not more than 40 Business Days thereafter, an aggregate principal amount of Bonds equal to such Excess Proceeds, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date. To the extent that the aggregate principal amount of Bonds tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use such excess for general corporate purposes. If the aggregate principal amount of Bonds validly tendered and not withdrawn by holders thereof is greater than the Excess Proceeds, Bonds to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

        (e) Limitation on Transactions with Interested Persons. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Issuer, any Subsidiary or Significant Joint Venture or any beneficial owner (determined in accordance with the Indenture) of 5 percent or more of the Capital Stock or other ownership interest of any of the foregoing entities at any time outstanding (each of the foregoing being "Interested Persons"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Issuer or such Subsidiary or Significant Joint Venture, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates or the Issuer or Interested Persons,
(b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than U.S.$20,000,000 (or the foreign currency equivalent thereof), the Issuer has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Issuer or such Subsidiary or such Significant Joint Venture, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than U.S.$10,000,000 (or the foreign currency equivalent thereof), the Issuer shall have delivered an officer's certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the disinterested members of the Board of Directors of the Issuer, provided, however, that this covenant will not restrict the Issuer from
(i) paying dividends in respect of its Capital Stock permitted under the covenant described under "--Limitation on Restricted Payments" above, (ii) paying reasonable and customary fees to directors of the Issuer who are not employees of the Issuer, (iii) making loans or advances to officers or employees of the Issuer and its Subsidiaries or Significant Joint Ventures (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Issuer or such Subsidiary or Significant Joint Venture not in excess of U.S.$45,000,000 (or the foreign currency equivalent thereof), in the aggregate at any one time outstanding; (iv) engaging in any transaction involving the provision of telecommunications services or related activities between or among the Issuer, any Subsidiary or any Significant Joint Venture and, provided that such transaction is in the ordinary course of business and consistent with commercially reasonable practice, any Joint Venture of the Issuer that is not a Significant Joint Venture or between any of them or (v) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby, as listed in a schedule to the Indenture (including pursuant to any amendment thereto so long as any such amendment in the judgment of the Board of Directors voting to approve the amendment does not have a material adverse effect on the Bondholders).

        (f) Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries and Significant Joint Ventures. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to,


                                     A-1/22
directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary or Significant Joint Venture to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits to the Issuer or any Subsidiary or any Significant Joint Venture, (b) pay any Indebtedness owed to the Issuer or any other Subsidiary or Significant Joint Venture, (c) make loans or advances to, or any investment in, the Issuer or any other Subsidiary or Significant Joint Venture, (d) transfer any of its properties or assets to the Issuer or any other Subsidiary or Significant Joint Venture or (e) guarantee any Indebtedness of the Issuer or any Subsidiary or Significant Joint Venture, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Issuer or any Subsidiary or Significant Joint Venture, (iii) customary restrictions on transfers of property subject to a Lien permitted under the Indenture which could not materially adversely affect the Issuer's ability to satisfy its obligations under the Indenture and the Bonds, (iv) any agreement or other instrument of a person acquired by the Issuer or any Subsidiary or Significant Joint Venture
(or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, (vi) encumbrances and restrictions under Indebtedness in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the holders of the Bonds than those contained in the Indebtedness so refinanced or replaced, (vii) any agreement in existence at the Issue Date, (viii) encumbrances and restrictions in connection with Subsidiaries acquired after the Issue Date and Significant Joint Ventures entered into after the Issue Date, including with respect to any financing thereof, that are no more adverse to the Issuer than those referred to in (vii) above), (ix) in the case of clause (d) of this covenant above, arising or agreed to in the ordinary course of business, not relating to any Indebtedness and that do not individually, or together with all such encumbrances or restrictions, detract from the value of the property or assets of the Issuer or any Subsidiary or any Significant Joint Venture in any manner material to the Issuer or any Subsidiary or any Significant Joint Venture, (x) contained in the terms of any Indebtedness incurred by Hermes or any agreement pursuant to which such Indebtedness was issued if the encumbrance or restriction is not materially more disadvantageous to the Bondholders than is customary in comparable financings (as determined by the Company) and the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal payments on the Bonds, (xi) contained in any stockholders or similar agreement, so long as such encumbrance or restriction is not more disadvantageous to the Bondholders than the encumbrances and restrictions contained in comparable agreements entered into in the past by the Issuer, any of its Subsidiaries or Significant Joint Ventures, or (xii) contained in any agreement entered into after the Issue Date, so long as such encumbrance or restriction is not materially more disadvantageous to the Bondholders than the encumbrances and restrictions contained in agreements in existence on the Issue Date.

        (g) Limitation on Sale-Leaseback Transactions. The Issuer will not, and will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, enter into any Sale-Leaseback Transaction with respect to any property of the Issuer or any of its Subsidiaries or Significant Joint Ventures other than a Sale-Leaseback Transaction between the Issuer, a Subsidiary or Significant Joint Venture or between any of them. Notwithstanding the foregoing, the Issuer and its Subsidiaries or Significant Joint Ventures may enter into Sale-Leaseback Transactions involving Telecommunications Assets; provided that (i) the Issuer, or such Subsidiary or Significant Joint Venture, as the case may be, would be entitled to create or incur a Lien to secure Indebtedness pursuant to the provisions of the "Negative Pledge" covenant equal in amount to the Attributable Value of the Sale-Leaseback Transaction without equally and ratably securing the Bonds and (ii) the Sale-Leaseback Transaction is treated as an Asset Sale and the provisions of the "Disposition of Proceeds of Asset Sales" covenant are satisfied with respect to such Sale-Leaseback Transaction.

        (h) Limitation on Guarantees by Subsidiaries. The Issuer will not permit any Subsidiary to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, directly or indirectly, assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Issuer which is subordinated Indebtedness or Pari Passu Indebtedness unless such Subsidiary or Significant Joint Venture, as the case may be, simultaneously executes and delivers a supplemental indenture to the Indenture, pursuant to provisions in form and substance satisfactory to the Trustee, providing for a guarantee of payment



                                     A-1/23
of the Bonds by such Subsidiary or Significant Joint Venture and (A) if any such assumption, guarantee or other liability is subordinated, the guarantee under such supplemental indenture shall be subordinated to the same extent as the Bonds are subordinated to Senior Indebtedness of the Issuer under the Indenture and (B) any such assumption, guarantee or other liability of such Subsidiary or Significant Joint Venture with respect to Subordinated Indebtedness shall be subordinated to such Subsidiary's or Significant Joint Venture's, as applicable assumption, guarantee or other liability with respect to the Bonds to the same extent as such Subordinated Indebtedness is subordinated or junior to the Bonds under the Indenture.

        (i) Merger Sale of Assets, Etc. The Issuer will not, in any transaction or series of transactions, merger or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Issuer will not permit any of its Subsidiaries to, and will to the fullest extent of the rights available to it under the relevant contractual or organizational documents not permit its Significant Joint Ventures to, enter into such any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the respective properties and assets of the Issuer and its Subsidiaries and Significant Joint Ventures on a combined basis, to any other person or persons, unless at the time of and after giving effect thereto (a) either (i) if the transaction or series of transactions is a merger or consolidation, the Issuer shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Issuer or such Subsidiary or Significant Joint Venture is merged or to which the properties and assets of the Issuer and its Subsidiaries and Significant Joint Ventures are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or the United Kingdom, the Federal Republic of Germany, France or Italy and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under the Bonds and the Indenture, and in each case, the Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Issuer or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness); (c) immediately after giving effect to such transaction or series of transactions on a pro form basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Issuer or the Surviving Entity, as the case may be, is at least equal to the Consolidated New Worth of the Issuer immediately before such transaction or series of transactions; (d) such consolidation, merger, conveyance, transfer, lease, or other disposition does not adversely affect the validity or enforceability of the Bonds; and (e) if the Surviving Entity is organized in a jurisdiction other than the United States of America, any state thereof or the District of Columbia, such entity appoints CT Corporation System, New York, New York, as its agent for service of process in any suit, action or proceeding with respect to the Indenture or the Bonds issued thereunder and for actions brought under federal or state securities laws brought in federal or state court located in the Borough of Manhattan in The City of New York and submits to such jurisdiction, waives forum non conveniens, waives or is not subject to immunity from suit and any judgments brought against such entity in respect to the Indenture and the Bonds may be recognized and enforced in such jurisdiction of its organization.

        In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the foregoing requirements; provided, however, that solely for purposes of computing amounts described in subclause (C) of the covenant described under "--Limitation on Restricted Payments" above, any such successor person shall only be deemed to have succeeded to and be substituted for the Issuer with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.



                                     A-1/24

         Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture with the same effect as if such successor corporation had been named as the Issuer therein.

         (j) Limitation on Other Subordinated Indebtedness. The Company will not create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is also pari passu with, or subordinate in right of payment to, the Bonds.

14.       Reservation of GTS Shares

                          The Issuer shall at all times reserve and keep
available out of its authorized common stock, solely for the purpose of issuance or delivery upon conversion of the Bonds, the number of GTS Shares that it reasonably believes will be required to be delivered in connection with such conversion pursuant to the terms of the Indenture.

15. Governing Law

                          The Indenture and the Bonds will be governed by the
laws of the State of New York.

16.      Guarantees

                          This Bond may after the date hereof be entitled to
certain senior subordinated guarantees made for the benefit of the Holders. Reference is hereby made to Section 4.18 of the Indenture for the terms of any guarantee.

17.      Covenant Defeasance

                          The Indenture contains provisions (which provisions
apply to this Bond) for defeasance at any time of (a) the entire indebtedness of the Issuer under this Bond and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Issuer with certain conditions set forth therein.

18.      Enforcement

                          At any time after the Bonds shall have become due and
payable, the Trustee may, at its discretion and without further notice, take such proceedings against the Issuer as it may think fit to enforce repayment of the Bonds together with premium (if any) and accrued interest and to enforce the provisions of the Indenture, but it shall not be bound to take any such proceedings unless (a) it shall have been so directed in writing by the holders of at least 25 per cent. in principal amount of the Bonds then outstanding, and
(b) it shall have been indemnified to its satisfaction. No Bondholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within 30 days after the receipt of the request and offer, such request has not been rescinded pursuant to the terms of the Indenture and such failure shall be continuing.

19.      Notices

                          Notices to Bondholders shall be validly given if (i)
mailed to them at their respective addresses in the register and (ii) published in an English language daily newspaper of general circulation in Europe approved by the Trustee, currently expected to be the Financial Times, and, so long as the Bonds are listed on the Luxembourg Stock Exchange, published in a daily newspaper of general circulation in Luxembourg approved by the Trustee, currently expected to be the Luxemburger Wort. Any such notice shall be deemed to have been given on the first date on which both conditions shall have been met.





                                    A-1/25

20.       Meetings of Bondholders, Modification and Waiver

                          The Indenture contains provisions for convening
meetings of Bondholders to consider any matter affecting their interests, including any modification of, or arrangement in respect of, the terms and conditions of the Bonds or of the provisions of the Indenture. Certain special quorum provisions apply for meetings of Bondholders convened for the purpose of amending certain terms concerning, inter alia, the amounts payable on and the currency of payment of the Bonds and the Conversion Rights. Any resolution duly passed at any such meeting will be binding on all Bondholders, whether present or not.

21.      Satisfaction and Discharge

                          The Indenture will be discharged and will cease to be
of further effect (except as to surviving rights or registration of transfer or exchange of the Bonds, as expressly provided for in the Indenture) as to all outstanding Bonds when either (a) all the Bonds theretofore authenticated and delivered (except lost, stolen or destroyed Bonds which have been replaced or repaid and Bonds for whose payment money has theretofore been deposited with the Trustee or any Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation and the Issuer has paid all other sums payable by it under the Indenture or (b)(i) the Issuer has distributed to the Trustee and each holder of Bonds notice of redemption or all Bonds have otherwise become due and payable (ii) all Bonds not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Bonds which have been replaced or paid) have been called for redemption pursuant to the terms of the Bonds or have otherwise become due and payable and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Bonds not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Bonds to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (iii) there exists no Default or Event of Default under the Indenture;
(iv) the Issuer shall have paid all other sums payable under the Indenture by the Issuer and (v) the Issuer has delivered to the Trustee an officer's certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the termination of the Issuer's obligations under the Bonds and the Indenture have been complied with.

22.      Amendments and Waivers

                          From time to time, the Issuer, when authorized by a
resolution of its Board of Directors, and the Trustee may, without the consent of the holders of any outstanding Bonds, amend, waive or supplement the Indenture or the Bonds for certain specified purposes, including, among other things, (a) curing ambiguities, defects or inconsistencies, (b) qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, (c) evidencing the succession of another Person to the Issuer or any other obligor on the Bonds, and the assumption by any such successor of the covenants of the Issuer or such obligor in the Indenture and in the Bonds in accordance with the "Merger, Sale of Assets, Etc." covenant; (d) adding to the covenants of the Issuer or any other obligor upon the Bonds for the benefit of the holders of the Bonds or surrendering any right or power conferred upon the Issuer or any other obligor upon the Bonds, as applicable, in the Indenture or in the Bonds; (e) evidencing the replacement of the Trustee by a trustee that is appointed to so act pursuant to the terms of the Indenture; and (f) evidencing or making any other change that does not adversely affect the rights of any holder of Bonds; provided, however, that such change does not adversely affect the rights of any holder of Bonds and the Issuer has delivered to the Trustee an opinion of counsel to such effect.

                          Other amendments and modifications of the Indenture
or the Bonds may be made by the Issuer and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Bonds; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Bond affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, the Bonds, (ii) change the currency in which any Bonds or any premium or the interest thereon is payable or make the principal of, premium, if any, or interest on any Bond payable in money other than that stated in the Bond, (iii) reduce the percentage in principal amount of outstanding Bonds that must





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consent to an amendment, supplement or waiver or consent to take any action under the Indenture or the Bonds, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to the Bonds, (v) waive a default in payment with respect to the Bonds, (vi) amend, change or modify the obligations of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto, (vii) reduce or change the rate or time for payment of interest on the Bonds, (viii) modify or change any provision of the Indenture affecting the subordination or ranking of the Bonds in a manner adverse to the holders of the Bonds, or (ix) take any other action otherwise prohibited by the Indenture to be taken without the consent of each Bondholder affected thereby.

23.      The Trustee

                          The Indenture provides that, except during the
continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

            The Trustee may, without the consent of the Bondholders:

                                  (i) agree to any modification of the
            provisions of the Indenture or the Bonds which, in the opinion of the Trustee, is of a formal, minor or technical nature, is made to correct a manifest error or to comply with mandatory provisions of law or is not materially prejudicial to the interests of the Bondholders;

                                  (ii) waive or authorize any breach or
            proposed breach by the Issuer of the provisions of the Indenture or the Bonds, or determine that the occurrence of any Event of Default shall not be treated as such, which, in the opinion of the Trustee, is not materially prejudicial to the interests of the Bondholders.

Any such modification, waiver or authorization shall be binding on the Bondholders and, if the Trustee so requires, such modification shall be notified by the Issuer to the Bondholders as soon as possible.

24.      Indemnification of the Trustee

                          The Indenture contains provisions for the
indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking proceedings to enforce repayment or taking steps to enforce the Conversion Rights unless indemnified to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer or any entity related to it without accounting for any profit.

25.      Certain Definitions

                          "Acquired Indebtedness" means, with respect to any
specified person, (i) Indebtedness of any other person at the time such other person merged with or into or became a Subsidiary or Significant Joint Venture of any specified person, and (ii) Indebtedness encumbering any asset acquired by any specified person.

                          "Affiliate" means, with respect to any specified
person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

                          "Asset Sale" means any sale, issuance, conveyance,
transfer, lease or other disposition to any person other than the Issuer or a Wholly-Owned Subsidiary of the Issuer, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary or Significant Joint Venture (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Issuer or any Subsidiary or Significant Joint Venture;





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or (c) any other properties or assets of the Issuer or any Subsidiary or
Significant Joint Venture other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock or other equity of any Subsidiary or Significant Joint Venture) by the Issuer or any of its Subsidiaries or Significant Joint Ventures in one or a series of related transactions in respect of which the Issuer or such Subsidiary or Significant Joint Venture receives cash or property with an aggregate Fair Market Value of U.S.$10,000,000 (or the foreign currency equivalent thereof) or less; (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "-- Merger, Sale of Assets, Etc." above and (iii) any direct or indirect sale, transfer or other disposition of shares of Capital Stock of Hermes so long as after such sale, transfer or other disposition the Issuer owns or controls at least 51 per cent. of the Voting Stock of Hermes.

                          "Average Life to Stated Maturity" means, with
respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                          "Capital Research Notes" means the aggregate $30
million of notes issued pursuant to (i) the Senior Note Purchase Agreement, dated as of February 2, 1996, as amended, between the Issuer and Emerging Markets Growth Fund, Inc. and (ii) the Senior Note Purchase Agreement dated as of February 2, 1996, as amended, between the Issuer and Capital International Emerging Markets Funds.

                          "Capital Stock" means, with respect to any person,
any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

                          "Capitalized Lease Obligation" means any obligation
under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                          "Cash Equivalents" means, at any time, (a) any
evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than U.S.$500,000,000;
(c) certificates of deposit with a maturity of 180 days or less of any financial institution that is not organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moodys or at least an equivalent rating category of another nationally recognized securities rating agency; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

                          "Change of Control" means the occurrence of any of
the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 40 per cent. of the total Voting Stock of the Issuer (50.1 per cent. in the case of a Strategic Investor); (b) the Issuer consolidates with, or merges with or into, another





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
person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Issuer is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Issuer is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Issuer as a Restricted Payment under the Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50 per cent. of the total Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Issuer (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Issuer was approved by a vote of 66 2/3 per cent. of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Issuer then in office; or (d) the Issuer is liquidated or dissolved or adopts a plan of liquidation.

                          "Chatterjee Notes" means the aggregate $40 million of
notes issued pursuant to (a) the Senior Note Purchase Agreement, dated as of January 19, 1996, as amended, among the Issuer, The Open Society Institute and Chatterjee Fund Management, L.P. and (b) the Senior Note Purchase Agreement, dated as of June 6, 1996, as amended, among the Issuer, The Open Society Institute, Winston Partners II LDC and Winston Partners II LLC.

                          "Closing Price" means the closing price of the GTS
Shares on a Qualifying Stock Exchange or if the GTS Shares are listed on more than one such exchange the average of such closing prices on all such exchanges.

                          "Common Stock" means, with respect to any person, any
and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                          "Complying Public Equity Conditions" means all of the
following: (a) the Issuer has made public sales of GTS Shares with a cumulative public offering price of at least U.S.$100,000,000 to an aggregate of not less than 50 purchasers; (b) the GTS Shares have been listed or shall be listed in connection with the offering on either the New York Stock Exchange, the London Stock Exchange, the American Stock Exchange or the Nasdaq National Market; and (c) the Issuer shall have registered additional GTS Shares from Private Equity Offerings with a market value of at least U.S.$100,000,000 calculated using the offering price in the Complying Public Equity Offering.

                          "Complying Public Equity Offering" means a public
offering of GTS Shares where, immediately following completion thereof, (a) the Complying Public Equity Conditions have been met and (b) the aggregate number of GTS Shares sold thereby, together with any GTS Shares sold in any prior public offerings plus the number of GTS Shares into which the Bonds may be converted (calculated as if such conversion were to be effected at the time of such public offering) does not exceed 50 per cent. of the total GTS Shares outstanding on a fully diluted basis.

                          "Consolidated Net Worth" means, with respect to any
person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its subsidiaries, as determined in accordance with GAAP.

                          "Conversion Agent" means the office or agency where
Bonds may be presented for conversion.





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                          "Conversion Date" means the earliest date possible
after the listing of the GTS Shares on the New York Stock Exchange, London Stock Exchange, the American Stock Exchange or the Nasdaq National Market that the Issuer may deliver GTS Shares to converting Bondholders.

                          "Covenant Defeasance" means the 123rd day after (i)
the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holder, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and premium, if any, on the outstanding Bonds at their Maturity or on the applicable optional redemption date, as the case may be, of such principal or installment of principal of, or premium, if any, on the outstanding Bonds; (ii) the Issuer must have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Bonds will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (iv) such Covenant of Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries or Significant Joint Ventures is a party or by which the Issuer of any of its Subsidiaries or Significant Joint Ventures is bound; (v) the Issuer must have delivered to the Trustee an opinion of counsel to the effect that after the 123rd day (or such other applicable date) following the deposit of the instruments referred to in (i), the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and the creation of the defeasance trust does not violate the Investment Company Act of 1940, as amended; (vi) the Issuer must have delivered to the Trustee an Officers' Certificate of the Issuer stating that the deposit was not made by the Issuer with the intent of preferring the Bondholders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and (vii) the Issuer must have delivered to the Trustee an Officers' Certificate of the Issuer and an opinion of counsel in the United States acceptable to the Trustee, each stating that all conditions precedent provided for relating to the Covenant Defeasance have been complied with.

                          "Currency Agreement" means any foreign exchange
contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary or any Significant Joint Venture against fluctuations in currency values.

                          "Default" means any event that is, or after notice or
passage of time or both would be, an Event of Default.

                          "Designated Senior Indebtedness" means Senior
Indebtedness permitted under the Indenture the principal amount of which is $30,000,000 (or the foreign currency equivalent) or more and has been designated by the Issuer as "Designated Senior Indebtedness" (which includes the Chatterjee Notes and the Capital Research Notes).

                          "Eligible Joint Venture" means a Joint Venture (other
than a Subsidiary) (a) that is formed with respect to the construction, development, acquisition, servicing, ownership, improvement, operation or management of a telecommunications business, (b) in which the Issuer, directly or indirectly, owns at least 25 per cent. of the Capital Stock or other ownership interest therein and (c) in respect of which the Issuer, directly or indirectly, either (i) controls, by voting power, membership on the board of directors or management committee or other similar governing body, or through the provisions of any applicable partnership, joint venture, shareholder or other similar agreement or under an operating, maintenance or management agreement or otherwise, the management and operation of the Joint Venture and any telecommunications project of such Joint Venture or (ii) otherwise has the right to control or veto material acts and decisions with respect to the management or operation of the Joint Venture that, taken as a whole, are substantially similar to the rights of the Issuer with respect to the Existing Joint Ventures as of the Issue Date.





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                          "Event of Default" has the meaning set forth under
"Events of Default" herein.

                          "Existing Joint Venture" means each of PrymTelefon,
Bancomsvyaz, TeleCommunications of Moscow, Hermes Europe Railtel B.V., LvNet-Telport, GTS Monaco Access S.A.M., Sovam Teleport Kiev Division L.L.C., EDN Sovintel, all the entities in which SFMT-Rusnet, Inc. currently has an interest, all the entities in which Vostok Mobile b.v. currently has an interest and their respective successors.

                          "Exchange Act" means the Securities Exchange Act of
1934, as amended.

                          "Fair Market Value" means, with respect to any asset,
the price, as determined by the Board of Directors of the Issuer, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that with respect to any transaction or related series of transactions which involves an asset or assets in excess of U.S. $10,000,000 (or the foreign currency equivalent thereof), in the aggregate, such determination shall be evidenced by a resolution of the majority of disinterested members of the Board of Directors of the Issuer delivered to the Trustee.

                          "Fixed Charge Coverage Ratio" of the Issuer means,
for any period, the ratio of (a) the sum of Pro rata Combined Adjusted Net Income, Pro rata Combined Interest Expense, Pro rata Combined Income Tax Expense and Pro rata Combined Non-cash Charges deducted in computing Pro rata Combined Adjusted Net Income, in each case, for such period to (b) Pro rata Combined Interest Expense for such period.

                          "GAAP" means generally accepted accounting principles
set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

                          "Indebtedness" means, with respect to any person,
without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any (i) trade account payables arising in the ordinary course of business and (ii) other accrued current liabilities incurred in the ordinary course of business, including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction; (b) all obligations of such person evidenced by bonds, debentures or other similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (d) all Capitalized Lease Obligations of such person; (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured); (f) all guarantees of Indebtedness referred to in this definition by such person; (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person;
(i) any Preferred Stock of such person that provides for payments of liquidation value by way of a sinking fund, or by way of a mandatory redemption, defeasance, retirement, repurchase or otherwise, or allows the holder the option to redeem, in each case prior to the 91st day prior to the Maturity of the Bonds (valued at the sum of (without duplication) (A) the liquidation preference thereof, (B) any mandatory redemption payment obligations in respect thereof and (C) accrued dividends thereon); and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such





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
Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

                          "Independent Financial Advisor" means a firm (i)
which does not, and whose directors, officers and employees or Affiliates do not, have a material direct or indirect financial interest in the Issuer, any Subsidiary or Significant Joint Venture and (ii) which, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

                          "Interest Rate Protection Agreement" means any
arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

                          "Interest Rate Protection Obligations" means the
obligations of any person pursuant to an Interest Rate Protection Agreement.

                          "Investment" means, with respect to any person, any
direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, debentures or other securities or evidences of Indebtedness issued by, any other person. "Investments" shall exclude extensions of trade credit in the ordinary course of business in accordance with normal trade practices.

                          "Issue Date" means the closing date for the sale and
issuance of the Bonds under the Indenture.

                          "Joint Venture" means a joint venture, partnership or
other similar arrangement, whether corporation, partnership or other legal form where the Issuer or one or more Subsidiaries has, directly or indirectly, less than a majority of the Voting Stock or other ownership interest.

                          "Lien" means any mortgage, charge, pledge, lien
(statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind; provided that in no event shall an operating lease be deemed to constitute a Lien. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement

                          "Material Joint Venture" means a Joint Venture that,
as of the end of the most recent four-quarter period, had (i) total assets which exceeded 10 per cent. of the total combined assets of the Issuer at the end of such period or (ii) total revenues which exceeded 15 per cent. of the total combined revenues of the Issuer for such period.

                          "Material Subsidiary" means a Subsidiary that, as of
the end of the most recent four-quarter period, had (i) total assets which exceeded 10 per cent. of the total combined assets of the Issuer at the end of such period or (ii) total revenues which exceeded 15 per cent. of the total combined revenues of the Issuer for such period.

                          "Maturity" means, (i) when used with respect to the
Bonds, June 30, 2000, unless otherwise extended and (ii) when used with respect to any Indebtedness other than the Bonds, the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.





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                          "Moody's" means Moody's Investors Service, Inc. and
its successors.

                          "Net Cash Proceeds" means, with respect to any Asset
Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Issuer or any Subsidiary or Significant Joint Venture) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Issuer or any Subsidiary or Significant Joint Venture, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Subsidiary or Significant Joint Venture, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

                          "Non-Complying Equity Offering" means (i) a Private
Equity Offering of GTS Shares or (ii) a public offering of GTS Shares that is not a Complying Public Equity Offering.

                          "Non-Complying Public Equity Offering" means a public
equity offering of GTS Shares that satisfies all the Complying Public Equity Conditions, except that the cumulative public offering price is less than U.S. $100,000,000.

                          "Notice of Offering" means a notice given to the
Trustee or the Bondholders and, if required by the Indenture, the Luxembourg Stock Exchange, that a Complying Public Equity Offering or a Non-Complying Public Equity Offering has occurred.

                          "Pari Passu Indebtedness" means Indebtedness of the
Issuer which ranks pari passu in right of payment with the Bonds.

                          "Paying Agent" means the office or agency where Bonds
may be presented for payment of principal, premium, if any, and interest.

                          "Permitted Holder" means (A) Alan B. Slifka and any
entity controlled by him, (B) one or more of George Soros, Soros Fund Management LLC, Purnendu Chatterjee or Chatterjee Management Company or affiliates of any of the foregoing, and any person or entity for which any such person or entity acts as the investment advisor or investment manager and (C) any person that acquires the Capital Stock of the Issuer in a Strategic Equity Offering.

                          "Permitted Investments" means any of the following:
(i) Investments in any Subsidiary or Significant Joint Venture; (ii) Investments in any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Issuer or any Subsidiary or Significant Joint Venture at the time such Investment is made; (iii) Investments in cash or Cash Equivalents; (iv) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (v) Investments in the Bonds; (vi) Investments in Currency Agreements on commercially reasonable terms entered into by the Issuer or any of its Subsidiaries or Significant Joint Ventures in the ordinary course of business in connection with the operations of the business of the Issuer or its Subsidiaries or Significant Joint Ventures to hedge against fluctuations in foreign exchange rates; (vii) loans or advances to officers or employees of the Issuer and its Subsidiaries or Significant Joint Ventures in the ordinary course of business for bona fide business purposes of the Issuer, and its Subsidiaries or Significant Joint Ventures (including travel and moving expenses) not in excess of U.S. $5,000,000 (or the foreign currency equivalent) in the aggregate at any one time outstanding; (viii) Investments in evidences of Indebtedness, securities or other property received from another person by the Issuer or any of its Subsidiaries or Significant Joint Ventures in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of





                                    A-1/33
any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Issuer or any of its Subsidiaries or Significant Joint Ventures, or for other liabilities or obligations of such other person to the Issuer or any of its Subsidiaries or Significant Joint Ventures that were created, in accordance with the terms of the Indenture; (ix) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Issuer or any of its Subsidiaries or Significant
Joint Ventures in the ordinary course of business in connection with the operations of the business of the Issuer or its Subsidiaries or Significant Joint Ventures to hedge against fluctuations in interest rates; and (x) Investments in entities that are not Subsidiaries or Significant Joint
Ventures, to finance the construction, installation, improvement, acquisition or operation of Telecommunication Assets, provided that such Investments do not exceed in the aggregate, the greater of U.S. $25,000,000 (or the foreign currency equivalent) or 10 per cent. of the pro rata combined assets of the Issuer or, individually, the greater of U.S. $5,000,000 (or the foreign currency equivalent) or 2 per cent. of the pro rata combined assets of the Issuer.

                          "person" means any individual, corporation, limited
liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                          "PORTAL" means the Private Offerings, Resales and
Trading through Automated Linkages market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

                          "Preferred Stock" of any person means capital stock
of such person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of capital stock of any other class of such person.

                          "Private Equity Offering" means a private offering of
GTS Shares pursuant to an exemption from registration under the Securities Act.

                          "Pro rata Combined Adjusted Net Income" means, for
any period, the pro rata combined net income (or loss) of the Issuer and its Subsidiaries and Significant Joint Ventures for such period, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, and (c) the portion of net income (or loss) of any person (other than the Issuer or a Subsidiary or a Significant Joint Venture), in which the Issuer or any such Subsidiary or Significant Joint Venture has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Issuer or any Subsidiary or any Significant Joint Venture in cash dividends or distributions during such period.

                          "Pro rata Combined Interest Expense" means, for any
period, without duplication, the sum of (a) the pro rata combined interest expense of the Issuer and its Subsidiaries and its Significant Joint Ventures for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of Interest Rate Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) amortization of debt issuance costs, plus (b) the pro rata combined interest component of Capitalized Lease Obligations of the Issuer, its Subsidiaries and Significant Joint Ventures during such period, less (c) pro rata interest income of the Issuer, its Subsidiaries and Significant Joint Ventures; provided that (x) the Pro rata Combined Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Issuer, a Subsidiary or Significant Joint Venture, as the case may be, a fixed or floating rate of interest, shall be computed by applying at the option of the Issuer, either the fixed or floating rate, and (y) in making such computation, the Pro rata Combined Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; provided further that, notwithstanding the foregoing, the interest rate with respect to any Indebtedness covered by any Interest Rate





                                   A-1/34

Protection Agreement shall be deemed to be the effective interest rate with respect to such Indebtedness after taking into account such Interest Rate Protection Agreement.

                          "Pro rata Combined Income Tax Expense" means, for any
period the provision for federal, state, local and foreign income taxes of the Issuer, its Subsidiaries and Significant Joint Ventures for such period as determined on a pro rata combined basis.

                          "Pro rata Combined Non-cash Charges" means, for any
period, the aggregate depreciation, amortization and other non-cash expenses of the Issuer and its Subsidiaries and Significant Joint Ventures reducing Pro rata Combined Adjusted Net Income for such period, determined on a pro rata combined basis (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

                          "Qualifying Stock Exchange" means the New York Stock
Exchange, the American Stock Exchange, the London Stock Exchange or the Nasdaq National Market.

                          "Redeemable Capital Stock" means any shares of any
class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity with respect to the principal of the Bonds or is redeemable at the option of the holder thereof at any time prior to any such Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Maturity.

                          "Redemption Date" means, with respect to any Bonds
hereunder to be redeemed, the date fixed by the Issuer for such redemption pursuant to the Indenture and the Bonds.

                          "Sale-Leaseback Transaction" of any person means an
arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty

                          "Senior Indebtedness" means the principal of,
premium, if any, interest, and other amounts payable on or in respect of any Indebtedness of the Issuer, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Bonds. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Bonds, (b) Indebtedness that is pursuant to the instrument creating such Indebtedness expressly subordinate or junior in right of payment to any Indebtedness of the Issuer, (c) Indebtedness which, when incurred and without respect to any election under Section 1111 (b) of Title II of the United States Code, is without recourse to the Issuer, (d) Indebtedness which is represented by Redeemable Capital Stock, (e) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade account payables or other current liabilities incurred in the ordinary course of business, (f) Indebtedness of or amounts owed by the Issuer for compensation to employees or for services rendered to the Issuer, (g) any liability for federal, state, local or other taxes owed or owing by the Issuer,
(h) other than the Chatterjee Notes and the Capital Research Notes, Indebtedness of the Issuer to a Wholly-Owned Subsidiary or any other Affiliate of the Issuer or any of such Affiliate's Wholly-Owned Subsidiaries, (i) that portion of any Indebtedness which is incurred by the Issuer in violation of the Indenture and 0) amounts owing under leases (other than Capitalized Lease Obligations).

                          "Significant Joint Venture" means any Existing Joint
Venture or any Eligible Joint Venture.





                                    A-1/135

                          "S&P" means Standard & Poor's Ratings Group, and its
successors.

                          "Strategic Equity Offering" means a private sale of
more than 10 per cent. and less than 30 per cent. (calculated on a fully-diluted basis after giving effect to such offering) of GTS Shares to a Strategic Investor.

                          "Strategic Investor" means an entity that has a total
market capitalization of at least $3,000,000,000 or a rating of at least BBB-from S&P and/or a rating of Baa3 from Moody's, and is engaged in the business of providing telecommunications services or in the manufacture and sale of telecommunications equipment, or any subsidiary of such person.

                          "Subordinated Indebtedness" means Indebtedness of the
Issuer which is by its terms subordinated in right of payment to the Bonds.

                          "Subsidiary" means, with respect to the Issuer, (i) a
corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by the Issuer, by one or more Subsidiaries of the Issuer or by the Issuer and one or more Subsidiaries and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which the Issuer, one or more Subsidiaries or the Issuer and one or more Subsidiaries, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

                          "Telecommunications Assets" means, with respect to
any person, any tangible or intangible asset (including the capital stock of another person) that is utilized by such person, directly or indirectly, for the design, development, installation, integration, management or provision of telecommunications systems and/or services, including, without limitation, any business or services in which the Issuer, or any Subsidiary or any Significant Joint Venture of the Issuer is engaged at the Issue Date.

                          "Trading Days" means, with respect to a securities
exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

                          "Transfer Agent" means the office or agency where
Bonds may be presented for registration of transfer or for exchange.

                          "U.S. Government Obligations" means securities that
are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

                          "Voting Stock" means any class or classes of Capital
Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                          "Wholly-Owned Subsidiary" means any Subsidiary of the
Issuer of which 100 per cent. of the outstanding Capital Stock is owned by the Issuer or by one or more Wholly-Owned Subsidiaries of the Issuer or by





                                    A-1/136
the Issuer and one or more Wholly-Owned Subsidiaries of the Issuer. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.





                                    A-1/137

                           [FORM OF TRANSFER NOTICE]

                          FOR VALUE RECEIVED the undersigned registered holder
hereby sell(s), assign(s) and transfer(s) unto


------------------------------------------
Insert Taxpayer Identification No.


------------------------------------------
Please print or typewrite name and address including zip code of assignee


------------------------------------------
the within Bond and all rights thereunder, hereby irrevocably constituting and appointing


------------------------------------------
attorney to transfer said Bond on the books of the Issuer with full power of substitution in the premises.

                          In connection with any transfer of this Bond
occurring prior to the date which is the earlier of (i) the date of an effective registration statement under the U.S. Securities Act of 1933, as amended (the "Securities Act") or (ii) two years after the later of the original issuance of this Bond or the last date on which this Bond was held by an Affiliate of the Issuer, the undersigned confirms, that without utilizing any general solicitation or general advertising:

[Check One]

[ ](a) this Bond is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[ ](b) this Bond is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Bond and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Bond in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

---------------------------------       ---------------------------------------
Date:                                   Signature

                                        NOTICE: The signature to this
                                        assignment must correspond with the
                                        name as written upon the face of the
                                        within-mentioned instrument in every
                                        particular, without alteration or any
                                        change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

                          The undersigned represents and warrants that it is
purchasing this Bond for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale





                                    A-1/38
to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ----------------------------      ---------------------------------------
                                        Signature




                                    A-1/39

                          [FORM OF CONVERSION NOTICE]

            The undersigned registered owner of this Bond hereby irrevocably exercises the option to convert this Bond, or the portion hereof (which is $1,000 or a multiple thereof) designated below, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Bond, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for a fractional share and any Bond representing any unconverted principal amount hereof, be issued and delivered to the registered owner hereof unless a different name has been provided below. If this Notice is being delivered on a date after the close of business on a regular record date and prior to the close of business on the related Interest Payment Date, this Notice is accompanied by payment in New York Clearing House funds, or other funds acceptable to the Issuer, of an amount equal to the interest payable on such Interest Payment Date on the principal of this Bond to be converted. If shares or any portion of this Bond not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
     ----------------------------       ---------------------------------------
                                        Signature

                                        NOTICE: This signature must correspond
                                        with the name as written upon the face
                                        of the within-mentioned instrument
                                        in every particular, without
                                        alteration or any change whatsoever.


Fill in for registration of
shares of Common Stock if they
are to be delivered, or Bonds if
they are to be issued, other than
to and in the name of the
registered owner:


----------------------------------
(Name)


----------------------------------
(Street Address)


----------------------------------
(City, State and zip code)
(Please print name and address)
Register:          Common Stock
                 --
                   Bonds
                 --

(Check appropriate line(s)).
                                        Principal amount to be converted (if
                                        not less than all):

                                                    $   , 000
                                                     ---

                                        ------------------------------------
                                        Social Bond or other Taxpayer
                                        Identification Number of owner





                                    A-1/40

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you wish to have this Bond purchased by the Issuer pursuant to Section 4.11 of the Indenture, check the box: [ ]

                 If you wish to have a portion of this Bond purchased by the Issuer pursuant to Section 4.11 of the Indenture, state the amount:

                         $            principal amount
                           ----------
Date:                                   Your Signature:
     -------------------------------
                                        ---------------------------------------
                                        (Sign exactly as your name appears on
                                        the other side of this Security)

Signature Guarantee:
                     ----------




                                    A-1/41

                                                                     EXHIBIT A-2

                                FORM OF LEGENDS

[INCLUDE IF BOND IS A REGULATION S GLOBAL CERTIFICATE
THIS BOND IS A REGULATION S GLOBAL CERTIFICATE WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER. EXCEPT IN THE CIRCUMSTANCES DESCRIBED IN
SECTION 2.18(b) OF THE INDENTURE, NO TRANSFER OR EXCHANGE OF AN INTEREST IN THIS REGULATION S GLOBAL CERTIFICATE MAY BE MADE FOR AN INTEREST IN THE RESTRICTED GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD. THIS LEGEND WELL BE REMOVED AFTER THE EXPIRATION OF 365 DAYS FROM THE ORIGINAL ISSUANCE OF THE SENIOR SUBORDINATED CONVERTIBLE BONDS DUE 2000 OF GLOBAL TELESYSTEMS GROUP, INC. IN ADDITION, THE BONDS MAY NOT BE CONVERTED INTO GTS SHARES EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[INCLUDE IF BOND IS A GLOBAL CERTIFICATE --

         "UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, CONVERSION, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL CERTIFICATE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.18 OF THE INDENTURE."

[INCLUDE ON ALL CERTIFICATES --

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES THAT THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(I) TO GLOBAL TELESYSTEMS GROUP, INC., (2) PROVIDED THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON THAT THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH CASE IN ACCORDANCE WITH ANY AND ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT WILL NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT (OTHER THAN A TRANSFER PURSUANT TO (B) ABOVE) OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF TWO YEARS FROM THE LATER OF THE ORIGINAL ISSUANCE OF THE SENIOR SUBORDINATED CONVERTIBLE BONDS DUE





                                    A-2/1

         2000 OF GLOBAL TELESYSTEMS GROUP, INC. OR IF THIS SECURITY HAS BEEN ACQUIRED BY SUCH ISSUER OR AN AFFILIATE OF SUCH ISSUER, THE DATE ON WHICH IT IS SUBSEQUENTLY TRANSFERRED TO A NON-AFFILIATE OF THE ISSUER, OR UPON THE EARLIER SATISFACTION OF THE ISSUER HEREOF OR ITS TRANSFER AGENT OR REGISTRAR THAT THIS SECURITY HAS BEEN OR IS BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.]



                                    A-2/2

                                                                       EXHIBIT B



                          FORM OF CERTIFICATE (DTC)




[TO BE ADDED]

                                                                    EXHIBIT C-1

                   FORM OF CERTIFICATES TO BE DELIVERED IN
                        CONNECTION WITH TRANSFERS OF
                      SECURITIES PURSUANT TO RULE 144A
                ---------------------------------------------

                                   PART I

                         Clearing System Certificate

               Global TeleSystems Group, Inc. (the "Company")
        Senior Subordinated Convertible Bonds due 2000 (the "Bonds")

To:      THE BANK OF NEW YORK,
         as Trustee and Registrar


                 This is to certify that, based solely on a certificate we have received in writing, by tested telex or by electronic transmission from a member organization appearing in our records as a person being entitled to the principal amount set out below (our "Member Organization") substantially to the effect set out in this certificate as of the date hereof, U.S. $ principal amount of the Bonds (i) has been sold by such Member Organization pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and (ii) is being transferred to a transferee which such Member Organization reasonably believes is purchasing the Bonds for its own account or an account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A and the transferee is aware that the sale to it is being made in reliance on Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                 [We hereby request that you issue [insert details of the relevant accounts at Euroclear/Cedel Bank and The Depository Trust Company to be debited and credited.]

                 We understand that this certificate is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate to any interested party in such proceedings.


                                        Yours, faithfully,

                                        [MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK, Brussels office, as
                                        operator of the Euroclear
                                        System] or [Cedel Bank,
                                        societe anonyme]

                                        By:
                                           -----------------------------
                                            Name:
                                            Title:

Dated:(1)
         --------------

----------------------------------------
(1) Not earlier that the certification event to which the certificate relates.

                                    C-1/1

                                   PART II

                      Member Organization Certification

                 Global TeleSystems Group, Inc. (the "Company")
          Senior Subordinated Convertible Bonds due  2000 (the "Bonds")
                        -----------------------------

To:     THE DEPOSITORY TRUST COMPANY
        [MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
        Brussels office, as operator of the Euroclear System
        /Cedel Bank, societe anonyme]


                 This letter relates to U.S.$ _____ principal amount of Bonds in registered form (the "Bonds"), which are held in [book-entry form with The Depository Trust Company of New York] [the form of Definitive Bonds] by [name of transferor] (the "Transferor") to [name of transferee].

                 The Transferor hereby requests the Trustee to register the transfer of the Bonds.

                 In connection with such request, and in respect to such Bonds, the Transferor does hereby certify as follows:

                 Such Bonds are being transferred in accordance with Rule 144A under the Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Bonds for its own account or an account with respect to which the transferee exercises sole investment discretion and that the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and such transferee is aware that the sale to it is being made in reliance on Rule 144A and the transferee is aware that the sale to it is being made in reliance on Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                 Details of the relevant accounts at [Euroclear/Cedel Bank] and The Depository Trust Company to be credited and debited respectively, as follows: [Insert Details]

                                        [Name of Transferor]

                                        By:
                                           -----------------------------
                                            Name:
                                            Title:


Dated: -------------



                                    C-1/2

                                                            EXHIBIT C-2

                  FORM OF REGULATION S TRANSFER CERTIFICATE

                 CERTIFICATE TO BE DELIVERED IN CONNECTION WITH
                  TRANSFERS OF NOTES PURSUANT TO REGULATION S

                 Global TeleSystems Group, Inc. (the "Company")
       Senior Subordinated Convertible Bonds due 2000 (the "Securities")

                        -----------------------------

Euroclear/Cedel Bank # ------
DTC # ------

To:     THE BANK OF NEW YORK
        101 Barclay Street, 21-W
        New York, New York
        Attention: Corporate Trust Administration

                 In connection with our sale of U.S.$[           ] principal
amount of Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly we represent that:

                                  (1) the offer of the Securities was made in an offshore transaction within the meaning of Rule 902 of Regulation S;

                                  (2)      no directed selling efforts have
                 been made in the United States within the meaning of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                                  (3)      the transferor or Holder, as the
                 case may be, is not a dealer or a person receiving a selling concession; and

                                  (4)      the transaction is not part of a
               plan or scheme to evade the registration requirements of the Securities Act.

                          In addition, (a) if such sale is made during the
restricted period applicable to the Securities (i) and the provisions of Rule 903(c)(2) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(2) or Rule 904(c)(1), as the case may be and (ii) we confirm that, upon completion of the transaction described herein the beneficial interest transferred hereby will be held with DTC through Euroclear or Cedel Bank or both, or (b) if the undersigned is an officer or director of the Company, or a distributor or any Affiliate (as such term is defined under Rule 144 of the Securities Act) of the Company, such sale is made in accordance with the applicable provisions of Rule 904(c)(2) of Regulation S.

                          Details of the relevant account(s) at
[Euroclear/Cedel Bank] and the Depository Trust Company to be credited and debited, respectively, are as follows:

                          [Insert Details].


                                    C-2/1

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Company. Conditions used in this certificate have the meanings set forth in Regulation S.

                          [Name of Transferor]

                          By:
                              ------------------------------
                                 Authorized Signature

                          Dated:
                                ------------------

                                    C-2/2

                                                                     EXHIBIT C-3

                        FORM OF TRANSFER CERTIFICATE
                  FOR EXCHANGE OR TRANSFER FROM RESTRICTED
                  GLOBAL BOND OR RESTRICTED DEFINITIVE BOND
                  TO PERMANENT REGULATION S GLOBAL CERTIFICATE

To:      THE BANK OF NEW YORK
         101 Barclay Street, 21-W
         New York, New York
         Attention: Corporate Trust Administration

                This letter relates to U.S.$      principal amount of Bonds
which are held as a beneficial interest in the (i) Restricted Global Certificate with the Depositary in the name of [insert name of transferor] (the "Transferor" or (ii) Restricted Definitive Bonds). The transferor or Holder, as the case may be, has requested an exchange or transfer of such beneficial interest in the Bonds for an interest in the Permanent Regulation S Certificate.

                 In connection with such request, and in respect of such Bonds, the transferor or Holder, as the case may be, does hereby certify that such exchange or transfer has been effected in accordance with the transfer restrictions set forth in the Bonds and with respect to transfers made in reliance on Regulation S under the U.S. Securities Act of 1933, as amended
(the "Securities Act"), the transferor or Holder, as the case may be, does hereby certify that:

                 1. the offer of the Bonds was not made to a person in the United States;

                 2. the transaction was executed in, on, or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on our behalf knows that the transaction was pre-arranged by a buyer in the United States;

                 3. no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) Regulation S, as applicable;

                 4. The transferor or Holder, as the case may be, is not a dealer or a person receiving a selling concession; and

                 5. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;



                                     C-3/1

                 Accordingly, we request that you issue Bonds in respect of this transfer which do not bear the Securities Act Legend.

                 This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

                                        [Insert name of transferor or Holder,
                                        as the case may be]

                                        By:
                                           -----------------------------
                                            Name:
                                            Title:

Dated:
       ---------------


                                    C-3/2

                                                                    EXHIBIT C-4

                          Form of Certificate to Be
                        Delivered in Connection with
                  Certain Transfers to Accredited Investors


                                              ------------------,  -----------

The Bank of New York
101 Barclay Street
21-W
New York, New York 10286
Attention: Corporate Trust Administration

         Re:     Global TeleSystems Group, Inc. (the "Company")
                 Senior Subordinated Convertible Bonds
                 due 2000 (the "Securities")

Dear Sirs:

                 In connection with our proposed purchase of $ aggregate principal amount of the Securities, we confirm that:

                 1. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                 2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for with we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) to the extent available, in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, and if such transfer is in respect of a principal amount of Securities at the time of such transfer of less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (F) pursuant to an effective registration statement under the Securities Act. We further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

                 3. We understand that, in connection with any proposed resale of any Securities, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                 4. We are an "accredited investor" (as defined in Rule 501 of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment.

                                     C-4/1

                 5. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an "accredited investor") as to each of which we exercise sole investment discretion.

                 You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                  Very truly yours,

                                  [Name of Transferee]

                                  By:
                                     --------------------------------
                                      Authorized Signature



                                      C-4/2

                                                                     EXHIBIT C-5

             FORM OF REGULATION S TRANSFER RESTRICTION CERTIFICATE

The Bank of New York
1 Wall Street
27th Floor
New York, NY 10286

Attention: Corporate Trust Administration

                         GLOBAL TELESYSTEM GROUP, INC.

Dear Sirs:

                 This letter relates to U.S. $           principal amount at
maturity of Bonds represented by a certificate (the "Temporary Regulation S Global Certificate") which bears a legend outlining restrictions upon transfer of such legended certificate. Pursuant to section 2.02(b) of the Indenture (the "Indenture") dated as of July 14, 1997 relating to the Bonds, we hereby certify that we are (or we will hold such certificate on behalf of) (a) a person outside the United States to whom the Bonds could be transferred in accordance with Rule 904 of Regulation S promulgated under the Securities Act of 1933, as amended ("Regulation S") or (b) a U.S. Person who purchased the Bonds pursuant to an exemption from, or in a transaction not subject to, the Securities Act of 1933, as amended. Accordingly, you are hereby requested to exchange the Temporary Regulation S Global Certificate for an unlegended permanent Regulation S Global Certificate representing an identical principal amount at maturity of Bonds, all in the manner provided for in the Indenture.

                 You and Global TeleSystems Group, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                Very truly yours,


                                Name of Holder



                                -------------------------------
                                Authorized Signature


cc: Global TeleSystems Group, Inc.





                                    C-5/1

                                                                       EXHIBIT D
                         REGISTRATION RIGHTS AGREEMENT

                 This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into this July 14, 1997 between GLOBAL TELESYSTEMS GROUP INC., a Delaware corporation (the "Company"), UNION BANK OF SWITZERLAND (the "Lead Manager") on behalf of all the Managers pursuant to the Subscription Agreement dated July 9, 1997 between the Company and the Managers (the "Subscription Agreement"), and THE BANK OF NEW YORK, as Trustee (the "Trustee") pursuant to an Indenture (the "Indenture"), dated as of July 14, 1997, between the Company and the Trustee on behalf of the Bondholders (as defined therein).

                 The Subscription Agreement provides for the sale by the Company to the Managers named therein of Senior subordinated Convertible Bonds due 2000 of the Company (the "Bonds") having an aggregate principal amount of up to U.S. $155,250,000 (after giving effect to the over-allotment option) each of which entitles the holder thereof to convert such Bond into shares of Common Stock of the Company at the conversion price set forth in the Indenture. In order to induce the Managers named therein to enter into the Subscription Agreement and to induce the Trustee to enter into the Indenture, the Company has agreed to provide for the benefit of the Managers and their direct and indirect transferees and for the Trustee for the benefit of the Holders of Bonds from time to time, the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Subscription Agreement and the Indenture.

                 In consideration of the foregoing, the parties hereto agree as follows:

                 1. Definitions. As used in this Agreement, capitalized terms shall have the meanings set forth below, or to the extent not set forth below, capitalized terms shall have the meanings set forth in the Subscription Agreement.

                 "Bonds" shall mean the Senior Subordinated Convertible Bonds due 2000 of the Company.

                 "Business Day" shall mean any day other than a day on which banking institutions are authorized or obligated by law or executive order to close in London and New York.

                 "Common Stock " shall mean the Common Stock, par value $.0001 per share, of the Company.

                 "Company" shall have the meaning set forth in the preamble and also includes the Company's successors.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.


                 "First Conversion Date" shall have the meaning set forth in
         Section 2(a) of this Agreement.

                 "Holder" Shall mean the Managers, for so long as they own any Bonds or Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Bonds or Registrable Securities.

                 "Indenture" shall mean the Indenture relating to the Bonds, dated as of July 14, 1997, between the Company and the Trustee, as the same may be amended from time to time in accordance with the terms thereof.

                 "Issuance Registration Statement" shall have the meaning set forth in Section 2(a) of this Agreement.

                 "Lead Manager" shall have the meaning set forth in the preamble to this Agreement.

                 "Liquidated Damages" shall have the meaning set forth in
         Section 5(1) of this Agreement.

                 "Majority Holders" shall mean the Holders holding a majority of the Bonds or Registrable Securities; provided that whenever the consent or approval of a specified percentage of Holders is required hereunder, Bonds or Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the Securities Act, "Affiliates") (other than the Managers or subsequent holders of Bonds or Registrable Securities, if such subsequent holders are deemed to be such affiliates solely by reason of their holding Bonds or Registrable Securities and other than affiliates that control or are under common control with the Company) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

                 "Managers" shall mean the Managers named in the Subscription Agreement.

                 "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

                 "person" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 "Prospectus" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

                 "Registrable Securities" shall mean the Shares; provided, however, that the Shares shall cease to be Registrable Securities when
         (i) an issuance Registration Statement with respect to all the Shares shall have been declared effective; (ii) a Shelf Registration Statement with respect to the Shares shall have been declared effective under the Securities Act and all such Shares shall have been transferred or otherwise disposed of pursuant to such Shelf Registration Statement; or (iii) the Shares may be distributed to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act in respect of all beneficial holders of Shares that are not Affiliates of the company.

                 "Registration Default" shall have the meaning set forth in
         Section 5(1) of this Agreement.

                 "Registration Expenses" shall mean (a) any and all fees and expenses incurred incident to the Company's performance of or compliance with this Agreement (whether or not any Shelf Registration Statement is filed or becomes effective and whether or not any securities are sold pursuant to any Shelf Registration Statement), including, without limitation, (i) all SEC registration and filing fees, all United States national stock exchange or NASDAQ listing fees and National Association Of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with U.S. state securities or "blue sky" laws (including, without limitation and in addition to that provided in clause (vii) below, fees and disbursements of counsel for any Underwriters in connection with "blue sky" qualification of any of the Registrable Securities under the laws of such jurisdictions as the managing underwriter of the Underwritten Offering, if any, or the Majority Holders, as the case may be, may designate), (iii) all expenses of any persons retained by the Company in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement or any Prospectus, or, in each case, any amendments or supplements thereto, (iv) the fees and expenses incurred by any Underwriter in connection with the preparation of any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (v) the fees or any listing agent, (vi) the fees and disbursements of the Trustee or any paying, conversion or transfer agent retained by the Company, (vii) the reasonable fees and disbursements of counsel (in addition to local Counsel) for the Company and the fees and disbursements of counsel (in addition to local counsel) for the Holders in connection with such Underwritten Offering (which counsel shall be Chadbourne & Parke LLP unless and until another counsel is selected by the Majority Holders (or, in the case of an Underwritten Offering, a majority of the Holders participating in such Underwritten offering) and which counsel also may be counsel for the Lead Manager) (viii) the fees and disbursements of the independent public accountants of the Company and any partnership or joint venture in which the Company or any of its subsidiaries has an ownership interest, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (ix) fees and expenses of all other persons retained by the Company, and (x) the Company's internal expenses, but (b) excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "Securities Act" shall mean the Securities Act of 1933, as amended.

                 "Shares" means the shares of Common Stock issuable upon the conversion of the Bonds.

                 "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of
         Section 2(a) of this Agreement covering the resale of all of the Registrable Securities by the holders thereof (but no other securities, unless approved by the Majority Holders) on an appropriate form in connection with an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, and in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                 "Subscription Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

                 "Underwriter" shall have the meaning set forth in Section 2(c) of this Agreement.

                 "Underwritten Offering" shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

                 2. Registration Under the Securities Act.

                 (a) To the extent not prohibited by any applicable law or interpretation of the Staff of the SEC, the Company shall use its best efforts to cause to be filed a Registration statement (the "Issuance Registration Statement") covering the issuance of the Shares upon conversion of the Bonds prior to the first date upon which the Bonds become convertible (the "First Conversion Date") and shall use its best efforts to cause such Issuance Registration Statement to become effective by the First Conversion Date. The Company shall use its best efforts to keep such Issuance Registration Statement continuously effective until such time as all Bonds have been converted or redeemed. The Company further agrees to supplement or amend the Issuance Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Issuance Registration Statement or by the Securities Act or by any other rules and regulations thereunder, and to use its best efforts to cause any such amendment or supplement to become effective and such Issuance Registration Statement to become usable as soon as thereafter practicable.

                 (b) In the event that (i) the Company determines that, notwithstanding its best efforts, the Issuance Registration Statement provided for in Section 2(a) above is not available or would not be declared effective by the SEC on or before the First Conversion Date because it would violate applicable law or the applicable interpretations of the Staff of the SEC or
(ii) in the opinion of counsel for the Managers or the Holders, as applicable, which shall be given reasonably promptly, a Shelf Registration Statement must be filed and a Prospectus must be delivered by a Manager or a Holder in connection with any offering or sale of Shares then the Company shall file and shall use its best efforts to cause a Shelf Registration Statement pertaining to the Shares to be declared effective by the SEC prior to the First Conversion Date. The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration Statement. In the event the Company is required to file a Shelf Registration Statement solely as a result of the matters referred to in clause (ii) of the first sentence of this Section 2(b), the Company shall file and have declared effective by the SEC both an Issuance Registration Statement pursuant to Section 2(a) with respect to all Shares and a Shelf Registration Statement (which may be a combined Shelf Registration Statement with the Issuance Registration Statement) with respect to offers and sales of Shares after the First Conversion Date. The Company agrees to use its best efforts to keep the Shelf Registration Statement continuously effective for so long as any of the Shares covered thereby (without regard to whether such Shares actually have been issued) shall constitute Registrable Securities. The Company further agrees to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder in order to accurately reflect information regarding such Holder or such Holder's plan of distribution as required by the Shelf Registration

Statement, and to use its best efforts to cause any such amendment to become effective and the Prospectus contained in such Shelf Registration Statement to become usable as soon as thereafter practicable; provided, however that the Company shall not be required to supplement or amend the Shelf Registration Statement to update information relating to any new Holder on more than one occasion in each calendar month in respect of a Holder or Holders who in the aggregate hold $10,000,000 or more in value of Registrable Securities or on more than one occasion in each calendar quarter in respect of a Holder or Holders who hold in the aggregate less than such value of Registrable Securities. The Company agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being made available for use or filed with the SEC.

                 (c)(i) Subject to the proviso in Section 3(o), the Holders whose Registrable Securities are covered by a Shelf Registration Statement who desire to do so may sell Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the Underwriters") that will administer the offering will be selected (subject to the Company's approval which shall not be unreasonably withheld) by the Holders holding a majority of the Registrable Securities (determined on an as-converted basis) included in such offering. Notwithstanding anything to the contrary set forth herein, the Company may suspend a Holder's use of a Prospectus which is part of the Shelf Registration Statement for up to two periods not to exceed 45 consecutive days (but not more than 60 days in any 365-day period) if the Company in its reasonable judgment believes it possesses material non-public information the disclosure of which would have an adverse effect on the company, or any of its Subsidiaries or any Significant Joint Venture (each as defined in the Indenture).

                 (ii) Each Holder whose Registrable Securities are covered by the Shelf Registration Statement and are of the same class or type as any Registrable Securities being sold in an Underwritten Offering agrees, upon the request of the Underwriter(s) in any Underwritten Offering permitted pursuant to this Agreement, not to effect any public sale or distribution of securities of the Company of the same class or type as the Registrable Securities included in such Shelf Registration Statement (except as part of such Underwritten Offering), including a sale pursuant to Rule 144 under the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of any such Underwritten Offering made pursuant to such Shelf Registration Statement, provided that the Company or such Underwriter(s) shall have given such Holder timely notice in writing of such closing date.

                 The foregoing provision shall not apply to any Holder if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided, however, that any such Holder shall undertake, in its request to participate in any such Underwritten Offering, not to effect any public sale or distribution of any of its Registrable Securities not sold in such Underwritten Offering, commencing on the date of sale of Registrable Securities pursuant to such Underwritten offering and ending on the date that is 90 days after the closing date of such Underwritten Offering, unless it has provided 45 days' prior written notice of such sale or distribution to the Underwriter(s).

                 (iii) Unless otherwise agreed to by the Underwriter(s), the Company agrees not to effect any public or private offer, sale or distribution of securities of the same class and type as the Registrable Securities being sold in the Underwritten Offering, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 90-day period beginning on, the closing date of each Underwritten Offering permitted pursuant to Section 3(o) hereof made pursuant to the Shelf Registration Statement, provided that the Underwriter(s) shall have given the Company timely notice in writing of such closing date. Notwithstanding the foregoing, the Company may effect a private offer, sale or distribution of securities of the same class or type as the Registrable Securities being sold in the Underwritten offering to the extent that, at the time that the price of such securities is determined, the price of such securities is in excess of the market price of the Registrable Securities; provided that the limitation on private offers, sales and distributions set forth in this sentence shall apply only to the extent so requested by the Underwriter(s) in the Underwritten Offering within three Business Days following notice of such proposed offer, sale or distribution by the Company (which notice shall be provided by the Company at least seven Business Days prior to any such proposed offer, sale or distribution).

                 (d) The Company shall promptly pay upon incurrence all Registration Expenses in connection with any registration pursuant to Section
2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the Shelf Registration Statement.

                 (e) Upon the occurrence or failure to occur of certain events described in this Agreement, Liquidated Damages will accrue on the Bonds as provided in this Agreement.

                 (f) Without limiting the remedies available to the Managers and Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Managers and/or Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Managers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2 hereof.

                 (g) If after the Shelf Registration Statement is declared effective by the SEC, the offering of Registrable Securities pursuant thereto is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Shelf Registration Statement may legally resume.

                 3. Registration Procedures. In connection with the obligations of the Company with respect to Section 2(a) hereof, the Company shall, to the extent required by Section 2, as expeditiously as practicable:

                 (a) prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the Securities Act, which form shall, (x) be selected by the Company and (y) comply as to form in all material respects with the requirements of the applicable form (including, without limitation, the requirement pursuant Item 7 of Form S-3 and Item 507 of Regulation S-K under the Securities Act that the Prospectus identify and describe Holders that sell Registrable Securities under the Shelf Registration Statement as selling security holders) and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Shelf Registration Statement to become effective and remain effective for the applicable period in accordance with
Section 2 hereof;

                 (b) prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to (x) keep such Shelf Registration Statement effective for the applicable period in accordance with Section 2 hereof, and (y) cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and (z) keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the securities covered by such Prospectus;

                 (c) furnish to each Holder of securities registered thereunder, to counsel for such Holders, to counsel for the Managers, to each Underwriter, if any, and to counsel for each such Underwriter, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; the Company consents to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders selling Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

                 (d) use its best efforts to register or qualify the Registrable Securities under all applicable U.S. state securities or "blue sky" laws of such U.S. jurisdictions as any Holder with Registrable Securities covered by the Shelf Registration Statement shall reasonably request in writing by the time the Shelf Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and to do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities; provided, however, that the

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         Company shall not be required, as a result of compliance herewith, to
         (i) qualify as a foreign entity or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any jurisdiction if it is not so subject;

                 (e) notify each Holder, counsel for the Holders and counsel for the Managers promptly upon the Company's obtaining actual knowledge thereof and, if requested by any such Holder or the Managers, confirm such advice in writing, (i) when the Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto have been filed and become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement and related Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of the Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to such offering cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate (in which event the Company shall forthwith prepare and have declared effective such post-effective amendment and make the Prospectus therein available to selling Holders);

                 (f) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest practicable moment and provide prompt notice to each Holder and the Managers of the withdrawal of any such order;

                 (g) furnish to each Holder and the Managers, without charge, at least one conformed copy of the Shelf Registration statement and any post-effective amendment thereto, together with any documents incorporated therein by reference (in each case, without exhibits thereto, unless requested);

                 (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing such Registrable Securities not bearing any restrictive legends and to enable such certificates to be in such amounts and registered in such names as such Holders may reasonably request at least two business days prior to the closing of any sale of Registrable Securities;

                 (i) upon the occurrence of any event contemplated by Section 3
         (e) (v) hereof, use its best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Company agrees to notify each Holder and the Managers and Underwriters to suspend use of the Prospectus included in a Shelf Registration Statement as promptly as practicable after the Company becomes aware of the occurrence of such an event and each Holder hereby agrees to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

                 (j) within a reasonable time prior to the filing of the Shelf Registration statement, the Prospectus to be included therein, or amendment or supplement to either of the foregoing, provide copies of such document to the Managers and their counsel, and the Holders and Underwriters and their counsel, and make such of the representatives of the Company as shall be reasonably requested by the Managers or their counsel and the Holders and Underwriters or their counsel available for discussion of such document, and shall not at any time file or make any amendment or supplement to any such document of which the Managers and their counsel and the Holders and their counsel, shall not have previously been advised and furnished a copy or in a form to which the Managers or their counsel and the Majority Holders or their counsel shall reasonably object; provided, however, that any document incorporated by reference in any such Prospectus by any amendment or supplement shall be provided to the Managers and their counsel and to the Holders and Underwriters and their counsel at the time that such amendment or supplement is filed with the SEC;

                 (k) obtain a CUSIP number for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date thereof;

                 (l) make available for inspection by a representative of all of the Holders, any Underwriter participating in any disposition pursuant to the Shelf Registration Statement and attorneys and accountants designated by the Holders or any Underwriter, at reasonable times and in a reasonable manner, all financial and other records, documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Shelf Registration Statement; provided, however, that such Underwriters, representatives, attorneys or accountants agree to keep confidential any records, information or documents that are designated by the Company in writing as confidential and to use such information obtained pursuant to this provision only in connection with the transaction for which such information was obtained, and not for any other purpose, unless (i) such records, information or documents (x) are available to the public, (y) were already in such Underwriters', representatives', attorneys' or accountants' possession prior to their receipt from the Company and they do not otherwise have any obligation to keep such records, information or documents confidential or (z) are obtained by such Underwriters, representatives, attorneys or accountants from a third person who, insofar as is known to such Underwriters, representatives, attorneys or accountants, is not prohibited from transmitting the information to such Underwriters, representatives, attorneys or accountants by a contractual, legal or fiduciary obligation to the Company or a third party, or (ii) disclosure of such records, information or documents is required by (A) any regulatory agency or
         (B) any court or administrative order, in the case of (A) or (B), after the exhaustion of appeals therefrom;

                 (m) list all Registrable Securities covered by the Shelf Registration Statement on all securities exchanges or quotation systems on which the Common Stock is then listed, or if not so listed, cause such Registrable Securities to be quoted on the NASDAQ National Market System at the time of resale or issuance, as applicable;

                 (n) if reasonably requested by any Holder of Registrable Securities covered by the Shelf Registration Statement in order to accurately reflect information regarding such Holder or such Holder's plan of distribution as required by such Shelf Registration Statement,
         (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received satisfactory notification of the matters to be incorporated in such filing; provided, however, that the Company shall not be required to supplement or amend the Shelf Registration Statement to update information relating to any new Holder on more than one occasion in each calendar month in respect of a Holder or Holders who in the aggregate hold $10,000,000 or more in value of Registrable Securities and more than one occasion in each calendar quarter in respect of a Holder or Holders who hold in the aggregate less than such value of Registrable Securities; and

                 (o) use its best efforts to enter into such customary agreements and take all such other reasonable actions in connection therewith (including those requested by the Holders holding a majority of the Registrable Securities (determined on an as-converted basis) being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, one Underwritten Offering and in connection with such Underwritten Offering, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its Subsidiaries and its or its subsidiaries' Joint Ventures, the Shelf Registration Statement, the Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when reasonably requested, (ii) use its best efforts to obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders of a majority of the Registrable Securities to be sold in such Underwritten Offering (determined on an as-converted basis) and their counsel and any Underwriters and their counsel) addressed to each selling Holder and any Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in underwritten offerings,
         (iii) obtain "cold comfort" letters from the independent certified public accountants of the Company (and, if necessary, any other certified public accountant of any Subsidiary of the Company or any Significant Joint Venture of the Company (each as defined in the Indenture) or of any business acquired by the Company for which financial statements and financial data are or are required to be included in the Shelf Registration Statement) addressed to each selling holder and any Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold by any Underwriter, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement; provided that the Company shall be required to use its best efforts to facilitate an Underwritten Offering only upon the request of Holders of at least 25% of the Registrable Securities outstanding (determined on an as-converted basis) at the time such request is delivered to the Company (determined on an as-converted basis after giving effect to any stock splits, combinations or reclassifications). In the case of any Underwritten Offering, the Company shall (x) provide written notice of such Underwritten Offering to the Managers and each of the Holders at least 30 days prior to the filing of a prospectus supplement for such Underwritten Offering, (y) specify a date, which shall be no earlier than 10 days following the date of such notice, by which each such Holder must inform the Company of its intent to participate in such Underwritten Offering and (z) include the instructions such Holder must follow in order to participate in such Underwritten Offering.

                 Each Holder shall, as a pre-condition to the exercise of its right to sell Registrable Securities pursuant to the Shelf Registration Statement, furnish to the Company such information regarding the Holder and the proposed distribution by such Holder of Registrable Securities pursuant to the Shelf Registration Statement as shall be required by the Staff of the SEC or the rules and regulations under the Securities Act. Each such Holder shall provide the Company with any such information within five business days after such information is requested by the Company and shall provide to the Company, within five Business Days after such Holder receives a draft of the Shelf Registration Statement or amendment thereto in which such information is included, comments on such Shelf Registration Statement or amendment thereto; provided, that no Holder shall be required to comment on any information not provided to the Company by such Holder.

                 Each Holder, as pre-condition to the exercise of its right to sell Registrable Securities pursuant to the Shelf Registration Statement, agrees to notify the Company no later than three Business Days prior to any proposed sale by such Holder of Registrable Securities pursuant to the Shelf Registration Statement, which notice shall be effective for five Business Days. In addition, each Holder shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3 (e)(iii), (v) or
(vi) hereof, forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof.

                 4. Indemnification and Contribution. (a) The Company shall indemnify and hold harmless the Managers, each Holder, each person, if any, who controls the Managers or any

Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with or is controlled by the Managers or any Holder and any investment advisor otherwise affiliated with any Holder and each of their respective directors and officers (each a "Non-Company Indemnitee") and each of their respective counsel from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any legal or other expenses reasonably incurred by the Non-Company Indemnitee in connection with defending or investigating any such action or claim) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented, if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with information relating to the Managers or any Holder furnished to the Company in writing by the Managers or any selling Holder expressly for use therein; provided, however, that the indemnification provided for in this paragraph (a) shall not inure to the benefit of any Non-Company Indemnitee with respect to any sale or disposition of Registrable Securities by such Holder in violation of the provisions of the last paragraph of Section 3 hereof. In connection with any Underwritten
Offering contemplated by Section 3(o), the Company also shall indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers and directors and each person who controls such persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with the Shelf Registration Statement. The indemnification obligation of the Company set forth in this paragraph (a) shall be in addition to any liability which the Company may otherwise have, including, without limitation, for any breach of any covenant contained in this Agreement.

                 (b) Each Holder shall, severally and not jointly, to indemnify and hold harmless the Company, the Managers, the other selling Holders, each of their respective directors and officers, each person, if any, who controls the Company, the Managers, or any other selling Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with or is controlled by the Company, the Managers or any other selling Holder and any investment advisor affiliated with any of the foregoing to the same extent as the foregoing indemnity from the Company to the Managers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

                 (c) If any action, suit or proceeding shall be instituted involving any person in respect of which such person is entitled to indemnity pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the parties against whom indemnification is being sought (each an "indemnifying party") and such indemnifying parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such indemnified party, shall have the right to counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying parties have agreed in writing to pay such fees and expenses, (ii) the indemnifying parties shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action, suit, or proceeding (including any impleaded parties) include both such indemnifying parties and such indemnified party and such indemnified party shall have been advised by its counsel that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed due to actual or potential differing interests between them (in which case the indemnifying parties shall not have the right to assume the defense of such action, suit or proceeding on behalf of the indemnified party)). It is understood, however, that the indemnifying parties shall, in connection with any one such action, suit or proceeding, or substantially similar action, suit or proceeding or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for the Managers and all persons, if any, who control the Managers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or is under common control with or is controlled by the Managers, any investment advisor affiliated with any of the foregoing and each of their respective directors and officers, and the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all other Holders and all persons, if any, who control any such Holders within the meaning of either such Section, or are under common control with or are controlled by such Holders, any investment advisor affiliated with any of the foregoing and each of their respective directors and officers. In such case involving the Managers, persons who control, are controlled by or under common control with the Managers, or their respective directors or officers, such firm shall be designated in writing by the Managers. In such case involving other Holders and such persons who control, are controlled by or under common control with such Holders, any investment advisor affiliated with any of the foregoing or their respective directors or officers, such firm shall be designated in writing by such Holders holding a majority of the Registrable Securities sold under the Shelf Registration Statement by all such Holders. The indemnifying parties shall not be liable for any settlement of any action, suit or proceeding effected without their written consent, but if settled with such written consent or if there be a final judgment for the plaintiff, the indemnifying parties agree to indemnify and hold harmless the indemnified party from and against any loss, action, damage, liability or expense by reason of such settlement or judgment.

                 (d) if the indemnification provided for in this Section 4 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with such statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable consideration. The relative fault of the Company, on the one hand, and any Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by such Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 4(d) are several in proportion to the respective number of Registrable Securities of such Holders that were registered pursuant to the Shelf Registration Statement.

                 (e) The Company, the Managers and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph
(d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 4, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

                 (f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 4 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 4 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf any indemnified party,
(ii) any sale of Registrable Securities by an indemnified party and (iii) any termination of this Agreement. A successor to any indemnified party shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 4.

                 (g) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 5. Miscellaneous. (a) No Inconsistent Agreements. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights currently granted to the holders of the Company's other issued and outstanding securities under any such agreements.

                 (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders affected by such amendment, modification, supplement, waiver or departure; provided, however, that no amendment, modification, supplement, waiver or consent to the departure with respect to the provisions of Section 4 hereof shall be effective as against any person unless consented to in writing by such person.

                 (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 5(c), which address initially is, with respect to the Managers, the address set forth in the Subscription Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Subscription Agreement, and, thereafter, at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

                 All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                 Copies of all such notices, demands, or other communications shall be concurrently delivered by the person giving the same to the Trustee, at the address specified in the Indenture.

                 (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Subscription Agreement. The Company shall not assign its rights or obligations hereunder without the prior written consent of each Holder other than by operation of law pursuant to a merger or consolidation to which the Company is a party. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement and by taking and holding such Registrable Securities, such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and, as a result, such person shall be entitled to receive the benefits hereof. The Managers shall have no liability or obligation to the Company with respect to any failure by any other Holder to comply with, or any breach by any other Holder of, any of the obligations of such other Holder under this Agreement. In the event the Bonds become convertible into common stock of another person pursuant to the Indenture, the Company shall cause such person to assume the Company's obligations hereunder.

                 (e) Purchases and Sale of Bonds. The Company shall not, and shall use its best efforts to cause its Affiliates not to, purchase and then resell or otherwise transfer any Bonds.

                 (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Managers, on the other hand, and the Managers and the Holders shall have the right to enforce such agreements directly to the extent they deem such enforcement necessary or advisable to protect the rights of the Managers or the Holders hereunder.

                 (g) Counterparts. This Agreement may be signed in various counterparts which constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                 (h) Headings. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                 (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                 (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (k) Submission to Jurisdiction. The Company irrevocably submits to the jurisdiction of any United States or State court located in the State of New York in any suit or proceeding based on or arising under this Agreement and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby agrees to designate and appoint The United States Corporation Company as an agent upon whom process may be served in any suit or proceeding based on or arising under this Agreement. The Company further agrees that service of process upon the

Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Managers' or any Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                 (1) Liquidated Damages. If a Shelf Registration Statement has not been filed and does not remain in effect with the SEC as required by
Section 2 of this Agreement or the prospectus therein is not available for use by a Holder entitled to such use in accordance with the terms of this Agreement (a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Bonds from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured. Liquidated Damages will be paid semi-annually in arrears, with the first semi-annual payment due on the first date on which interest is payable under the Indenture following the date on which such Liquidated Damages begin to accrue. Liquidated Damages will accrue at a rate per annum of one quarter of one per cent. (.25%) of the principal amount, to and including the 90th day following such Registration Default and at a rate per annum of one half of one per cent. (.5%) of the principal amount, from and after the 91st day following the Registration Default. In no event will the Liquidated Damages accrue at a rate per annum exceeding one half of one per cent. (.5%).

                 (m) No Adverse Action. The Company will not take any action with respect to the Registrable Securities which would adversely affect the ability of any Holder to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                                  GLOBAL TELESYSTEMS GROUP, INC.


                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title:

Confirmed and accepted as of
the date first above written:
UBS Securities LLC, on behalf
of the Managers

By:
   --------------------------
   Name:
   Title:


THE BANK OF NEW YORK,
as Trustee under the
Indenture

By:
   --------------------------
   Name:
   Title:

                                                                      Schedule I


1. Senior Note Purchase Agreement, dated as of January 19, 1996, among Global TeleSystems Group, Inc., The Open Society Institute and Chatterjee Fund Management, L.P.

2. Registration Rights Letter Agreement, dated as of January 19, 1996, among Global TeleSystems Group, Inc., The Open Society Institute and Chatterjee Fund Management, L.P.

3. Warrant Agreement, dated as of January 19, 1996, among Global TeleSystems Group, Inc., The Open Society Institute and Chatterjee Fund Management, L.P.

4. Joint Venture Letter Agreement, dated January 19, 1996, among Global TeleSystems Group, Inc., The Open Society Institute and Chatterjee Fund Management, L.P.

5. Senior Note Purchase Agreement, dated as of June 6, 1996, among the Global TeleSystems Group, Inc., The Open Society Institute, Winston Partners II LDC and Winston Partners II LLC.

6. Registration Rights Letter Agreement, dated June 6, 1996, among the Global TeleSystems Group, Inc., The Open Society Institute, Winston Partners II LDC and Winston Partners II LLC.

7. Warrant Agreement, dated as of June 6, 1996, between Global TeleSystems Group, Inc., The Open Society Institute, Winston Partners II LDC and Winston Partners II LLC.

8. Limited Liability Company Agreement of GTS-China Investments, L.L.C. among Global TeleSystems Group, Inc., Winston Partners II LDC and Winston Partners II LLC, dated as of August 27, 1996.

                                                                      Schedule I


1. Senior Note Purchase Agreement, dated as of January 19, 1996, among Global TeleSystems Group, Inc., The Open Society Institute and Chatterjee Fund Management, L.P.

2. Registration Rights Letter Agreement, dated as of January 19, 1996, among Global TeleSystems Group, Inc., The Open Society Institute and Chatterjee Fund Management, L.P.

3. Warrant Agreement, dated as of January 19, 1996, among Global TeleSystems Group, Inc., The Open Society Institute and Chatterjee Fund Management, L.P.

4. Joint Venture Letter Agreement, dated January 19, 1996, among Global TeleSystems Group, Inc., The Open Society Institute and Chatterjee Fund Management, L.P.

5. Senior Note Purchase Agreement, dated as of June 6, 1996, among the Global TeleSystems Group, Inc., The Open Society Institute, Winston Partners II LDC and Winston Partners II LLC.

6. Registration Rights Letter Agreement, dated June 6, 1996, among the Global TeleSystems Group, Inc., The Open Society Institute, Winston Partners II LDC and Winston Partners II LLC.

7. Warrant Agreement, dated as of June 6, 1996, between Global TeleSystems Group, Inc., The Open Society Institute, Winston Partners II LDC and Winston Partners II LLC.

8. Limited Liability Company Agreement of GTS-China Investments, L.L.C. among Global TeleSystems Group, Inc., Winston Partners II LDC and Winston Partners II LLC, dated as of August 27, 1996.